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                                                                   EXHIBIT 10.44


                     PARTICIPATION AND PUT OPTION AGREEMENT

      This PARTICIPATION AND PUT OPTION AGREEMENT ("AGREEMENT") is made and entered into as of September 5, 2002, by and among PARKSIDE TOWERS CO-TENANCY, a tenancy in common between GATEWAY PHOENIX ASSOCIATES, L.P., a California limited partnership, and 5990 SEPULVEDA ASSOCIATES, L.P., a California limited partnership (collectively, "PARKSIDE"), EOP Operating Limited Partnership, a Delaware limited partnership ("EQUITY OFFICE"), and INKTOMI CORPORATION, a Delaware corporation ("INKTOMI").

                                R E C I T A L S :

      A. Concurrently herewith, Parkside, Equity Office and Inktomi have entered into that certain Lease Termination Agreement ("LEASE TERMINATION AGREEMENT"), pursuant to which Parkside has agreed to terminate the "Lease," as defined in the Lease Termination Agreement, in exchange for certain consideration from Inktomi to Parkside and/or Equity Office, including (i) Inktomi's agreement to enter into this Agreement, and (ii) Inktomi's making of the Note in the initial principal amount of $21,500,000.00, which Note is secured by the "Note Deed of Trust" encumbering Inktomi's interest in the "Bayside Project", as those terms also are defined in the Lease Termination Agreement.

      B. Inktomi desires to hereby grant Equity Office the right to participate in the value, if any, of the Bayside Project in excess of an agreed minimum amount (the "PARTICIPATION INTEREST") on the terms and conditions set forth herein. Equity Office directly or indirectly owns and controls Parkside.

      C. Equity Office desires to hereby grant Inktomi an option to sell the Bayside Project to Equity Office (the "PUT OPTION") on the terms and conditions set forth herein.

      D. Parkside executes this Agreement to acknowledge that it constitutes the Participation Agreement contemplated by the Lease Termination Agreement. However, this Agreement confers no rights or obligations on Parkside.

                               A G R E E M E N T :

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1. GENERAL TERMS. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease Termination Agreement, unless expressly provided otherwise in this Agreement. The terms of this Agreement shall be immediately binding upon the full execution and delivery of this Agreement, but this Agreement shall become effective only upon the "Lease Termination Date," as defined in the Lease Termination Agreement. To the extent required hereunder, Equity Office shall take any and all actions required to cause Parkside to act in accordance with any obligations of Equity Office hereunder.


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2.    GRANT OF PARTICIPATION INTEREST.

      2.1 GRANT. Inktomi hereby grants to Equity Office the Participation Interest, consisting of the right to receive fifty percent (50%) of the amount, if any, by which the "Value", as defined in Section 3.3 below, of the Bayside Project exceeds $50,000,000.00 (the "BASE VALUE"). This Participation Interest consists of only a contractual right to receive a stipulated sum of money in the event the Value exceeds the Base Value, and does not constitute an interest in, or confer any lien upon or create any other encumbrance against, the Bayside Project, except through the operation of the "Participation Deed of Trust", defined in Section 2.2, below. Any payment to be made by Inktomi to Equity Office in satisfaction of the Participation Interest is referred to in this Agreement as the "PARTICIPATION PAYMENT."

      2.2 DEED OF TRUST AS SECURITY. To secure Inktomi's obligation to recognize the Participation Interest, concurrently with the execution of this Agreement, Inktomi has executed, acknowledged and delivered the Participation Deed of Trust in the form attached as Exhibit A to this Agreement (the "PARTICIPATION DEED OF TRUST"), which will on the Lease Termination Date encumber Inktomi's fee title in the Bayside Project. The Participation Deed of Trust is subordinate and junior to the Note Deed of Trust.

3.    RECOGNITION OR TERMINATION OF PARTICIPATION INTEREST.

      3.1   LIQUIDITY EVENT.

            3.1.1 MARKETING BAYSIDE PROJECT. Equity Office acknowledges that Inktomi has retained Eastdil Realty Co., Inc. ("Eastdil") to arrange a recapitalization of the Bayside Project, to be accomplished through a bona fide sale (including a sale at a "foreclosure") of the Bayside Project (the "LIQUIDITY EVENT") to an unaffiliated third party (the "LIQUIDITY PURCHASER"). In connection with this Liquidity Event, it is anticipated that Inktomi will enter into a lease-back arrangement (the "LEASE-BACK") with the Liquidity Purchaser on approximately the same economic terms (consisting of the lease term, base rent, pass through of operating expenses and taxes, amount of letter of credit security, rights to renew and renewal rent) as are contained in the "Lease-Back Lease," as defined in Section 4.2.2 below, and demising only that portion of the Bayside Project as is described in the Lease-Back Lease. Inktomi shall use commercially reasonable efforts and customary due diligence to arrange a Liquidity Event in accordance with this Agreement on or before the "Participation Date," as defined in Section 3.2 below, but Inktomi may arrange a Liquidity Event on terms other than those in the Lease-Back Lease and with a Liquidity Purchaser which is not an unaffiliated third party.

            3.1.2 RIGHT TO SELL. Inktomi shall be free to enter into and consummate a Liquidity Event without prior notice to, or the approval of Equity Office. However, where the Liquidity Event has not been approved by Equity Office prior to the consummation thereof (either because Equity Office does not have notice of the Liquidity Event or because Equity Office withholds its approval pursuant to Section 3.1.3, below), Equity Office shall be obligated to reconvey the Participation Deed of Trust only upon the payment of the "Release Amount," as defined in Section 3.4.1, below, into "Escrow", as that term is defined in Section 3.4.2, below, and such reconveyance shall not extinguish the rights of Equity Office to receive the full amount



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of the Participation Payment, including any such amounts which are in excess of the Release Amount.

            3.1.3 RIGHT TO REVIEW SALE TERMS. Within five (5) business days after reaching agreement on the terms and conditions of a Liquidity Event (but not necessarily before the consummation thereof), Inktomi shall present such terms and conditions to Equity Office, together with copies of all of the fully executed documents evidencing the proposed Liquidity Event and any other information reasonably required by Equity Office to enable Equity Office to determine the relationship or lack of relationship between Inktomi and the Proposed Purchaser. Equity Office shall give or withhold such approval, in its sole discretion, within five (5) business days after request therefor. The failure of Equity Office to respond as required by this section within such five
(5) business day period shall be deemed an approval by Equity Office. If Equity Office approves or is deemed to approve such Liquidity Event, Equity Office shall be deemed to have approved the amount of the Participation Payment reflected in the documents provided by Inktomi in connection with its request for approval. If Equity Office disapproves the Liquidity Event, its notice of disapproval must include Equity Office's good faith estimate of the "Appraised Value," as defined in Section 3.3.2, of the Bayside Project, and the corresponding Participation Payment.

            3.1.4 RESTRICTION ON TRANSFERS. Other than in connection with (i) an "Authorized Transfer" as defined in Section 3.7 of this Agreement, (ii) a Liquidity Event under Section 3.3.1 of this Agreement, or (iii) the exercise of the Put Option under Section 4 of this Agreement, Inktomi shall not sell, assign, mortgage, pledge, hypothecate, encumber, master lease or ground lease, or permit any lien to attach to or be executed upon, or otherwise voluntarily transfer, any interest whatsoever in the Bayside Property.

            3.1.5 SOLE REMEDY. Except as expressly set forth in the Participation Deed of Trust, Equity Office's sole remedy for breach of Inktomi's covenants under Sections 3.1.1 and 3.1.4, above, shall be to advance the Liquidity Event Deadline in accordance with Section 3.5.1, below, and cause the "Appraisal Determination", as defined in Section 3.6.3, below, to be made as of the date prior to such breach, as if such breach had not occurred.

      3.2 PARTICIPATION DATE. The Participation Interest, if any, granted to Equity Office shall be (i) if the Participation Payment has been approved by Equity Office and Inktomi, paid to Equity Office on, or (ii) if the Participation Payment has not been approved by Equity Office and Inktomi, valued as of, the "PARTICIPATION DATE," which date shall be the earlier of (i) the closing date of a Liquidity Event (the "LIQUIDITY CLOSING") or (ii) January 21, 2003, as that date may be advanced or extended in accordance with Section 3.5.1 below (the "LIQUIDITY EVENT DEADLINE"). The Value of the Bayside Project shall be calculated as of the Participation Date using the "Liquidity Value," as defined in Section 3.3.1, or the Appraised Value, whichever is applicable. If the Value as so determined is equal to or less than the Base Value, the Participation Interest shall terminate and be of no further force or effect; and if the Value as so determined is greater than the Base Value, Inktomi shall pay the Participation Payment in accordance with this Agreement.



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      3.3   VALUATION. The "VALUE" of the Bayside Project, for purposes of recognizing or terminating the Participation Interest, shall be either the Liquidity Value, as determined under Section 3.3.1 below, or the Appraised Value, as determined under Section 3.3.2 below.

            3.3.1 LIQUIDITY VALUE. The term "LIQUIDITY VALUE" shall mean the total net proceeds of a Liquidity Event paid to Inktomi, including, without limitation, cash, assumed indebtedness, notes or other deferred payments, prepaid expenses and non-customary prorations which materially benefit Inktomi (provided, however, that the Value shall reflect the fair market value of all non-cash consideration received in connection with such Liquidity Event, whether or not contingent, with appropriate discounting to reflect the net present value of any notes or deferred payments or the likelihood of any contingency being satisfied or the debt being collected), as adjusted by the "Lease-Back Adjustment." The "LEASE-BACK ADJUSTMENT" shall mean an increase or decrease in the Liquidity Value which shall equal the positive or negative difference between (i) the net present value of the Base Rent rental stream (i.e., $1.50 per rentable square foot of the Inktomi Premises per month) for the first five
(5) years of the Lease-Back Lease, discounted at an annual discount rate of 11% (the "ASSUMED LEASE VALUE"), and (ii) the net present value of the Base Rent rental stream (which rental stream shall be calculated on an effective basis by deducting on a straight-line basis any monetary concessions received by Inktomi over the term of the Lease-Back Lease) for the first five (5) years of the Lease-Back actually agreed to in connection with the Liquidity Event, also discounted at an annual discount rate of 11% (the "ACTUAL LEASE VALUE"). If such difference is positive (i.e., if the Actual Lease Value is greater than the Assumed Lease Value), then the Liquidity Value shall be decreased by the amount of such difference. If such difference is negative (i.e., if the Actual Lease Value is less than the Assumed Lease Value), then the Liquidity Value shall be increased by the amount of such difference.

            3.3.2 APPRAISED VALUE. The "APPRAISED VALUE" shall mean the Value of the Bayside Project established by the "Arbitration Determination, as defined in
Section 3.6.3 below.

            3.3.3 VALUE NET OF TRANSACTION COSTS. Regardless of whether the Value of the Bayside Project is based on the Liquidity Value or the Appraised Value, the Value shall be net of all reasonable and customary costs to be paid or incurred in connection with the Liquidity Event (or which a seller could reasonably be expected to pay or incur, where Value is being determined without the prior occurrence of a Liquidity Event), including, without limitation, escrow and recording fees, transfer taxes, title insurance premiums and reasonable fees for brokerage commissions, attorneys, appraisers, surveyors, engineers and other experts (including any consideration paid to Eastdil) and prorations ordinarily deducted from the sales price.

      3.4 CONSUMMATION OF LIQUIDITY EVENT. Concurrently with the Liquidity Closing, Inktomi shall repay the Note in full, together with any accrued and outstanding interest owing thereon, and Inktomi also shall pay either (i) if Equity Office has approved the Liquidity Event and the Liquidity Closing occurs on or before the Liquidity Event Deadline, the amount of the Participation Payment, if any, calculated using the Liquidity Value (in which case the Participation Payment shall be paid to Equity Office at the Liquidity Closing),
(ii) if the Liquidity Closing occurs following Equity Office's approval of the Liquidity Event, but after the Liquidity Event Deadline (as extended under
Section 3.5.1, below) associated with such Liquidity event, the Release Amount (in which case the Release Amount shall be paid as provided in Section 3.4.2 below), or (iii) if the Liquidity Closing occurs without Equity Office's approval (regardless of the timing of such event), the Release Amount (in which case the Release Amount shall be paid as



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provided in Section 3.4.2 below). Conditioned upon such payment(s), Equity
Office shall concurrently reconvey and release or otherwise extinguish the Note Deed of Trust, the Participation Deed of Trust, and any other liens or encumbrances against the Bayside Property relating thereto or to the Participation Interest created by this Agreement.

            3.4.1 RELEASE AMOUNT CALCULATION. The "RELEASE AMOUNT," shall be the lesser of (i) the Participation Payment specified in Equity Office's notice of disapproval delivered under Section 3.1.3 above, or, if Equity Office has previously approved a Liquidity Event, but the Liquidity Closing occurs after the Liquidity Event Deadline, then the Estimate designated by Equity Office under Section 3.6.2, below, or (ii) Two Million Five Hundred Thousand Dollars ($2,500,000.00).

            3.4.2 PAYMENT OF RELEASE AMOUNT. If the Release Amount is calculated under clause (i) of Section 3.4.1, above, and Inktomi elects to accept such amount as the Participation Payment, the Release Amount shall be paid to Equity Office in connection with the Liquidity Closing and such payment shall fully satisfy and forever release and discharge the Participation Interest. If the Release Amount is calculated under clause (i) of Section 3.4.1 above and Inktomi does not accept such amount as the Participation Payment, or if Release Amount is calculated under clause (ii) of Section 3.4.1 above, the Release Amount shall be paid into the same escrow account through which the Liquidity Closing is conducted (the "ESCROW") under mutual, irrevocable instructions from Equity Office and Inktomi directing that the Release Amount be paid to Equity Office, or returned to Inktomi, or partially paid and partially returned to each such party, out of the Escrow based on the Participation Payment established by the Arbitration Determination. Notwithstanding the foregoing, the payment of the Release Amount into Escrow, and any subsequent release of such Release Amount to Equity Office, shall not release Inktomi from its obligation to pay any additional amounts if the Participation Payment due to Equity Office based on the Arbitration Determination exceeds the Release Amount. Concurrently with its deposit of the Release Amount into the Escrow, Inktomi shall notify Equity Office in writing of Inktomi's estimate of the Appraised Value of the Bayside Project and the corresponding amount of the Participation Payment.

      3.5   FAILURE TO OBTAIN LIQUIDITY EVENT.

            3.5.1 CHANGE IN LIQUIDITY EVENT DEADLINE. Equity Office may advance the Liquidity Event Deadline if Inktomi breaches the covenants in Sections 3.1.1 or 3.1.4, above, in which event (i) the Participation Date for determining the Appraised Value shall be the date immediately preceding Inktomi's breach of such covenant, and (ii) the Appraisal Determination shall be made as if such breach had not occurred. If requested by Inktomi, Equity Office will not unreasonably withhold its consent to extending the Liquidity Event Deadline for up to 30 days after January 21, 2003, if on the date Inktomi requests such extension there is a pending Liquidity Event approved by Equity Office (as provided in Section
3.1.3 above) and the parties thereto reasonably and in good faith expect (and so notify Equity Office in writing) that all closing conditions for such Liquidity Event will be satisfied within the period covered by the requested extension of the Liquidity Event Deadline. In all other instances, Equity Office may grant or withhold its consent to any extension of the Liquidity Event Deadline in its sole discretion.



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            3.5.2 RIGHT TO REQUIRE ARBITRATION. If Inktomi fails to consummate a
Liquidity Event in accordance with this Agreement by the Liquidity Event
Deadline (as the same may be changed under Section 3.5.1 above), and provided that Inktomi has not previously exercised the Put Option, then Equity Office shall have the right to obtain an Arbitration Determination of the Appraised Value of the Bayside Project, by delivering written notice (the "ARBITRATION NOTICE") of such election to Inktomi. In the event that the final Arbitration Determination shows an Appraised Value in excess of the Base Value, then, within five (5) days after the issuance of the Arbitration Determination, Inktomi shall pay to Equity Office the Participation Payment based on the Arbitration Determination. Promptly upon Inktomi's payment of the Participation Payment, Equity Office shall reconvey and release the Participation Deed of Trust. In the event that the final Arbitration Determination shows an Appraised Value equal to or less than the Base Value, then, within five (5) days after the issuance of the Arbitration Determination, Equity Office shall reconvey and release the Participation Deed of Trust.

      3.6   ARBITRATION PROCEDURE.

            3.6.1 ARBITRATION AFTER LIQUIDITY CLOSING. If there is a Liquidity Event under circumstances where the Release Amount is held by the Escrow Holder after the Liquidity Closing, references in this Section 3.6 to "Estimates" shall refer to Equity Office's estimate of the Appraised Value delivered under Section
3.1.3 above and Inktomi's estimate of the Appraised Value delivered pursuant to
Section 3.4.2 above. In such case, the parties shall arbitrate the question of the Appraised Value, utilizing the procedures outlined beginning at Section
3.6.3 below.

            3.6.2 ARBITRATION WITHOUT LIQUIDITY EVENT. If Equity Office initiates arbitration without there being a Liquidity Event, then within five
(5) days after the delivery of the Arbitration Notice, each party shall simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Appraised Value of the Bayside Project and the corresponding Participation Payment (if any) Equity Office is entitled to receive in satisfaction of its Participation Interest. Where arbitration is conducted without a Liquidity Event, references in this Section 3.6 to "Estimates" shall refer to the estimates so exchanged by Equity Office and Inktomi. If the higher of such Estimates is such that the associated Participation Payment is not more than 105% of Participation Payment associated with the lower of such Estimates, then the Participation Payment shall be determined based upon the average of the two Estimates. If the amount of the Participation Payment is not resolved by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, the parties shall proceed as outlined beginning in Section 3.6.3 below.

            3.6.3 SELECTION OF APPRAISERS. Inktomi and Equity Office shall each select an appraiser to determine which of the two Estimates most closely reflects the Appraised Value and the Participation Payment to which Equity Office is entitled based on such Appraised Value. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in the San Francisco Bay Area, with working knowledge of current market conditions and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute



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of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, the two (2) appraisers selected by the parties shall work together in good faith to agree upon which of the two Estimates most closely reflects the Appraised Value. If either party fails to appoint an appraiser within the seven
(7) day period referred to in Section 3.6.2 above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Appraised Value and the corresponding Participation Payment within twenty
(20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. If the appraisers are not able to agree upon a third appraiser within such ten (10) day period, then they shall ask the American Institute of Real Estate Appraisers, or successor organization, to provide a list of five (5) qualified appraisers. Beginning with the appraiser appointed by Inktomi, each appraiser shall, within three (3) business days, strike the name of one (1) of the five (5) appraisers on such list, and the appraiser remaining after each appraiser has stricken two (2) names shall be the third appraiser. Once the third appraiser (the "ARBITRATOR") has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the Arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Appraised Value, and the corresponding Participation Payment. If the Arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. Each of Equity Office and Inktomi initially shall pay the costs of the Arbitrator and of any experts retained by the Arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Equity Office or Inktomi initially shall be borne by the party retaining such appraiser, counsel or expert. The Appraised Value and the corresponding Participation Payment agreed upon by the appraisers, or determined by the Arbitrator, is referred to herein as the "ARBITRATION DETERMINATION." The party whose Estimate is selected as most closely reflecting the Appraised Value shall be entitled to recover from the other party its one-half share of the Arbitrator's costs (including costs of experts retained by the Arbitrator) and all reasonable attorneys', appraisers' and experts' fees incurred by such party in connection with the Arbitration Determination.

            3.6.4 DELIVERY OF INFORMATION TO APPRAISER. Within ten (10) days after the appointment of the appraisers, Inktomi shall deliver to each appraiser, with copies to Equity Office (except to the extent such materials have been delivered to Equity Office previously), the following documents (the "DILIGENCE DOCUMENTS").

                        (i) TITLE DOCUMENTS. The most recent title report, with copies of all title exceptions shown thereon, together with the most recent ALTA survey completed on the Bayside Project.

                        (ii) ENVIRONMENTAL. The most recent Phase I and Phase II environmental reports prepared with respect to the Bayside Project.



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                        (iii) LEASES AND ESTOPPELS. Complete copies of all
                  leases encumbering the Bayside Project, and all amendments or modifications thereto, together with the most current estoppel certificates from (i) Legacy Partners L.P., and (ii) PE Corporation (NY) (formerly named The Perkin-Elmer Corporation), which entities are currently occupying portions of the Bayside Project (collectively, the "Current Tenants").

                        (iv) BUILDING RECORDS. Copies of the most current operating statements and tax bills.

                  Inktomi shall, within ten (10) days after request by the appraisers, provide the appraisers with reasonable access to other materials, information or documentation reasonably requested by the appraisers in forming their opinions as to Value, including all business licenses and permits, the Bayside Project certificate of occupancy, and evidence of the Bayside Project's compliance with applicable zoning and use laws and regulations. Inktomi may require that all recipients of the Diligence Documents first sign a customary confidentiality agreement to assure that the data supplied or made available by Inktomi are used solely for the purposes contemplated by this Section 3.6.

            3.6.5 ENTRY. Inktomi shall allow the appraisers to enter the Bayside Project at reasonable times upon reasonable prior notice and to make such investigations and surveys as the appraisers reasonably determine to be appropriate in connection with the Arbitration Determination.

            3.6.6 ARBITRATION DETERMINATION. The Arbitration Determination shall establish the Participation Payment based upon the Appraised Value of the Bayside Project as of the Participation Date, which Appraised Value shall be the "fair market value" of the Bayside Project, assuming an arms' length sale of the Bayside Project to an unaffiliated third party, accompanied by a Lease-Back by Inktomi on the same basic economic terms (consisting of the lease term, base rent, pass through of operating expenses and taxes, amount of letter of credit security, rights to renew and renewal rent) as are contained in the Lease-Back Lease, and assuming the Current Tenants are in occupancy, and otherwise on such terms as would be consistent with a transaction conforming to market terms in effect on the Participation Date, and in conformance with commercially reasonable, industry standard appraisal procedures applied when appraising an office property. The appraisers shall render the Arbitration Determination within forty-five (45) days after the date of their appointment. The Arbitration Determination shall be the final determination of the Appraised Value of the Bayside Project and the corresponding Participation Payment, and shall be binding and conclusive as between Equity Office and Inktomi. Notwithstanding the foregoing, if prior to the Arbitration Determination, Inktomi (i) tenders to Equity Office either (A) if Equity Office has approved a Liquidity Event, the amount Equity Office has approved as the Participation Payment in connection with such Liquidity Event, or (B) if Equity Office has not approved a Liquidity Event, the Estimate of Participation Payment calculated by Equity Office and submitted under Section 3.1.3 or Section 3.6.2, and (ii) agrees to promptly reimburse Equity Office, upon presentation of an invoice therefor (together with reasonable supporting documentation) for all amounts Equity Office has incurred and could recover as the party prevailing in the Arbitration Determination, the arbitration shall



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be cancelled and such Participation Payment will fully satisfy and forever release and discharge the Participation Interest.

      3.7 AUTHORIZED TRANSFERS. Each of the following shall be an "AUTHORIZED TRANSFER" by Inktomi: (i) any sale or other transfer of the Bayside Project to an entity which controls Inktomi, is controlled by Inktomi, or is under common control with Inktomi; (ii) any sale or other transfer of the Bayside Project in connection with a merger, consolidation or reorganization or a sale of all or substantially all of Inktomi's assets as a going concern, provided the creditworthiness of the surviving entity or asset purchaser is comparable to Inktomi's creditworthiness on the date of this Agreement; and (iii) any modification of the existing leases with the Current Tenants and any new lease of the Bayside Project, in each case made with Equity Office's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding clause (iii), Equity Office acknowledges that it has reviewed and approved a proposed second amendment to the existing lease with PE Corporation (NY) (formerly named The Perkin-Elmer Corporation) which was delivered to Anton N. Natsis by Sherry Geyer under cover of e-mail, dated September 5, 2002, and, provided there is no material change to such proposed amendment, and provided that the provision dealing with the right of first offer is substantially similar to that contained therein, Inktomi may enter into such amendment without Equity Office's consent, and the same shall be an Authorized Transfer.

      3.8 NO ASSURANCES AS TO VALUE. Equity Office acknowledges that Inktomi has made no statements, representations or other assurances regarding the Value of the Bayside Project, and that Equity Office is entering to this Agreement solely in reliance on its own investigation and evaluation concerning the Value of the Bayside Project.

      3.9 EFFECT OF NOTE DEED OF TRUST FORECLOSURE. The parties acknowledge and intend that the foreclosure of the Note Deed of Trust will extinguish the Participation Deed of Trust. However, if the Note Deed of Trust is foreclosed and neither Equity Office nor any affiliate of Equity Office is the foreclosure purchaser, the Participation Interest shall survive the Note Deed of Trust foreclosure. In such case the Participation Payment shall be based on the Appraised Value of the Bayside Project using the date of the foreclosure sale as the Participation Date. References in this Agreement to "foreclosure" shall include judicial foreclosure, exercise of private power of sale and like remedies.

4. GRANT OF PUT OPTION. Equity Office hereby grants Inktomi the Put Option, which upon exercise by Inktomi will obligate Equity Office to purchase fee title in the Bayside Project from Inktomi, on the terms and conditions set forth in this Section 4. Upon exercise of the Put Option, Equity Office's Participation Interest shall be extinguished and forever released and discharged.

      4.1 PUT PURCHASE PRICE. The purchase price payable to Inktomi in connection with Equity Office's purchase of the Bayside Project pursuant to the Put Option shall be $37,500,000.00 (the "PUT PURCHASE PRICE"), which Put Purchase Price shall be paid at the consummation of the sale of the Bayside Project by Inktomi to Equity Office, less only reasonable and customary closing costs, and reasonable and customary prorations to be added or deducted in determining the net Put Purchase Price, all as allocated in the Put Purchase Agreement. At the option of Equity Office, if as of the closing of the sale to Equity Office of the Bayside Project in accordance with the terms of this
Section 4, any of the principal balance of the

Note remains outstanding (the "OUTSTANDING BALANCE"), Equity Office shall have the right to pay such Outstanding Balance to the holder of the Note, and credit the amount of such payment against the Put Purchase Price payable to Inktomi at the closing of the sale.

      4.2 EXERCISE OF PUT OPTION. In the event that Inktomi desires to exercise the Put Option, Inktomi shall deliver written notice of such exercise (the "PUT EXERCISE NOTICE") to Equity Office, which delivery shall not be prior to November 1, 2002, and shall, in any event be on or before January 21, 2003 (the "PUT TERMINATION DATE"). In the event that Inktomi has not delivered the Put Exercise Notice on or before the Put Termination Date, then the Put Option granted to Inktomi herein shall terminate and be of no further force or effect. Concurrently with the delivery of the Put Exercise Notice, Inktomi shall deliver the following documents.

            4.2.1 PUT PURCHASE AGREEMENT. Inktomi shall deliver to Equity Office three (3) copies of a purchase and sale agreement (the "PUT PURCHASE AGREEMENT") in the form attached hereto as EXHIBIT C, executed by Inktomi.

            4.2.2 LEASE-BACK. Inktomi shall deliver to the "Escrow Holder" as defined in the Put Purchase Agreement three (3) copies of a lease (the "LEASE-BACK LEASE") in the form attached hereto as EXHIBIT D, executed by Inktomi. The Lease-Back Lease shall become effective upon the close of the sale of the Bayside Project to Equity Office pursuant to the Put Purchase Agreement.

            4.2.3 LETTER OF CREDIT. Inktomi shall deliver to the "Escrow Holder" as defined in the Put Purchase Agreement a letter of credit (the "LEASE LETTER OF CREDIT") in the amount of six (6) months base rent and estimated operating and tax expenses (which shall be deemed to be $1.00 per rentable square foot per month for this purpose) and otherwise in the form required by the Lease-Back Lease.

            4.2.4 DILIGENCE DOCUMENTS. Inktomi shall deliver to Equity Office all of the Diligence Documents as defined in Section 3.5.2, above (except to the extent such Diligence Documents have been delivered to Equity Office previously).

      4.3 ACCEPTANCE OF PUT PURCHASE AGREEMENT. Within five (5) business days after Equity Office's receipt of the Put Exercise Notice, Equity Office shall promptly execute the Put Purchase Agreement, and deliver one (1) fully executed original of the Put Purchase Agreement to Inktomi, and one (1) fully executed original of the Put Purchase Agreement to "Escrow Holder", as defined in the Put Purchase Agreement, and shall cause the Escrow Holder to open the "Escrow" as defined in the Put Purchase Agreement, at which point the terms of the Put Purchase Agreement shall be in full force and effect and binding upon the parties. Concurrently with such delivery, Equity Office shall execute all three
(3) copies of the Lease-Back Lease, and deliver the same to Escrow Holder, to be held in accordance with the terms of the Put Purchase Agreement. The purchase of the Bayside Project by Equity Office shall thereafter proceed in accordance with the terms of the Put Purchase Agreement.

      4.4 PERSONAL TO INKTOMI. The Put Option is personal to Inktomi, and may not be assigned or transferred to any other party, except for any transferee under an Approved Transfer of the types described in clauses (i) and (ii) of
Section 3.7 above.

      4.5 TERMINATION OF PUT PURCHASE AGREEMENT. In the event that the Put Purchase Agreement is terminated as a result of (i) a failure of a "Put Condition", as that term is defined in Section 2.2 of the Put Purchase Agreement, the satisfaction of which condition is outside of the reasonable control of Inktomi, or (ii) a default under the Put Purchase Agreement by Equity Office (or its assignee under the Put Purchase Agreement), the maturity date of the Note shall be extended to be June 30, 2003.

5. INVALIDITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provisions of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provisions had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement is effective as a signed original.

7. ENTIRE AGREEMENT. This Agreement and the documents expressly referred to herein and dated concurrently herewith, constitute and are intended to constitute the entire agreement of the parties hereto concerning the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto except as specifically set forth herein. All prior discussions and negotiations with respect to the subject matter hereof are superseded by this Agreement and the documents expressly referred to herein and dated concurrently herewith.

8. ASSIGNMENT OF AGREEMENT. Equity Office shall have the right to assign or otherwise transfer this Agreement to either of the co-tenants which constitute Parkside (which co-tenants are jointly and severally liable for the obligations of Parkside), or to any parent, subsidiary or other affiliate of Equity Office or of either of the co-tenants which constitute Parkside. Inktomi may assign or otherwise transfer this Agreement to any transferee of an Approved Transfer of the types described in clauses (i) and (ii) of Section 3.7 above.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10. ATTORNEYS' FEES. If any action is brought by either party against the other party to interpret or enforce any of the terms of this Agreement, or in the case of an Arbitration Determination, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. For purposes of this Agreement, the term "attorneys' fees" shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

11. AUTHORITY TO EXECUTE AGREEMENT. Each individual and entity executing this Agreement hereby represents and warrants that he, she or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he, she or it is executing this Agreement to the terms hereof. The parties have read and understand this Agreement and have had the opportunity to consult with counsel with respect hereto.

12. INTEGRATION CLAUSE/MODIFICATION. This Agreement, and the documents contemplated or referred to expressly herein, constitutes the entire agreement between the parties and supersedes any and all prior agreements, whether oral or written. This Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever, except by a writing duly executed by all of the parties affected by such modification or by their authorized representatives. Any modification or waiver of any one provision shall not constitute waiver or modification of any other provision not expressly waived or modified.

13. BANKRUPTCY WAIVERS. As an inducement to Equity Office's agreement to enter into this Agreement and the other Operative Documents, Inktomi has agreed to waive any and all rights to reject and/or disaffirm this Agreement or the other Operative Documents, or any portion thereof, pursuant to Sections 363 and 365 of the United States Bankruptcy Code and under any other laws and regulations providing debtors with relief from creditor's rights and remedies. Inktomi likewise waives any and all rights to reject and/or disaffirm the Note, the Note Deed of Trust or the Participation Deed of Trust, and/or to sell the Bayside Project free and clear of the Note Deed of Trust or the Participation Deed of Trust pursuant to Sections 363 and 365 of the United States Bankruptcy Code, as amended or recodified, and under any other laws and regulations providing debtors with relief from creditor's rights and remedies.

14. NOTICES. All notices, requests, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Inktomi at the addresses set forth below, or to such other place as Inktomi may from time to time designate in a Notice to Equity Office, or to Equity Office at the addresses set forth below, or to such other places as Equity Office may from time to time designate in a Notice to Inktomi. If personally delivered, such Notice shall be effective upon delivery. If Notice is sent by telex or fax transmission or other form of electronic transmission, such Notice shall be effective upon transmission (if prior to 6:00 p.m. in the recipient's time zone. If after 6:00 p.m., the Notice shall be effective at 9:00 a.m. on the next business day after such transmission). If mailed, Notice shall be deemed given on the third day after it is deposited in the mail in accordance with the foregoing. Any correctly addressed Notice that is refused, unclaimed or undelivered because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the Notice was refused, unclaimed or considered undeliverable by the postal authorities, messenger, officer of the law or overnight delivery service. As of the date hereof, any Notices must be sent, transmitted, or delivered, as the case may be, to the following addresses:

            Equity Office and Parkside:
            c/o EOP Operating Limited Partnership
            2 North Riverside Plaza

            Suite 2100
            Chicago, IL 60606-2703
            Attention:  Mr. Robert Winter
            Facsimile:  (312) 466-3403

            with copies, at the same address, to:

            Chief Legal Counsel
            Facsimile:  (312) 559-5021

            and with additional copies to:

            Allen Matkins Leck Gamble & Mallory LLP
            1901 Avenue of the Stars, Suite 1800
            Los Angeles, California 90067
            Attention:  Anton N. Natsis, Esq.
            Facsimile:  (310) 788-2410

            Inktomi:

            Inktomi Corporation
            4100 East Third Avenue
            Foster City, CA 94404
            Attention:  Randy Gottfried
            Facsimile: (650) 653-2801

            with copies, at the same address, to

            Joseph Eandi, Esq.
            Facsimile: (650) 653-2801

            and with additional copies to:

            Crosby Heafey Roach & May
            Two Embarcadero Center, Suite 2000
            San Francisco, CA 94111
            Attention: Charles Seaman, Esq.
            Facsimile (415) 391-8269

15. FURTHER ASSURANCES. Parkside, Equity Office and Inktomi hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

16. EFFECT OF AGREEMENT. The terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto, their respective assignors, officers, directors, agents, heirs, related and affiliated entities, guarantors, assigns and successors in interest of every kind and nature whatsoever, as well as their representatives and attorneys.

      IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

"PARKSIDE"

PARKSIDE TOWERS CO-TENANCY,
a tenancy in common

GATEWAY PHOENIX ASSOCIATES, L.P., a       5990 SEPULVEDA ASSOCIATES, L.P.,
California limited partnership            a California limited partnership

By: Cornerstone Holdings, LLC, a          By: Cornerstone Holdings, LLC, a
    Delaware limited liability company,       Delaware limited liability
    its general partner                       company, its general partner

    By: EOP Operating Limited                 By: EOP Operating Limited
        Partnership, a Delaware limited           Partnership, a Delaware
        partnership, its sole member              limited partnership, its sole
                                                  member

        By: Equity Office Properties
            Trust,                               By: Equity Office Properties
            a Maryland real estate                   Trust,
            investment trust, its                    a Maryland real estate
            general partner                          investment trust, its
                                                     general partner

            By: /s/ Robert W. Winter                 By: /s/ Robert W. Winter
               ------------------------                 ------------------------
               Robert W. Winter,                        Robert W. Winter,
               ------------------------                 ------------------------
               Senior Vice President --                 Senior Vice President --
               ------------------------                 ------------------------
               Development Investments                  Development Investments
               ------------------------                 ------------------------

                                    EXHIBIT A

                           PARTICIPATION DEED OF TRUST

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:
ALLEN, MATKINS, LECK, GAMBLE
  & MALLORY
1901 Avenue of the Stars
18th Floor
Los Angeles, California 90067

Attention:  Anton N. Natsis, Esq.

--------------------------------------------------------------------------------
                                           (Above Space For Recorder's Use Only)

                         SECOND LIEN DEED OF TRUST WITH
                     ASSIGNMENT OF RENTS AND FIXTURE FILING

      THIS SECOND LIEN DEED OF TRUST ("Deed of Trust") is made as of September 5, 2002, by Inktomi Corporation, a Delaware corporation ("Trustor"), whose address is 4100 East 3rd Avenue, Foster City, California, in favor of First American Title Insurance ("Trustee"), whose address is 135 Main Street, Suite 1200, San Francisco, California 94105, and PARKSIDE TOWERS CO-TENANCY, a tenancy in common between GATEWAY PHOENIX ASSOCIATES, L.P., a California limited partnership, and 5990 SEPULVEDA ASSOCIATES, L.P., a California limited partnership ("Beneficiary"), whose address is set forth in Paragraph 7.14 below.

      NOTE: THIS DEED OF TRUST IS SPECIFICALLY MADE SUBJECT AND SUBORDINATE TO THAT CERTAIN DEED OF TRUST ("FIRST DEED OF TRUST") EXECUTED BY TRUSTOR IN FAVOR OF FIRST AMERICAN TITLE INSURANCE WHICH WAS RECORDED ON _____________ IN THE OFFICIAL RECORDS OF SAN MATEO COUNTY, CALIFORNIA AS INSTRUMENT NO. _____________

                                       I.

                                 GRANT IN TRUST

      1.01 Trustor irrevocably grants, conveys, transfers and assigns to Trustee, in trust, with power of sale and right of entry and possession, all right, title and interest which Trustor now has or may hereafter acquire in and to that certain real property (the "Subject Property") located at 4000 and 4100 Third Avenue, Foster City, California, as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all easements and other rights now or hereafter located thereon or appurtenant thereto, all buildings situated on the Subject Property, together with all appurtenances and all other existing or subsequently erected improvements in, under or upon the Subject Property, all development rights or credits and air rights, all fixtures, all additions and accretions thereto, and any greater estate in the

Subject Property or any part thereof now owned or hereafter acquired by Trustor. Trustor makes the foregoing grant to Trustee to hold the Subject Property in trust for the benefit of Beneficiary, and for the purpose and upon the terms and conditions hereinafter set forth.

                                       II.

                               ASSIGNMENT OF RENTS

      2.01 Trustor absolutely and irrevocably assigns to Beneficiary the rents, issues, deposits and profits of the Subject Property, together with the immediate and continuing right to collect and receive the same, for the purposes and upon the terms and conditions hereinafter set forth. The foregoing assignment shall not impose upon Beneficiary any duty to produce rents from the Subject Property, and said assignment shall not cause Beneficiary to be a "mortgagee in possession" for any purpose.

                                      III.

                                 FIXTURE FILING

      3.01 This Deed of Trust encumbers, and Trustor hereby grants Beneficiary a security interest in, all personal property of any kind whatsoever, which is now or becomes a "fixture" and which is used or will be used in construction of, or is or will be placed upon or is derived from or used in any connection with the use, occupancy or enjoyment of, the Subject Property. "Fixtures" shall include all articles of personal property, furniture and furnishings which are so related to the Subject Property such that an interest arises in them under the real estate laws of the State of California. To the extent of the existence of personal property encumbered by the Deed of Trust, this Deed of Trust constitutes a security agreement and is intended to create a security interest in such personal property in favor of Beneficiary and to constitute a "fixture filing" in accordance with the provisions of Section 9313 of the Uniform Commercial Code in effect in the State of California. This Deed of Trust shall be self-operative with respect to such personal property, but Trustor agrees to execute and deliver on demand such security agreements, financing statements and other instruments as Beneficiary may request in order to impose the lien hereof more specifically upon any of such property.

                                       IV.

                               OBLIGATIONS SECURED

      Trustor makes the foregoing grant and assignment for the purpose of securing the following obligations which Trustor covenants to pay and perform promptly in accordance with their terms:

      4.01 Payment to Beneficiary of all indebtedness evidenced by and arising under that certain Participation and Put Option Agreement, dated as of the date hereof (the "Participation Agreement"), in an amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00).;

      4.02 Payment to Beneficiary of all indebtedness or such further sums and/or performance of such further obligations as Trustor may undertake to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, its successors or assigns, when said borrowings and/or obligations are evidenced by a writing or writings reciting that they are so secured; and

      4.03 Performance of each agreement of Trustor herein contained or contained in the Participation Agreement, and the payment of each fee, cost and expense by Trustor as herein set forth.

      TO PROTECT THE SECURITY OF THIS DEED OF TRUST, THE PARTIES AGREE AS
FOLLOWS:

                                       V.

                        RIGHTS AND DUTIES OF THE PARTIES.

      5.01 Warranties by Trustor. Trustor is a corporation duly organized and existing under the laws of the State of Delaware and qualified to do business in the State of California. Trustor warrants that Trustor is the lawful owner of the Subject Property in fee simple, without limitation on its right to encumber.

      5.02 Taxes and Assessments. Trustor shall pay or cause to be paid prior to delinquency all real property taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property, any part thereof or interest therein. Trustor shall also pay when due all real property taxes, assessments, levies and charges imposed by any public authority upon Beneficiary by reason of its interest in the Subject Property created hereby; provided, however, that Trustor shall have no obligation to pay or discharge taxes which may be imposed from time to time upon Beneficiary and which are measured by and imposed upon Beneficiary's net income. Upon written request of Beneficiary, Trustor shall provide Beneficiary with evidence of such payment. Trustor shall have the right to contest in good faith any such real property taxes, assessments, levies or charges provided that it does so diligently and without prejudice to Beneficiary.

      As used herein, the term "real property taxes" shall include any form of assessment, possessory interest tax, license fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Trustor in the Subject Property, including, but not limited to, the following:

      (a) Any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax. It is the intention of Trustor and Beneficiary that all such new and increased assessments, taxes, fees, levies and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of real property taxes for the purposes of this Deed of Trust;

      (b) Any assessment, tax, fee, levy or charge allocable to the operation of or measured by the area of the Subject Property, including, without limitation, any gross income tax or excise tax levied in lieu of real property taxes by the state, city or federal government, or any political subdivision thereof, with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy of the Subject Property, or any portion thereof; and

      (c) Any assessment, tax, fee, levy or charge upon this transaction or any document creating or transferring any interest or an estate in the Subject Property.

      5.03 Impounds for Insurance Premiums and Taxes. After the occurrence of an Event of Default, at Beneficiary's option, Trustor shall pay to Beneficiary monthly, on or before the fifth (5th) of each month, 1/12 of such amount as Beneficiary from time to time estimates will be required to pay all taxes required to be paid by Paragraph 5.02 and insurance premiums for insurance required by Paragraph 5.04. Beneficiary's estimates shall be based on the amounts actually payable or, if unknown, on the amounts actually paid for the year preceding that for which such payments are being made. Any deficiencies shall be promptly paid by Trustor to Beneficiary on demand. Trustor shall transmit bills for the taxes and insurance premiums as soon as received. When Beneficiary has received from Trustor or on its account funds sufficient to pay the same, Beneficiary shall pay such bills. If the amount paid by Trustor in any year exceeds the aggregate required, such excess shall be applied to impound payments for the succeeding year. Beneficiary shall not be a trustee of funds in said account and may commingle such funds with its general assets without any obligation to pay interest thereon or account for any earnings, income or interest on such funds.

      5.04 Insurance. Trustor shall at all times provide, maintain and keep in force (i) commercial general public liability in the amount of at least $5,000,000.00 and property damage coverage with a broad form coverage endorsement and also breach of warranty coverage; (ii) protection against fire, "extended coverage" and other "all risk" perils, including earthquake, and, if the improvements are located in a flood hazard area, flood insurance on the improvements, all in an amount equal to the full replacement value of all real and personal property and improvements as determined by Beneficiary; (iii) rent loss insurance in the amount of gross pro forma income for twelve (12) months;
(iv) insurance against loss or damage from leakage of sprinkler systems, air conditioning equipment or other equipment now or hereafter installed in or on the Subject Property; (v) during the course of any construction of or repairs to the improvements or personal property, builders course of construction and completed value insuring each name insured against "all risks of physical loss" and worker's compensation insurance and any other employee benefit insurance required by law, for all employees of Trustor engaged on or with respect to the Subject Property in such amount as is reasonably satisfactory to Beneficiary, or if such limits are established by law, in such amounts; and (vi) such other insurance as Beneficiary may reasonably require insuring against loss which at the time is commonly insured against and generally available at commercially reasonable rates in the case of premises similarly situated, with due regard being given to the height and type of improvements, the personal property and the location, construction, use and occupancy thereof.

      5.05 Terms of Insurance. All policies of insurance required by the terms of this Deed of Trust, or otherwise carried by Trustor and applicable to the Property (except the employee benefit and public liability insurance which shall name Beneficiary as an additional insured) shall contain a lender's loss payable endorsement for the benefit of Beneficiary, which shall provide that (i) all insurance proceeds shall be paid to Beneficiary and Beneficiary shall be authorized and empowered by Trustor to settle, adjust or compromise any claims for loss, damage or destruction under such policies of insurance, (ii) any loss covered by such insurance shall be payable by the insurer in accordance with the terms of such policy notwithstanding any act or negligence of Trustor, its agents or employees, the named insured, or any owner, tenant, or occupant of the Subject Property which might otherwise result in forfeiture of said insurance, (iii) the insurer waives all rights of setoff, counterclaim or deduction against Trustor, and (iv) should legal title to and beneficial ownership of the Subject Property become vested in Beneficiary, the insurance provided by such policies shall continue for the term thereof for the benefit of Beneficiary. All required insurance shall provide (i) a waiver of subrogation endorsement in a form satisfactory to Beneficiary; (ii) the insurance afforded all parties named as insured shall be primary insurance and shall not participate with, nor be in excess over, any other valid and collectible insurance available to Beneficiary; (iii) any other insurance obtained by any named insured shall not be called upon to contribute until the limits of the policies required hereunder are exhausted; (iv) the insurance required hereunder cannot be cancelled or materially amended or altered without at least thirty (30) days prior written notice to Beneficiary; and (v) the insurer shall notify Beneficiary, within thirty (30) days prior to the expiration of any policy, of Trustor's failure to renew such policy; and (vi) with respect to the fire and "extended coverage" insurance, a replacement cost endorsement, an agreed amount endorsement, and an inflation guard endorsement, all in a form satisfactory to Beneficiary. All insurance required hereunder shall be issued by companies approved in advance by Beneficiary and rated at least A-VIII by a current Best's Insurance Guide, and such insurance shall be in the form and on terms (including but not limited to deductibles, self-insured retentions, or similar provisions) reasonably approved in advance by Beneficiary.

      5.06 Delivery of Policies, Payment of Premiums. Trustor shall furnish Beneficiary with a certificate of insurance evidencing the insurance required hereunder and naming Beneficiary as additional insured. If Trustor elects to provide any of the required insurance through blanket policies carried by Trustor and covering more than one location, then Trustor shall furnish Beneficiary with a certificate of insurance for each such policy setting forth the coverage, the limits of liability, the aggregate amount of all claims paid under said policy, the nature of the carrier, the policy number, and the expiration date. At least thirty (30) days prior to the expiration of each required insurance policy (without regard to any grace period for nonpayment of premium), Trustor shall furnish Beneficiary with evidence satisfactory to Beneficiary of the payment of the premium and the reissuance of a policy continuing in force without lapse or reduction in coverage.

      5.07 Insurance Proceeds. Trustor hereby agrees that after the happening of any casualty to the Subject Property or any part thereof, Trustor shall give prompt written notice thereof to Beneficiary.

      (a) Trustor hereby assigns its interest in all insurance proceeds to Beneficiary and authorizes and directs any affected insurance company to make payment of such proceeds directly to Beneficiary. Trustor shall obtain Beneficiary's approval, which approval shall not be unreasonably withheld or delayed, prior to any settlement, adjustment or compromise of any claims for loss, damage or destruction under any policy or policies of insurance, and Beneficiary shall have the right to participate with Trustor in negotiation of any such settlement, adjustment or compromise. Beneficiary shall also have the right to appear with Trustor in any action against an insurer based on a claim for loss, damage or destruction under any policy or policies of insurance.

      (b) All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Subject Property or any part thereof (herein the "Proceeds") shall be paid over to the Beneficiary. In the event such loss or damage is less than Fifty Thousand Dollars ($50,000.00) the Proceeds will be paid to Trustor by Beneficiary and Trustor agrees to promptly thereafter repair and/or replace such damage or loss. In the event of a loss greater than Fifty Thousand Dollars ($50,000.00) ("Major Damage"), Beneficiary shall apply the Proceeds to the repair, replacement or restoration of the Subject Property in which event Beneficiary shall disburse the Proceeds in accordance with the procedures set forth in subparagraph (c) below. If there are any Proceeds in excess of the amount necessary to repay the amount secured hereunder and all other amounts secured hereby, then such excess Proceeds shall be paid to Trustor.

      (c) Beneficiary shall disburse Proceeds to Trustor in connection with Major Damage, upon the satisfaction of the following conditions ("Disbursement Conditions"):

            (i)   Proceeds have been deposited with the Beneficiary;

            (ii) Beneficiary shall have been furnished with a reasonable estimate of the cost of restoration accompanied by a certificate from a party acceptable to Beneficiary as to such costs and appropriate final plans and specifications for reconstruction of the improvements, if necessary, all of which shall be approved by Beneficiary;

            (iii) the improvements so restored or rebuilt shall be of substantially the same character and value as prior to the damage or destruction and appropriate for the purposes for which they were originally erected;

            (iv) Trustor shall have furnished Beneficiary with evidence satisfactory to Beneficiary that all improvements so restored and/or reconstructed and their use shall fully comply with all zoning, building and use laws, ordinances and regulations;

            (v) If the estimated cost of restoration exceeds the Proceeds available, Trustor shall have furnished a satisfactory bond of completion or deposited with Beneficiary such sums as may be necessary to pay such excess costs;

            (vi) Beneficiary shall have received notice within thirty (30) days after the fire or other hazard or of the condemnation proceedings specifying the date of such fire or other hazard or the date the notice of condemnation proceedings was received;

            (vii) Trustor shall not then be in default under the Participation Agreement or this Deed of Trust,

then the Proceeds, less the actual costs, fees and expenses, if any, incurred in connection with adjustment of loss and Beneficiary's administrative expenses relating to the disbursement of the Proceeds shall be applied by Beneficiary to the payment of all the costs of the aforesaid restoration, repairs, replacement, rebuilding or alterations, (all of which are hereinafter collectively referred to as the "Restoration"), and shall be paid out by Beneficiary from time to time as such Restoration progresses upon the written request of Trustor accompanied by the following:

            A certificate of an architect licensed in the State of California acceptable to Beneficiary, dated not more than thirty (30) days prior to such request, setting forth the following:

                  (A) That the sum then requested either has been paid, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified or have paid for the same, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof, that no part of such expenditures has been or is being made on the basis of any previous or then pending request for the withdrawal of Proceeds or has been made out of any of the Proceeds received by Trustor, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

                  (B) That, except for the amount, if any, stated (pursuant to the foregoing subclause (A)) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the person signing such certification, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such restoration.

                  (C) That the costs, as estimated by the person signing such certificate, of the Restoration required to be done subsequent to the date of such certificate in order to complete and pay for the same, do not exceed the Proceeds, plus any amount or security approved by Beneficiary and deposited by Trustor to defray such costs and remaining in the hands of the Beneficiary after payment of the sum requested in such certificate.

            Upon compliance with the foregoing provisions, Beneficiary shall, out of Proceeds (and the amount of security approved by Beneficiary, if any, deposited by Trustor to defray the costs of the Restoration), pay or cause to be paid to Trustor or the persons named (pursuant to Subclause (A) above) in such certificate the respective amounts (subject to subparagraph (e) below) stated therein to have been paid by Trustor or to be due to them, as the case may be.

      (d) If the Proceeds at the time held by the Beneficiary, less the actual costs, fees and expenses, if any, incurred in connection with the adjustment of the loss and the Beneficiary's administrative expenses relating to such loss and the disbursement of the Proceeds, shall be, in Beneficiary's reasonable judgment insufficient to pay the entire cost of the Restoration, Trustor shall deposit with the Beneficiary any such deficiency prior to disbursement of any additional portion of the Proceeds.

      (e) No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of said Proceeds remaining in the hands of the Beneficiary shall be at least sufficient to pay for the cost of completion of the Restoration free and clear of liens.

      (f) Final payment shall be upon an architect's certificate of completion in accordance with the final plans and specifications and compliance with all zoning, building, subdivision and other governmental laws, ordinances, rules, and regulations, and the filing of a Notice of Completion and the receipt of Beneficiary of final lien releases for such work or the expiration of the period provided under California law for the filing of mechanic's and materialmen's liens. Beneficiary may at its option require an Endorsement to its title insurance policy insuring the continued priority of the lien of this Deed of Trust as to all sums advanced hereunder. The cost of such endorsement will be paid by Trustor.

      (g) In the event of a "Condemnation" (as defined below), upon completion of the Restoration in a good and workmanlike manner in accordance herewith, and provided that Beneficiary has received satisfactory evidence that the Restoration has been paid for in full and the Subject Property is free and clear of all liens related to or in connection with the Restoration, any balance of the Proceeds at the time held by the Beneficiary (after reimbursement to Beneficiary of all costs and expenses of the Beneficiary, including administrative expenses, in connection with recovery of the same and disbursement of such Proceeds for the Restoration), if any, shall be applied as follows: (i) to the extent that such balance of the Proceeds is equal to or less than the amount, if any, by which the value of the Subject Property prior to such damage or destruction exceeds the value of the Subject Property after such Restoration (for these purposes, the value of the Subject Property shall be determined by Beneficiary in its discretion), then the portion of the balance of the Proceeds equal to such excess amount shall be applied to the payment or prepayment of the principal balance of the indebtedness outstanding under the Participation Agreement in such order as Beneficiary may determine, and any amounts so applied shall reduce the indebtedness secured hereby pro tanto; and (ii) to the extent that the balance of the Proceeds exceeds such excess amount, such excess portion of the balance of the Proceeds shall, at Beneficiary's option, be applied so as to reduce the indebtedness secured hereby or be paid to Trustor.

      (h) Subject to Beneficiary releasing all available proceeds in accordance with the provisions of this Deed of Trust, nothing herein contained shall be deemed to excuse Trustor from repairing or maintaining the Subject Property as provided herein or restoring all damage or destruction to the Subject Property, regardless of whether or not there are insurance proceeds available or whether any such proceeds are sufficient in amount, and the application or release by the Beneficiary of any insurance proceeds shall not cure or waive any Event of Default, as hereinafter defined, or notice of default under this Deed of Trust or invalidate any other act done by Beneficiary to exercise its remedies hereunder.

      5.08 Condemnation. Should all or any part of the Subject Property or any interest therein be taken or damaged by reason of any public improvement, by the exercise of the power of eminent domain (whether by legal proceedings or otherwise) by any person or entity having the legal power to do so, by a voluntary sale or transfer either under threat of condemnation or while legal proceedings for condemnation are pending, by inverse condemnation, or in any other similar manner (collectively a "Condemnation"), or should Trustor receive any notice or other information regarding a Condemnation (whether threatened or pending), Trustor shall give prompt written notice thereof to Beneficiary. In the event of a Condemnation:

      (a) Beneficiary shall be entitled to, and is hereby assigned, all compensation, awards, damages, proceeds, or other payments or relief resulting therefrom (the "Condemnation Proceeds") to the extent of the principal balance of the indebtedness secured hereby together with any unpaid accrued interest thereon and other amounts due under the Participation Agreement or this Deed of Trust. Beneficiary shall also be entitled at its option to appear in, and prosecute in its own name any Condemnation action or proceedings, and to make any reasonable compromise or settlement thereof taking into account Trustor's interest in the Subject Property. Trustor agrees to execute such further assignments of the Condemnation Proceeds as Beneficiary or Trustee may require. Whether or not Beneficiary appears in or prosecutes in its own name any such action or proceeding, Trustor shall be responsible for representing, at its sole cost, its own interest therein. Trustor hereby specifically, unconditionally, and irrevocably waives all rights of a property owner under the provisions of Section 1265.225(a) of the California Code of Civil Procedure or any successor statute, providing for the allocation of Condemnation Proceeds between a property owner and a lienholder.

      (b) Beneficiary shall have the option to apply all such Condemnation Proceeds, after deducting therefrom all costs and expenses incurred by it in connection with obtaining such Condemnation Proceeds, in the same manner and with the same effect provided for in paragraph 5.07 regarding the disposition of insurance proceeds. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

      5.09 Hazardous Materials Compliance, Notices, Inspections and Indemnification. Trustor shall, and Trustor shall cause all tenants, employees, agents, contractors and subcontractors of Trustor and any other persons present on or occupying the Subject Property to, keep and maintain the Subject Property, including the soil and ground water thereof, in compliance with, and not cause or permit the Subject Property, including the soil and ground water thereof, to be in violation of any federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions thereon (including but not limited to any "Hazardous Materials Laws" as hereinafter defined). Except in compliance with all applicable Hazardous Materials Laws, neither Trustor nor employees, agents, contractors and subcontractors of Trustor or any other persons occupying or present (including tenants) on the Subject Property shall use, generate, manufacture, store or dispose of on, under or about the Subject Property or transport to or from the Subject Property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances,"

"hazardous wastes," "hazardous materials," or "toxic substances" under any Hazardous Materials Laws (collectively referred to hereinafter as "Hazardous Materials"), except for ordinary and customary materials used in the normal course of construction, maintenance or use of the Property, so long a such materials are used and/or stored in compliance with Hazardous Materials Laws.

      Trustor shall immediately advise Beneficiary in writing of: (i) any notices (whether such notices are received from the Environmental Protection Agency, the Occupational Safety and Health Agency, the Department of Health Services, the State Water Quality Control Board, the Department of Sanitation, the Department of Public Works or any other federal, state or local governmental agency or regional office thereof) of violation or potential violation which are received by Trustor of any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Materials including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Hazardous Substances Account Act, the Hazardous Substances Act, the Occupational Health and Safety Act, the Porter-Cologne Water Quality Control Act, the Solid Waste Management Act of 1980, the Toxic Pit Cleanup Act, the Underground Tank Act of 1984, and the California Water Quality Improvement Act (collectively, "Hazardous Materials Laws"); (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws; (iii) all claims made or threatened in writing by any third party against Trustor or the Subject Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iv) Trustor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Subject Property that could cause the Subject Property or any part thereof to be classified as "border-zone property" under the provisions of California Health and Safety Code, Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Subject Property under any Hazardous Materials Laws.

      Trustor shall be solely responsible for, and shall indemnify and hold harmless Beneficiary, its directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or during the term of the loan secured by this Deed Trust) of Hazardous Materials on, under or about the Property (whether by Borrower or a predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title or any third persons at any time occupying or present, including tenants, on the Subject Property), including, without limitation: (a) all foreseeable and unforeseeable consequential damage, including third party claims; (b) the costs of any required or necessary repair, cleanup or detoxification of the Subject Property, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damages to any natural resources; and (d) all reasonable costs and expenses incurred by Beneficiary in connection with clauses
(a), (b) and (c), including but not limited to reasonable attorneys' and consultants' fees.

      Any costs or expenses incurred by Beneficiary for which Trustor is responsible or for which Trustor has indemnified Beneficiary shall be paid to Beneficiary on demand, and failing prompt reimbursement, shall be added to the indebtedness secured by this Deed of Trust.

      Trustor shall take any and all remedial action necessary in response to the presence of any Hazardous Materials on, under, or about the Subject Property, provided that in such event Trustor shall notify Beneficiary as soon as practicable of any action so taken.

      If Beneficiary has reasonable cause (based on written notice) to believe that a release, or the threat of a release, of any Hazardous Materials exists or if an Event of Default has occurred and remains uncured, then upon Beneficiary's request, Trustor shall retain, at Trustor's sole cost and expense, a licensed geologist, industrial hygienist or an environmental consultant (referred to hereinafter as the "Consultant") acceptable to Beneficiary to conduct a baseline investigation of the Property for the presence of Hazardous Materials ("Environmental Audit"). The Environmental Audit shall be performed in a manner reasonably calculated to discover the presence of Hazardous Materials contamination; provided, however, such investigation shall be of a scope and intensity no greater than a baseline investigation conducted in accordance with the general standards of persons providing such services taking into consideration the known uses of the Subject Property and property in the vicinity of the Subject Property and any factors unique to the Subject Property. The Consultant shall concurrently deliver the results of its investigation in writing directly to Trustor and Beneficiary without prior consultation with either party unless conducted in the presence of the other party. Such results shall be kept confidential by both Trustor and Beneficiary unless legally compelled or required to disclose such results or disclosure is reasonably required in order to pursue rights or remedies provided herein or at law.

      If Trustor fails to pay for or obtain an Environmental Audit as provided for herein, Beneficiary may, but shall not be obligated to, obtain the Environmental Audit, and either demand reimbursement from Trustor or add the cost thereof to the indebtedness secured by this Deed of Trust, in which case interest shall accrue on such sum at the Default Rate from the date of demand.

      Trustor covenants to reasonably cooperate with the Consultant and to allow entry and reasonable access to all portions of the Subject Property for the purpose of Consultant's investigation. Trustor covenants to comply, at its sole cost and expense, with all recommendations contained in the Environmental Audit, including any recommendation for additional testing and studies to detect the presence of Hazardous Materials, if Beneficiary requires the implementation of the same.

      5.10 Liens and Encumbrances. Trustor shall pay or cause to be paid at or prior to maturity, all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber the Subject Property or any part thereof, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, improvement of or construction upon the Subject Property. Beneficiary hereby expressly reserves the right to advance any and all funds necessary to cure any and all such obligations and/or claims after providing written notice to Trustor and a five (5) day opportunity to cure.

      5.11 Maintenance and Preservation of the Subject Property. Trustor covenants (i) to keep the Subject Property in good condition and repair; (ii) not to remove or demolish the Subject Property or any part thereof; (iii) to complete or restore promptly and in good and workmanlike manner the Subject Property or any part thereof which may be damaged or destroyed; (iv) to comply with and not suffer violations of (a) all laws, ordinances, regulations, standards, and (b) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character, and (c) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Subject Property and pertain to acts committed or conditions existing thereon, including, but without limitation, such work or alteration, improvement or demolition as such laws, covenants or requirements mandate; (v) not to commit or permit waste thereof; (vi) to do all other acts which from the character or use of the Subject Property may be reasonably necessary to maintain it in the condition (reasonable wear and tear excepted) as of the date of this Deed of Trust; (vii) to perform all obligations required to be performed by Trustor pertaining to the Subject Property, including, but not limited to, any and all leases or subleases of which Trustor is or shall be the lessor or sublessor (and in the event of default, all right, title and interest of Trustor under any such leases or subleases and any and all other agreements affecting the Subject Property in which Trustor shall have an interest shall be and hereby are automatically assigned to Beneficiary hereunder, together with any deposits made in connection therewith); (viii) not to create any deed of trust or encumbrance upon the Subject Property subsequent hereto; and (ix) to execute, and where appropriate acknowledge, and deliver such further instruments as Beneficiary or Trustee deems necessary or appropriate to preserve, continue, perfect and enjoy the security provided for herein, including, but without limitation, assignments of Trustor's interest in leases or subleases of the Subject Property.

      5.12 Defense and Notice of Actions. Trustor shall, without liability, cost or expense to Beneficiary or Trustee, protect, preserve and defend Trustor's fee interest in and to the Subject Property, the security hereof or the rights or powers of Beneficiary or Trustee hereunder. Said protection, preservation and defense shall include protection, preservation and defense against all adverse claimants to Trustor's interest in the Subject Property whether or not such claimants or encumbrances assert title paramount to that of Trustor or claim their interest on the basis of events or conditions arising subsequent to the date hereof. Trustor shall give Beneficiary and Trustee prompt notice in writing of the filing of any such action or proceeding.

      5.13 Collection of Rents, Issues and Profits. Beneficiary confers upon Trustor a license to collect and retain the rents, issues and profits of the Subject Property as they become due and payable, subject, however, to the right of Beneficiary upon default hereunder to revoke said authority at any time in its sole discretion and without notice to Trustor. Beneficiary may revoke said authority and collect and retain the rents, issues and profits of the Subject Property assigned herein to Beneficiary upon the occurrence of an Event of Default hereunder or under any of the obligations secured hereby, and without taking possession of all or any part of the Subject Property, and without prejudice to or limitation upon any of its additional rights and remedies granted pursuant hereto or pursuant to the Participation Agreement or this Deed of Trust.

      5.14 Right of Inspection. Subject to the rights of tenants under their respective leases, Beneficiary, its agents or employees, may enter the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and ascertaining Trustor's compliance with the terms hereof.

      5.15 Acceptance of Trust, Notice of Indemnification. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, becomes a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless Trustee brings such action. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of such act is requested in writing and Trustee is reasonably indemnified against loss, cost, liability and expense.

      5.16 Powers of Trustee. From time to time upon written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of the obligation secured hereby, Trustee may, without liability therefor and without notice (i) reconvey all or any part of the Subject Property; (ii) consent to the making of any map or plat thereof; (iii) join in granting any easement thereon; (iv) join in any declaration of covenants and restrictions; or (v) join in any extension agreement or any agreement subordinating the lien or charge hereof. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding unless held or commenced and maintained by Trustee under this Deed of Trust. Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of the trusts created hereunder, including reasonable attorneys' fees. Trustor hereby agrees to indemnify Trustee and Beneficiary against all losses, claims, demands and liability which either may incur, suffer or sustain in the execution of the trust or trusts created hereunder or in the performance of any act required or permitted hereunder or by law.

      5.17 Substitution of Trustees. From time to time, by a writing signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Subject Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall refer to this Deed of Trust and set forth the date, book and page of its recordation. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this paragraph shall be conclusive proof of the proper substitution of such new trustee.

      5.18 Acceleration Upon Sale or Encumbrance. That the financial stability and managerial and operational ability of Trustor are a substantial and material consideration to Beneficiary in its agreement to enter into the transaction evidenced by this Deed of Trust and the Participation Agreement is hereby acknowledged by Trustor and Beneficiary. That the transfer or further encumbrance of the Subject Property, could significantly and materially alter, impair and reduce Beneficiary's security for the Participation Agreement is likewise acknowledged by

Trustor and Beneficiary. In order, therefore, to induce Beneficiary to accept the Participation Agreement, except with respect to a transfer which is included in items (i) and (ii) of the definition of "Authorized Transfer," in Section 3.7 of the Participation Agreement (a "Permitted Transfer"), Trustor agrees not to transfer or further encumber the Subject Property, or any portion thereof, or any interest therein, without the prior written consent of Beneficiary. In the event Trustor, or any successor in interest of Trustor, shall transfer or further encumber the Subject Property or any portion thereof, or any interest therein, other than by a Permitted Transfer, without first obtaining the written consent of Beneficiary, all indebtedness secured by this Deed of Trust, including without limitation the amount due under the Participation Agreement, shall, at the option of Beneficiary and without notice or demand, become immediately due and payable. As used herein, "transfer" includes the sale, option to sell, transfer or conveyance of the Subject Property, or any portion thereof, or any interest therein, or the transfer of any general partnership interests, membership interests or shares of stock (as applicable) in Trustor, whether voluntary, involuntary (except by eminent domain or upon death or mental incapacity), by operation of law or otherwise, except that the transfer of outstanding capital stock or other listed equity interests through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Subject Property has been transferred.

      5.19  Intentionally Left Blank.

      5.20 Reconveyance. Upon Beneficiary's written request, and upon surrender to Trustee for cancellation of this Deed of Trust and any note, instrument or instruments setting forth all obligations secured hereby, Trustee shall reconvey, without warranty, the Subject Property or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto." Neither Beneficiary nor Trustee shall have any duty to determine the right of persons claiming to be rightful grantees of any reconveyance. When the Subject Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Subject Property to the person or persons legally entitled thereto, unless such reconveyance expressly provides to the contrary.

                                       VI.

                               DEFAULT PROVISIONS

      The following shall constitute events of default ("Events of Default") hereunder:

      6.01 Payment. Failure of Trustor to make any payment required under this Deed of Trust or the Participation Agreement when and as it becomes due and payable.

      6.02 Breach of General Covenants. A default by Trustor in the due, prompt and complete observance and performance of each and every material obligation, covenant and agreement in the Participation Agreement or in this Deed of Trust, other than a default specified in paragraph 6.01 above and the continuation of the default for a period of thirty (30) days after Trustor's receipt of written notice by Beneficiary describing the defect in reasonable detail and demanding its cure, however, if the default is of a type which, for reasons other than reasons within the reasonable control of Trustor, is not susceptible of cure within such thirty (30) day period, but is susceptible of cure within a reasonable period of time, then no Event of Default shall occur under this paragraph unless Trustor shall fail to commence to cure such default within thirty (30) day period or shall fail to diligently pursue the cure of such default to completion within a reasonable period of time thereafter.

      6.03  Intentionally Omitted.

      6.04 Appointment of Receiver. The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Subject Property or any part thereof, or of Trustor, unless such appointment is discharged within ninety (90) days after the date of filing thereof.

      6.05 Bankruptcy Filing By Trustor. The filing by Trustor of a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Federal Bankruptcy Code or any similar law, federal or state, or the adjudication of Trustor as a bankrupt or as insolvent by a decree of a court of competent jurisdiction, or the making of an assignment for the benefit of creditors, or the admission by Trustor in writing of its inability to pay its debts generally as they become due, or the giving of consent by Trustor to the appointment of a receiver or receivers of all or any part of its property, unless such bankruptcy filing is discharged within ninety (90) days after the date of filing thereof.

      6.06 Bankruptcy Filing by Creditors. The filing by any of the creditors of Trustor or the reorganization of Trustor pursuant to the Federal Bankruptcy Code or any similar law, federal or state and the same is not discharged within ninety (90) days after the date of filing thereof.

      6.07 Default Under First Deed of Trust. The giving of notice or declaration of default or the occurrence of any default under the First Deed of Trust or any of the documents related thereto which default is not cured within thirty (30) days after the date of such notice or occurrence.

      6.08  Intentionally Omitted.


      6.09 Rights and Remedies. At any time after the occurrence of an Event of Default hereunder, Beneficiary and/or Trustee shall have the following rights and remedies, all of which are in addition to any rights and remedies available to Beneficiary under the Participation Agreement or this Deed of Trust:

      (a) With or without notice, to declare all obligations secured hereby immediately due and payable;

      (b) With or without notice, and without releasing Trustor from any obligation hereunder, to cure any default of Trustor and, in connection therewith, to enter upon the Subject Property and to do such acts and things as Beneficiary or Trustee deem necessary or desirable to protect the security hereof, including, but without limitation, to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of either Beneficiary or Trustee is prior or superior hereto, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; to pay any premiums or charges with respect to insurance required to be carried hereunder; and to employ counsel, accountants, contractors and other appropriate persons to assist them;

      (c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

      (d) To enter upon, possess, manage and operate the Subject Property or any part thereof; to make, terminate, enforce or modify leases of the Subject Property upon such terms and conditions as Beneficiary deems proper; to make repairs, alterations and improvements to the Subject Property necessary, in Trustee's or Beneficiary's judgment, to protect or enhance the security hereof. All sums realized by Beneficiary under this subparagraph, less all costs and expenses incurred by it under this subparagraph, including reasonable attorneys' fees, and less such sums as Beneficiary deems appropriate as a reserve to meet future expenses under this subparagraph, shall be applied on any indebtedness secured hereby in such order as Beneficiary shall determine. Neither application of said sums to said indebtedness nor any other action taken by Beneficiary under this subparagraph shall cure or waive any default or notice of default hereunder or nullify the effect of any such notice of default. Beneficiary or Trustee, or any employee or agents of Beneficiary or Trustee, or a receiver appointed by a court may take any action or proceeding authorized hereunder or by law without regard to (i) the adequacy of the security for the indebtedness secured hereunder, (ii) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or (iii) the filing of a notice of default;

      (e) To execute a written notice of such default and of its election to cause the Subject Property to be sold to satisfy the obligations secured hereby. Trustee shall give and record such notice as the law then requires as a condition precedent to a Trustee's sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as otherwise required by law, shall sell the Subject Property at the time and place of sale fixed by it in the notice of sale, either as a whole or in separate parcels and in such order as it or Beneficiary may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale (the obligations hereby secured being the equivalent of cash for purposes of said sale). Trustor shall have no right to direct the order in which the Subject Property is sold. Trustee may if so instructed by Beneficiary postpone sale of all or any portion of the Subject Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such time fixed by the preceding postponement. Trustee shall deliver to the purchaser at such sale a deed conveying the Subject Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustor or Beneficiary, but not Trustee, may purchase at such sale.

      After deducting all costs, fees and expenses of Trustee and of this trust, including cost of evidence of title and reasonable attorneys' fees in connection with the sale, Trustee shall apply the proceeds of sale to payment of (i) all sums so expended under the terms hereof not then repaid, with accrued interest at the Default Rate; (ii) the payment of all other sums then secured hereby in such order as Beneficiary may direct; and (iii) the remainder, if any, to the person or persons legally entitled thereto;

      (f) To resort to and realize upon or waive the security hereunder and any other security now or hereafter held by Beneficiary in such order and manner as Trustee and Beneficiary or either of them may, in their sole discretion determine; resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both;

      (g) With respect to all or any part of the encumbered Property that constitutes personalty, Beneficiary shall also have all of the rights and remedies of a secured party under the Commercial Code in effect in the State of California; and

      (h) If this Deed of Trust is foreclosed by judicial action, Beneficiary will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Deed of Trust exceeds the net sale proceeds payable to Beneficiary. Such judgment will be enforceable against Trustor.

      6.10 Receiver. In addition to the foregoing rights and remedies, Beneficiary shall upon the occurrence of an Event of Default be entitled to the appointment of a receiver as a matter of right without regard to whether the apparent value of the Subject Property exceeds the amount of the secured indebtedness, and any receiver appointed may serve without bond.

      6.11 Payment of Costs, Expenses and Attorneys' Fees. All costs and expenses incurred by Trustee and Beneficiary pursuant to subparagraphs (a) through (h), inclusive, of Paragraph 6.09 and Paragraph 6.10 (including, but without limitation, court costs and attorneys' fees, whether incurred in litigation or not) shall be payable by Trustor and shall bear interest at a rate per annum equal to the Default Rate from the date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid, at the sale of the Subject Property held pursuant to Paragraph 6.09 above, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash.

      6.12 Remedies Cumulative. All rights and remedies of Beneficiary and Trustee hereunder are cumulative and in addition to all rights and remedies provided by law.

      6.13 Releases, Extensions, Modification and Additional Security. Beneficiary may, without affecting the liability of any person for payment of any indebtedness secured hereby, make any agreement or take any action extending the maturity or otherwise altering the terms or increasing the amount of any indebtedness secured hereby, and accept additional security or release all or a portion of the Subject Property and/or other security held to secure the indebtedness secured hereby.

      6.14 Failure of Trustor to Comply With Deed of Trust. Should Trustor fail to make any payment or do any act required by this Deed of Trust, or should there be any action or proceeding (including, without limitation, any judicial or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Subject Property, this Deed of Trust, Beneficiary's security for the performance of Trustor's obligations under the Participation Agreement, or the rights or powers of Beneficiary or Trustee under the Participation Agreement or this Deed of Trust, Beneficiary or Trustee may (but are not obligated to): (a) make any such payment or do any such act in such manner and to such extent as either deems necessary to preserve or protect the Subject Property, this Deed of Trust, or Beneficiary's security for the performance of Trustor's obligations under the Participation Agreement, Beneficiary being authorized to enter upon the Subject Property for any such purpose; and (b) in exercising any such power, pay necessary expenses, employ attorneys and pay reasonable attorneys' fees incurred in connection with the exercise of such power without notice to or demand upon Trustor and without releasing Trustor from any obligation under this Deed of Trust.

                                      VII.

                            MISCELLANEOUS PROVISIONS

      7.01 Non-Waiver. By accepting payment of any sum secured hereby after its due date or late performance of any obligation secured hereby, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder or on any obligation hereby secured or to declare default for failure to make such prompt payment. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law.

      7.02 Execution of Documents. Trustor agrees, upon demand by Beneficiary or Trustee, to execute any and all documents and instruments required to effectuate the provisions hereof.

      7.03 Statements of Conditions. From time to time as required by law, Beneficiary shall furnish to Trustor such statement as may be required concerning the condition of the obligations secured hereby. Beneficiary shall be entitled to the payment of a fee, not to exceed the maximum fee allowed by law, for any such statement.

      7.04 Obligations of Trustor, Joint and Several. If more than one person has executed this Deed of Trust as Trustor, the obligations of all such persons hereunder shall be joint and several.

      7.05 Beneficiary Defined. The word "Beneficiary" hereunder means the beneficiary named herein or any future owner or holder, including pledgee, of any note, notes or instrument secured hereby.

      7.06 Rules of Construction. When the identity of the parties hereto or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. Specific enumeration of rights, power and remedies of Trustee and Beneficiary and of acts which they may do and of acts Trustor must do and acts Trustor must not do shall not exclude or limit the general. The headings of each paragraph are for information and convenience and do not limit or construe the contents of any provision hereof.

      7.07 Severability. If any term of this Deed of Trust, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

      7.08 Successors in Interest. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

      7.09 Modification and Extensions. References to the Participation Agreement or this Deed of Trust in this document shall be deemed to include all modifications, extensions and renewals thereof. No such modification, extension or renewal shall be valid or binding unless in writing and executed by both Trustor and Beneficiary.

      7.10 Interpretation. The provisions of this Deed of Trust shall be governed by and construed in accordance with the laws of the state in which the Subject Property is located, except to the extent that Federal laws preempt the laws of such state.

      7.11 Notices. All written notices expressly provided hereunder to be given by Beneficiary to Trustor and all notices and demands of any kind or nature whatsoever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing and shall be served by personal delivery or registered mail, return receipt requested at the address set forth on the cover page hereof or in Paragraph 7.13, below.

      7.12 Mailing of Notices of Default. Pursuant to California Government Code Section 27321.5(b), Trustor hereby requests that a copy of any Notice of Default as may be required by law be mailed to it at its address herein contained.

      7.13  Addresses for Notices to Beneficiary.

            c/o  EOP Operating Limited Partnership
            2 North Riverside Plaza
            Suite 2100
            Chicago, IL 60606-2703
            Attention:  Mr. Robert Winter

            with copies, at the same address, to Chief Legal Counsel and with additional copies to:

            Allen Matkins Leck Gamble & Mallory LLP
            1901 Avenue of the Stars, Suite 1800
            Los Angeles, California 90067
            Attention:  Anton N. Natsis, Esq.

      IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.

                                          "TRUSTOR"

                                          INKTOMI CORPORATION,
                                          a Delaware corporation

                                          By:  /s/ Randy Gottfried
                                             -----------------------------------
                                          Its: CFO

                                   EXHIBIT "A"

                               (Legal Description)

                  Real property in the City of Foster City, County of San Mateo, State of California, described as follows:

                  PARCEL ONE:

                  Parcel I as created by that certain Lot Line Adjustment No. RS-98-002, recorded October 19, 1998 as Document No. 98169031, Official Records, and further described as follows:

                  COMMENCING at a point on the Northwesterly line of State Highway Route 92 (200 feet wide) being the Southwesterly corner of parcel designated "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967, in Book 5306 of Official Records at page 220, Records of San Mateo County; thence along said Northwesterly line, North 42 degrees 11' 46" East, 1024.01 feet to the true point of beginning;

                  Thence North 47 degrees 48' 14" West, 47.50 feet;

                  Thence North 42 degrees 11' 46" East, 55.87 feet;

                  Thence North 19 degrees 14' 15" West, 225.61 feet to a point on a non-tangent curve having a radius of 671.00 feet, from which point a radial line bears North 10 degrees 21' 52" West;

                  Thence Northeasterly, along said curve to the left through a central angle of 8 degrees 52' 23", an arc distance of 103.91 feet;

                  Thence radial to last said curve, North 19 degrees 14' 15", West 353.53 feet to a point on the Northerly line of Parcel 2 of Parcel Map No. 39-80, filed for recorded in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

                  Thence along said Northerly line the following seven (7) courses:

                  1. North 66 degrees 27' 38" East, 74.77 feet;
                  2. North 62 degrees 34' 48" East, 130.91 feet;
                  3. North 53 degrees 22' 49" East, 50.09 feet;
                  4. North 47 degrees 11' 51" East, 125.14 feet;
                  5. North 32 degrees 12' 03" East, 26.25 feet;
                  6. North 44 degrees 54' 58" East, 50.19 feet;
                  and
                  7. North 55 degrees 44' 31" East, 9.79 feet;

                  Thence leaving said Northerly line, South 25 degrees 09' 20" East 136.05 feet;

                  Thence North 64 degrees 50' 40" East, 22.71 feet;

                  Thence North 42 degrees 27' 02" East, 270.86 feet;



                                   EXHIBIT "A"

                  Thence North 04 degrees 11' 44" East, 52.00 feet to a point on the Northerly line of said Parcel 2 of Parcel Map No. 39-80;

                  Thence along said Northerly line the following four (4) courses:

                  1. South 64 degrees 21' 32" East, 27.73 feet; 2. South 85 degrees 48' 16" East, 129.85 feet; 3. North 61 degrees 26' 03" East 51.24 feet; and 4. North 68 degrees 58' 30" East, 127.02 feet to the most Easterly corner of said Parcel 2 and a point in said Northwesterly line of State Highway Route 92;

                  Thence Southwesterly along said Northwesterly line and the Southeasterly line of said Parcel 2 the following three (3) courses:

                  1. South 42 degrees 27' 02" West, 897.25 feet;
                  2. South 12 degrees 32' 05" West, 202.07 feet;
                  and
                  3. South 42 degrees 11' 16" West, 327.25 feet to the True Point of Beginning.

                  PARCEL TWO:

                  Parcel II as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:

                  COMMENCING at a point in the Northwesterly right of way line of State Highway Route 92 (200 feet wide) being also the most Easterly corner of Parcel 2 of Parcel Map No. 39-80, filed for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County; thence Westerly along the Northerly line of said Parcel 2, the following four courses:

                  South 68 degrees 58' 30" West, 127.02 feet; South 61 degrees 26' 03" 51.24 feet; North 85 degrees 48' 16" West 129.85 feet;
                  and North 64 degrees 21' 32" West 27.73 feet to the True Point of Beginning; thence South 04 degrees 11' 44" West 52.00 feet; thence South 42 degrees 27' 02" West 270.86 feet; thence South 64 degrees 50' 40" West 22.71 feet; thence North 25 degrees 09" 20" West 136.05 feet, to the Northerly line of Parcel 2 of Parcel Map No. 39-80; thence along said Northerly line North 55 degrees 44' 31" East 242.00 feet and North 88 degrees 14' 15" East 65.03 feet to the True Point of Beginning.

                  PARCEL THREE:

                  Parcel III as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:



                                   EXHIBIT "A"

                  BEGINNING at a point in the Southerly line of East Third Avenue (80 feet wide), being also the Northeasterly corner of Parcel 1 of Parcel Map No. 39-80, file for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

                  Thence along said Southerly line, North 70 degrees 45' 45" East, 5.97 feet to a point on a non-tangent curve, from which point a radial line bears North 46 degrees 20' 02" East;

                  Thence Easterly, Northerly and Westerly along the right of way line of East Third Avenue, along said non-tangent curve to the left, having a radius of 44.50 feet, through a central angle of 264 degrees 20' 35", an arc distance of 205.31 feet to a point of reverse curvature;

                  Thence Westerly, along a reverse curve to the right, having a radius of 49.50 feet, through a central angle 18 degrees 46' 18", an arc distance of 16.22 feet;

                  Thence, tangent to last said curve, South 70 degrees 45' 45" West 16.24 feet to a point on the Northerly extension of the Easterly line of said Parcel 1 of Parcel Map No. 39-80;

                  Thence along said extension, North 19 degrees 14' 15" West,
                  22.10 feet to the intersection of the Northerly line of Third Avenue with said extension of said Easterly line;

                  Thence along said Northerly line, South 70 degrees 45' 45" West, 1,017.61 feet, to the most Westerly corner of said Parcel 2 of said Parcel Map No. 39-80;

                  Thence along the Northerly line of said Parcel 2, the following thirteen (13) courses:

                  1. North 49 degrees 55' 43" East, 12.25 feet;
                  2. North 61 degrees 13' 12" East, 271.98 feet;
                  3. North 65 degrees 58' 42" East, 49.80 feet;
                  4. South 86 degrees 22' 18" East, 41.20 feet;
                  5. North 55 degrees 34' 52" East, 64.36 feet;
                  6. North 67 degrees 59' 17" East, 50.00 feet;
                  7. North 59 degrees 27' 28" East, 101.12 feet;
                  8. North 68 degrees 22' 12" East, 300.01 feet;
                  9. North 67 degrees 59' 17" East, 50.00 feet;
                  10. North 73 degrees 41' 53" East, 50.25 feet;
                  11. North 69 degrees 08' 02" East, 450.09 feet;
                  12. North 60 degrees 01' 10" East, 50.49 feet; and
                  13. North 66 degrees 27' 38" East, 0.26 feet;

                  Thence leaving said Northerly line of Parcel 2, along a radial line South 19 degrees 14' 15" East 353.53 feet to a point on a radial curve having a radius of 671.00 feet;

                  Thence Westerly along said curve, through a central angle of 8 degrees



                                   EXHIBIT "A"

                  52' 23", an arc distance of 103.91 feet to a point on said curve from which point a radial line bears North 10 degrees 21' 52" West;

                  Thence South 19 degrees 14' 15" East, 225.61 feet;

                  Thence South 42 degrees 11' 46" West, 55.87 feet;

                  Thence South 47 degrees 48' 14" East 47.50 feet to a point in the Northwesterly line of State Highway Route 92 (200 feet wide);

                  Thence along said Northwesterly line South 42 degrees 11' 46" West, 1024.01 feet to the most Southwesterly corner of said parcel of land designated, "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967 in Book 5306 of Official at page 220, Records of San Mateo County, being also a point in the Southeasterly line of Parcel 1 of Parcel Map No. 44-81, filed for record in Volume 52 of Parcel Maps at pages 47 and 48, Records of San Mateo County;

                  Thence along said Southeasterly line, North 39 degrees 54' 19" East, 662.49 feet to the Southeasterly corner of Parcel 1 of Parcel Map No. 46-82, filed for record in Volume 53 of Parcel Maps at pages 8 and 9, Records of San Mateo County;

                  Thence along the Easterly line of said Parcel 1 of Parcel Map No. 46-82, North 19 degrees 14' 15" West, 598.13 feet to the Point of Beginning.

                  PARCEL FOUR:

                  A non-exclusive perpetual easement for the purposes of construction, placing, installing, using, maintaining, operating, reconstructing, replacing, repairing, renewing and removing an

                  (A) underground eight (8) inch sanitary sewer line, together with any and all improvements appurtenant to such sewer line and/or any other improvements required or necessary, to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said sewer line and its appurtenances, and

                  (B) an underground thirty-six (36) inch storm drain line, together with any and all improvements appurtenant to such storm drain line and/or any other improvements required or necessary to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said storm drain line and its appurtenances, in, through, over, along, across and under the "Easement Area", more particularly described as follows:

                  A strip of land, 15 feet in width, situate in Foster City, County of San Mateo, State of California, being a portion of Parcel 1, as said Parcel is shown on Parcel Map No. 46-82, filed for record November 30, 1982 in Book 53 of Parcel Maps at pages 8 and 9,



                                   EXHIBIT "A"

                  San Mateo County Records, the Southwesterly line of said strip being described as follows:

                  BEGINNING at the Southwesterly corner of said Parcel 1, said corner being on the Northeasterly line of Lincoln Centre Drive (60' wide) as shown on said map;

                  Thence along the Southerly line of said Parcel 1, and the Northeasterly prolongation thereof, North 73 degrees 11' 08" East, 530.47 feet to the Northwesterly line of said Parcel 1 and the terminus of said strip.

                  The Northwesterly line of said strip shall be lengthened or shortened to begin on the Southwesterly line of said Parcel 1 and terminate on said Northeasterly line of said Parcel I.

                  The above easement is appurtenant to Parcels I and II above and was created by that certain Easement Agreement recorded July 15, 1998 as Document No. 98111669, Official Records.

                  APN: 094-532-060, -300, -320 & -340



                                   EXHIBIT "A"

STATE OF _____________________)
                              )  ss.
COUNTY OF ____________________)

      On ________________________, before me, ________________________, a Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

                                          ______________________________________
                                            Notary Public in and for said State

                                   EXHIBIT B

                              INTENTIONALLY OMITTED

                                    EXHIBIT C


                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS


                                 BY AND BETWEEN


                              INKTOMI CORPORATION,

                             A DELAWARE CORPORATION

                                   ("SELLER")


                                       AND


                        ________________________________
                          a ___________________________


                                    ("BUYER")

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
I  SUMMARY OF BASIC TERMS ................................................   1

II  PURCHASE .............................................................   3

      1.  Purchase Price; Escrow Opening .................................   3

      2.  CONTINGENCY PERIOD .............................................   4

      3.  Closing Conditions .............................................   8

      4.  Failure of Conditions to Close of Escrow .......................   9

III  CLOSING, ESCROW AND TITLE ...........................................   9

      5.  Closing; Deliveries to Escrow Holder ...........................   9

      6.  Costs and Expenses .............................................  11

      7.  Prorations .....................................................  11

      8.  Disbursements and Other Actions by Escrow Holder and Seller ....  13

IV.  REPRESENTATIONS AND WARRANTIES ......................................  13

      9.  Seller's Representations and Warranties ........................  13

      10.  Buyer's Representations and Warranties ........................  15

      11.  Seller's Covenants Regarding Operation of the Property
              Through the Closing Date ...................................  17

      12.  Condemnation, Damage and Destruction ..........................  17

      13.  Legal and Equitable Enforcement of this Agreement .............  18

      14.  Miscellaneous .................................................  19

EXHIBITS

      EXHIBIT A   LEGAL DESCRIPTION

      EXHIBIT B   TITLE EXCEPTIONS

      EXHIBIT C   INTENTIONALLY OMITTED

      EXHIBIT D   INTENTIONALLY OMITTED

      EXHIBIT E   GRANT DEED

      EXHIBIT F   TENANT LEASE ASSIGNMENT

      EXHIBIT G   GENERAL ASSIGNMENT AND BILL OF SALE



                                       (i)

      EXHIBIT H   TRANSFEROR'S CERTIFICATE OF NON-FOREIGN STATUS

      EXHIBIT I   TENANT NOTIFICATION LETTER



                                      (ii)

                                                                         Page(s)
                                                                         -------
Agreement....................................................................1
Agreement Date...............................................................1
Approval Date................................................................2
Broker.......................................................................3
Buyer........................................................................1
Closing Date.................................................................2
Deed........................................................................10
Deposit......................................................................1
Escrow.......................................................................4
Escrow Holder................................................................2
FIRPTA Certificate..........................................................10
General Assignment..........................................................10
Governmental Regulations....................................................14
Hazardous Materials.........................................................14
Improvements.................................................................2
PCOR........................................................................11
Personal Property,...........................................................2
Project......................................................................3
Project Name.................................................................3
Property.....................................................................2
Purchase Price...............................................................1
Real Property................................................................2
RULES.......................................................................22
Seller.......................................................................1
Tenant Deposits.............................................................13
Tenant Lease Assignment.....................................................10
Tenant Notification Letter..................................................10
Title Company................................................................3



                                      (iii)

                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

      This Purchase and Sale Agreement and Joint Escrow Instructions (the "Agreement"), dated as of the date set forth in Section 1 of the Summary of Basic Terms, below, is made by and between the "Seller," as that term is set forth in Section 2, below, and [EXACT BUYER'S NAME AND ENTITY TO BE PROVIDED] ("Buyer"). The terms as set forth below shall have the meanings as set forth below when used in this Agreement.

                                    RECITALS

      A. Buyer and Seller have previously entered into that certain Lease Termination Agreement dated as of September 5, 2002 (the "Lease Termination Agreement").

      B. In accordance with the terms of the Lease Termination Agreement, Buyer and Seller have previously entered into that certain Participation Agreement dated as of September 5, 2002 (the "Participation Agreement"), pursuant to which Buyer granted Seller an option (the "Put Option") to require Buyer to purchase the "Property", as that term is defined in Section 8 of the Summary of Basic Terms, below.

      C. Seller has exercised the Put Option in accordance with the terms of the Participation Agreement, and has delivered the "Diligence Documents", as that term is defined in the Participation Agreement, to Buyer.

      D. Buyer and Seller desire to proceed with the transaction contemplated by this Agreement on the terms and conditions set forth herein.

                                        I

                             SUMMARY OF BASIC TERMS

       TERMS OF AGREEMENT
       (First reference in
         the Agreement)                DESCRIPTION

1.    "Agreement Date":                ____________________.

2.    "Seller":                        Inktomi Corporation,
                                       a Delaware corporation

3.    "Purchase Price"                 $37,500,000.00
      (Section 1):

4.    "Deposit"                        $1,125,000.00, subject to the terms of
      (Section 1.1):                   Section 1.1, below.

5.    "Escrow Holder"                  First American Title Company
      (Section 1.3):                   135 Main Street, Suite 1200
                                       San Francisco, CA  94105
                                       Phone:  (415) 989-1300
                                       Fax:  (415) 398-1750
                                       Attention:  Kimberleigh Toci

6.    "Approval Date"                  The later of: thirty (30) days from the
      (Section 2.1):                   Agreement Date, or (ii) ten (10) days
                                       from the date Buyer receives all of the
                                       "Diligence Documents."

7.    "Closing Date"                   Thirty (30) days after the Approval Date.
      (Section 2.1.2.2):

8.    "Property"                       The "Real Property," "the Improvements,"
      (Section 2.1.1):                 if any, the "Licenses and Permits," as
                                       those terms are defined in this
                                       Agreement, the "Records and Plans," as
                                       that term is defined in this Agreement,
                                       and all of Seller's interest in the
                                       "Tenant Leases," as that term is defined
                                       in this Agreement, "Tenant Deposits," as
                                       that term is defined in this Agreement,
                                       and the "Contracts," as that term is
                                       defined in this Agreement, approved by
                                       Buyer, together with: (i) all
                                       appurtenances, streets and/or alleys, if
                                       any, easements, right-of-way in or to all
                                       streets or other interests in, on,
                                       across, in front of, abutting or
                                       adjoining the Real Property, (ii) all of
                                       the rights, title, interests, privileges
                                       and appurtenances which are in any way
                                       related to or used in connection with the
                                       Real Property and Improvements; and (iii)
                                       any entitlement or development rights
                                       held by Seller with respect to the Real
                                       Property, including those relating to the
                                       possible construction of a third office
                                       building on the Real Property, and
                                       associated parking structure.

9.    "Real Property":                 That certain real property described on
                                       Exhibit A attached hereto.

10.   "Improvements"                   All buildings, fixtures, structures,
                                       parking areas, landscaping and other
                                       improvements constructed and located on
                                       the Real Property, including, but not
                                       limited to, two (2) building(s)
                                       containing approximately 260,000 square
                                       feet in the aggregate, together with all
                                       machinery and mechanical, electrical,
                                       HVAC and plumbing systems (other than
                                       "Personal Property," as that term is
                                       defined in this Agreement) used in the
                                       operation thereof, but excluding any such
                                       items owned by Tenants in possession or
                                       public or private utilities or
                                       contractors under contract.

11.   "Project":                       The Real Property and the Improvements,
                                       if any.

12.   "Title Company"                  First American Title Company
      (Section 2.1.2):

13.   "Project Name"                   Bayside Towers
      (Section 2.1.3):

14.   "Broker"                         Eastdil Realty Co., Inc.
      (Section 14.2):

                                       II

                                    PURCHASE

      1. Purchase Price; Escrow Opening. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the sum of the Purchase Price, which shall be paid as set forth below in this Section 1.

            1.1 Deposit. Concurrent with the delivery to the Escrow Holder of this Agreement, executed by Buyer, Buyer shall deliver to Escrow Holder the Deposit which Escrow Holder shall invest in a federally-insured, interest bearing account. All interest which accrues on the Deposit shall be deemed a part of the Deposit, and credited to Buyer's account and shall be credited to payment of the Purchase Price or paid to the party entitled thereto pursuant to this Agreement. The Deposit shall remain fully refundable to Buyer during the period commencing on the Agreement Date and ending at 5:00 pm (Pacific Time) on the Approval Date (the "Contingency Period"). Thereafter, the Deposit shall not be refunded to Buyer unless the transaction contemplated by this Agreement is not consummated as the result of Seller' default under the terms of this Agreement or the failure of a condition precedent to Buyer's obligations as set forth in Section 2 of this Agreement. The Deposit and all interest earned thereon shall be credited toward the payment of the Purchase Price at Closing. Notwithstanding the foregoing, in lieu of making the Deposit, Buyer shall have the right to cause the entity that, as of the Agreement Date, is the holder of the "Note", as that term is defined in the Lease Termination Agreement, to deliver to Seller such holder's written agreement that, upon a default by Buyer under this Agreement which would otherwise entitle Seller to receive the Deposit pursuant to the terms of Section 13.2, below, the principal balance of such Note shall be reduced by the amount of $1,125,000.00. In such event, Buyer shall have no obligation to deliver the Deposit to Escrow Holder.

      1.2 Purchase Price Balance. Provided that this Agreement has not previously terminated, not later than one (1) Business Day prior to the Closing Date, Buyer shall deliver the balance of the Purchase Price, together with Buyer's share of costs, expenses and prorations, to Escrow Holder by wire transfer of immediately available funds.

      1.3 Escrow Opening. Buyer and Seller shall promptly cause the opening of "Escrow" by delivering a fully executed copy of this Agreement to Escrow Holder and this instrument shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control, and this instrument shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby. "Escrow" means the escrow opened with Escrow Holder for the consummation of the transaction described in this Agreement, which shall open by the delivery of a fully executed original of this Agreement to Escrow Holder together with the Deposit.

      2.    Contingency Period.

            2.1 Property Inspections and Investigations. During the Contingency Period, Buyer shall have the right subject to the terms set forth herein to enter the Property, make such investigations and surveys as Buyer reasonably determines to be appropriate in connection with its determination of whether or not the Put Conditions have been satisfied.

                  2.1.1 Insurance. After Buyer has provided to Seller a certificate of insurance(s) evidencing Buyer's or Buyer's agents', consultants' and/or contractors' (as the case may be) procurement of a commercial general liability insurance policy as required herein, Seller shall permit Buyer and its authorized agents, consultants and contractors to enter upon the Property during reasonable business hours (provided that Buyer shall not unreasonably interfere with or disturb any tenants' operations therein or Seller's operation of the Property) to make and perform such environmental evaluations, and other inspections and investigations of the physical condition of the Property, as Buyer reasonably deems appropriate. Buyer shall maintain, and shall ensure that its agents, consultants and contractors maintain, public liability and property damage insurance insuring against any liability arising out of any entry, tests or investigations of the Property pursuant to the provisions hereof. Such insurance maintained by Buyer and/or its consultants, agents and contractors (as applicable) shall be in the amount of Two Million Dollars ($2,000,000.00) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy maintained by Buyer shall insure the contractual liability of Buyer covering the indemnities herein and shall (i) name the Seller and its manager (and their successors, assigns and affiliates) as additional insureds, (ii) contain a cross-liability provision, and (iii) contain a provision that "the insurance provided by Buyer hereunder shall be primary and non-contributing with any other insurance available to Seller." Buyer shall provide Seller with evidence of such insurance coverage prior to any entry, tests or investigations of the Property. The aforementioned insurance coverage may be obtained under a blanket policy carried by Buyer or its agents, consultants or contractors, as the case may be.

                  2.1.2 Intrusive or Destructive Testing. Notwithstanding the foregoing, Buyer shall not be permitted to undertake any intrusive or destructive testing of the Property, including without limitation a "Phase II" environmental assessment, without in each instance first obtaining Seller's written consent as to the manner and timing thereof, which consent shall not be unreasonably withheld. Prior to entering the Property, and prior to any entry to perform any necessary on-site inspections, tests or investigations, (and on each and every occasion), Buyer shall (i) deliver to Seller prior written notice thereof [or verbal notice wherein Buyer actually speaks with a representative of Seller (not a voicemail message) with written notice delivered immediately thereafter, if requested at such time], (ii) inform Buyer of the identity of the company or party(s) who will perform such inspections, tests or investigations and the proposed scope of the inspections, tests or investigations, and (iii) shall afford Seller a reasonable opportunity to have a representative of Seller present to accompany Buyer while Buyer or such third-party company performs its evaluations, inspections, tests and other investigations of the physical condition of the Property. Seller shall approve or disapprove any proposed inspections, tests or investigations and the party(s) performing the same within two (2) business days after receipt of such notice. Seller's failure to advise Buyer of its disapproval of any proposed inspections, tests or investigations and the party(s) performing the same within such two (2) business day period shall be deemed Seller's approval thereof, except to the extent said proposed inspections, tests or investigations relate to "Phase II" environmental matters, in which event Seller's failure to advise Buyer of its approval or disapproval of any proposed environmental inspections, tests or investigations and the party(s) performing the same within such two (2) business day period shall be deemed Seller's disapproval thereof. Upon request, Buyer shall promptly deliver to Seller copies of any reports relating to any inspections, tests or investigations of the Property performed by or on behalf of Buyer. Prior to Buyer contacting the tenants, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform any tenant interview or contacts. Seller or its representative(s) may be present at any such interview or meeting with the tenants and Buyer will reasonably cooperate and coordinate with Seller to effectuate same. The term "Hazardous Materials" as used in this Agreement shall mean and refer to (a) any hazardous or toxic wastes, materials or substances, or chemicals, and other pollutants or contaminants, which are or become regulated by applicable local, state, regional and/or federal orders, ordinances, statutes, rules, regulations (as interpreted by judicial and administrative decisions) and laws; (b) asbestos, asbestos-containing materials or urea formaldehyde; (c) polychlorinated biphenyls; (d) flammables, explosive, corrosive or radioactive materials; (e) medical waste and biochemicals; and (f) gasoline, diesel, petroleum or petroleum by-products.

                  2.1.3 Investigations Indemnity. Buyer shall keep the Property free from all liens and shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold Seller and each of the parties comprising Seller and each of their members, partners, officers, trustees, employees, representatives, agents, lenders, related and affiliated entities, successors and assigns harmless from and against any and all claims, demands, liabilities, judgments, penalties, losses, costs, damages, and expenses (including, without limitation, attorneys' and experts' fees and costs) relating to or arising in any manner whatsoever from any studies, evaluations, inspections, investigations or tests made by Buyer or Buyer's agents or representatives relating to or in connection with the Property or entries by Buyer or its agents or representatives in, on or about the Property; provided, Buyer shall not be liable to Seller under the foregoing indemnity solely as a result of the discovery by Buyer of a pre-existing condition in or on the Property. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement or the delivery of the Grant Deed and the transfer of title. In addition to the foregoing indemnity, if there is any damage to the Property caused by Buyer's and/or its agents' or representatives' entry in or on the Property, Buyer shall immediately restore the Property substantially to the same condition existing prior to Buyer's and its agents' or representatives' entry in, on or about the Property.

                  2.1.4 Contracts. If and to the extent not previously delivered under the Participation Agreement, within five (5) days after the Agreement Date, but only to the extent the same is actually in Seller's or its property manager's possession or under their immediate control, Seller will deliver to Buyer a copy of all service agreements, commission agreements, maintenance agreements, easement agreements, improvement agreements, license agreements, and other agreements related to or affecting the Property and not included as part of the title documents delivered pursuant to Section 4.1.1 hereof (collectively, the "Contracts"). Buyer shall have until 5:00 p.m. (Pacific Time) on the date which is five (5) business days prior to the Approval Date to notify Seller in writing, specifying any Contracts which Buyer desires be left in place following the Closing(collectively, the "Approved Contracts") which Approved Contracts shall be assigned by Seller to Buyer at the Closing. All Contracts other than the Approved Contracts (the "Disapproved Contracts") shall be terminated by Seller as of the Closing. Seller shall assign its rights and interests under the Approved Contracts to Buyer at the Closing pursuant to the General Assignment in substantially the form attached hereto as Exhibit "G". Failure by Seller terminate some or all of the Disapproved Contracts on or before the Closing shall be deemed to be a failure of this condition.

                  2.1.5 Diligence Documents. Within five (5) days after the Agreement Date, Seller will deliver to Buyer or otherwise make available to Buyer at Seller's offices during normal business hours for inspection by Buyer, a true and complete copy of the following (collectively, the "Diligence Documents") (a) the title report and copies of all title exceptions as more particularly described in Section 2.1.6, (b) without any warranty or representation as to the accuracy thereof or to the ability of Buyer to rely thereon, a copy of any existing survey(s) of the Property, (c) current Phase I and Phase II environmental reports prepared with respect to the Property and delivered by a contractor reasonably approved by Buyer and with a reliance letter to the benefit of Buyer,
(d) complete copies of all leases encumbering the Property, together with all amendments and modification thereto, and the tenant estoppel certificates referred to in Section 2.2.5, and (e) copies of the most current operating statement, tax bills, rent roll and the general ledger for the Property. Buyer shall have until 5:00 p.m. (Pacific Time) on the Approval Date to notify Seller in writing of its approval of such matters as set forth in Section 2.2, below.

                  2.1.6 Title Review. If not already delivered prior to the Agreement Date, within five (5) days after the Agreement Date, Seller will cause to be issued and delivered to Buyer a preliminary title report for the Property, together with all documents evidencing exceptions to title referred to therein issued by the Title Company (collectively, the "Title Report"). Any exceptions shown on the Title Report which were not listed on Exhibit H to the Lease Termination Agreement are referred to herein as the "New Exceptions". Buyer shall have until 5:00 p.m. (Pacific Time) on the date which is fifteen (15) business days prior to the Approval Date to either approve or disapprove of any New Exceptions, or to notify Seller in writing, specifying those New Exceptions to which Buyer objects ("Title Objection Notice"). Seller shall have a period of three (3) business days after Seller's receipt of the Title Objection Notice (a) to remove, or agree to remove prior to the Closing, some or all of those New Exceptions to which Buyer has objected in the Title Objection Notice, and to inform Buyer of the same, or (b) to advise Buyer, in writing, that Seller will not agree to remove some or all of the New Exceptions to which Buyer has objected in the Title Objection Notice; the foregoing election by Seller being at Seller's sole option and discretion ("Title Response Notice"). If Seller fails to timely deliver to Buyer the Title Response Notice, it shall be conclusively deemed that Seller has elected not to remove any of those New Exceptions to which Buyer has objected as specified in the Title Objection Notice. If Seller advises Buyer in its Title Response Notice that it will not remove or agree to remove some or all of those New Exceptions to which Buyer has objected in the Title Objection Notice (or Seller is deemed to have so advised Buyer), then Buyer shall have until 5:00 p.m. (Pacific Time) on the Approval Date to advise Seller, in writing, whether Buyer elects to waive such objections and proceed with the acquisition of the Property or to terminate this Agreement. Failure by Seller to remove or failure of Seller to inform Buyer that Seller has or has not removed those specified New Exceptions which Seller has expressly agreed to remove in the Title Response Notice on or before the business day prior to the Closing Date shall be deemed to be a failure of this condition, in which event the Agreement shall terminate, the Deposit shall be returned to Buyer, and the parties shall have no further obligations hereunder except for Buyer's surviving obligations and Seller's surviving obligations, unless Buyer withdraws its objections in writing. Notwithstanding the foregoing, on or prior to Closing Seller shall remove or cause to be removed those certain monetary liens or encumbrances affecting the Property which Seller has created or expressly permitted to exist other than current taxes and assessments.

                  2.1.7 Space Certificate. No later than five (5) business days prior to the Approval Date, Seller shall provide Buyer with a written certification delivered by a licensed architect approved by Buyer, certifying that the combined rentable square footage of the 4000 and 4100 Third Avenue buildings (as determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Mangers Association International (ANSI-Z65.1-1996) is 260,000 square feet or greater (the "Space Certificate"). In the event that the Space Certificate shows combined rentable square footage which is less than 260,000 square feet (the "Certified Square Footage"), the Purchase Price shall be reduced by the percentage by which the Certified Square Footage is less than 260,000.

            2.2 Put Conditions. Buyer's inspections of the Property as set forth in Section 2.1, above, shall be for the purpose of determining whether or not the Property meets the following conditions (the "Put Conditions").

                  2.2.1 Title and Survey. There are no New Exceptions disapproved by Buyer in accordance with the terms of Section 2.1.6, above, which Seller has not agreed to remove prior to the Closing Date.

                  2.2.2 Physical Property Conditions. There shall have been no material changes in the physical condition of the Property, normal wear and tear excepted, from the condition in which it existed as of the date of the Participation Agreement, as such condition may be evidenced by documents and materials provided directly to Richard Berk, a representative of Buyer, prior to the date of the Participation Agreement, except as allowed pursuant to the terms of Section 12, below.

                  2.2.3 Environmental Conditions. The environmental condition of the Property shall not be materially different from the condition set forth in that certain Phase I Environmental Site Assessment for East 3rd Avenue Property, Foster City, California, prepared for Inktomi, Inc. by Romig Engineers, Inc., dated July, 2000, which report was delivered to Buyer prior to the date of the Participation Agreement.

                  2.2.4 Existing Tenants. There shall have been no modifications to (i) that certain Lease Agreement between PE Corporation (NY) (then named The Perkin-Elmer Corporation) and WHFST Real Estate Limited Partnership (predecessor in interest to Seller), dated as of December 10, 1998, as amended by that certain First Amendment to Lease Agreement dated as of August 16, 1999, and (ii) that certain Office Lease between Lincoln Property Company N.C., Inc., and WHFST Real Estate Limited Partnership (predecessor in interest to Seller), dated as of October 10, 1997, as amended by that certain First Amendment to Lease dated October 30, 1998, that certain Second Amendment to Lease dated as of December 11, 1998, that certain Third Amendment to Lease Agreement dated as of August 13, 1999, that certain Fourth Amendment to Lease Agreement, dated as of January 31, 2000, and that certain Fifth Amendment to Lease Agreement dated as of August, 2000 (items (i) and (ii), collectively, the "Leases", and the current tenants under such Leases, collectively, the "Tenants"), which modifications have not been approved in advance by Buyer, which approval shall not be unreasonably withheld, conditioned or delayed. Buyer hereby approves the terms of the second amendment to the Lease by PE Corporation (NY), in the form which was delivered to Anton N. Natsis by Sherry Geyer under cover of e-mail, on or about September 5, 2002, and, provided there has been no material change to such proposed amendment from such form.

                  2.2.5 Tenant Estoppels. Seller shall have delivered estoppel certificates from each of the Tenants, dated during the Contingency Period, for the Leases in substantially the same form as the form estoppel attached to each Tenant's Lease, with no exceptions shown thereon, and with no assertions therein of any default by Seller under the relevant Tenant's Lease.

                  2.2.6 Seller Financial Condition. There shall have been no general assignment by Seller for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Seller of any proceeding under an insolvency or bankruptcy law, or any execution or other judicially authorized seizure of any of Seller's assets.

            2.3 Approval or Disapproval of Put Conditions. In the event that during the Contingency Period, Buyer determines that any of the Put Conditions are not met, Buyer shall have the right on or before 5:00 p.m. (Pacific Time) to deliver notice to Seller of such failure (the "Failure of Condition Notice"). Any Failure of Condition Notice shall specify with reasonable particularity which of the Put Conditions are unsatisfied and the curative action by Seller, if any, needed to satisfy the particular Put Conditions(s). If Buyer approves or otherwise waives in writing all of the Put Conditions (the

"Approval Notice"), by timely delivering to Seller the Approval Notice, the parties shall proceed with this transaction and the Closing. Failure by Buyer to notify Seller of its approval or disapproval the Put Condition within the specified time period set forth herein, shall be deemed an approval by Buyer of all such matters, in which event such the Put Conditions shall be conclusively deemed to be satisfied and approved. If Buyer delivers to Seller the Approval Notice prior to 5:00 p.m. (Pacific Time) on the Approval Date or if the Put Conditions are deemed approved pursuant to this Section 2.2.1, the Deposit shall become non-refundable to Buyer.

            2.4 Seller Cure; Conditions Notice. Seller shall have three (3) business days after Buyer has delivered to Seller the Buyer's Failure of Condition Notice to notify Buyer in writing of Seller's election either to (a) take such actions as may be necessary to cure such matters to Buyer's reasonable satisfaction prior to the date of Closing, or (b) advise Buyer that Seller will not cure such matters (the "Seller's Conditions Notice"). If Seller elects not to cure such matters, then within two (2) business days after Buyer's receipt of the Seller's Conditions Notice, Buyer, at its sole option, may elect to do any of the following: (1) Buyer may elect to terminate this Agreement by delivering written notice thereof to Seller, in which event Seller shall promptly cause the return to Buyer of the Deposit, and the parties shall have no further obligations hereunder except for Buyer's surviving obligations and Seller's surviving obligations; (2) Buyer may elect to waive such Put Condition and proceed to Closing. If Seller elects to cure such matters as set forth in the Failure of Condition Notice, Seller shall promptly take any and all actions as may be necessary to cure same and the date of the Closing may be extended for a period of time reasonably acceptable to both Seller and Buyer, not to exceed thirty (30) days, to enable Seller to accomplish same.

      3.    Closing Conditions.

            3.1 Conditions Precedent to Buyer's Obligations. Except as otherwise expressly indicated, unless all the following conditions are timely satisfied (or waived by Buyer in its sole discretion), as evidenced by delivery of written notice thereof to Seller, then a condition precedent to Buyer's obligations under this Agreement shall have failed and this Agreement shall terminate without either party having any further rights or obligations hereunder, except as set forth in Section 13.1, below, and except those which by their respective terms survive the termination of this Agreement, and Buyer shall receive a full refund of the Deposit.

                  3.1.1 Seller's Delivery of Closing Documents. Each of the documents required to be delivered by Seller pursuant to Section 5.2 shall have been timely delivered as provided therein.

                  3.1.2 Delivery of Title Policy. At the Closing, if Buyer has timely delivered to the Title Company an ALTA Survey in insurable form reasonably acceptable to the Title Company, the Title Company shall be irrevocably committed to issue to Buyer the ALTA Policy (defined below). Alternatively, if Buyer has not timely delivered to the Title Company an ALTA Survey in insurable form reasonably acceptable to the Title Company, the Title Company shall be irrevocably committed to issue to Buyer the CLTA Title Policy (defined below). The ALTA Policy or the CLTA Title Policy, as the case may be, shall be subject only to (i) the exceptions listed on Exhibit B to this Agreement; (ii) matters of title respecting the Real Property approved by Buyer pursuant to the provisions of this Agreement; and (iii) matters affecting the condition of title to the Real Property created or permitted with the written consent of Buyer or its agents, representatives, consultants or contractors (collectively, the "Permitted Exceptions").

                  3.1.3 Representations, Warranties and Covenants of Seller. Seller shall have duly performed each and every covenant and agreement to be performed by Seller hereunder by the time and in the manner required by the terms of this Agreement, and Seller's representations and warranties shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

            3.2 Conditions Precedent to Seller's Obligations; Contingencies. Except as otherwise expressly indicated, unless all the following conditions are timely satisfied (or waived by Seller in its sole discretion), as evidenced by delivery of written notice thereof to Buyer, then a condition precedent to Seller's obligations under this Agreement shall have failed and this Agreement shall terminate without either party having any further rights or obligations hereunder except those which by their respective terms survive the termination of this Agreement.

                  3.2.1 Delivery of Funds. Not later than one (1) Business Day prior to the Closing Date, Buyer shall have delivered the balance of the Purchase Price to Escrow Holder plus the costs, expenses and prorations required to be paid by Buyer hereunder.

                  3.2.2 Buyer's Delivery of Closing Documents. Each of the documents required to be delivered by Buyer pursuant to Section 5.3 shall have been timely delivered as provided therein.

                  3.2.3 Representations, Warranties and Covenants of Buyer. Buyer shall have duly performed each and every covenant and agreement to be performed by Buyer hereunder by the time and in the manner required by the terms of this Agreement, and Buyer's representations and warranties shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

                  3.2.4 Put Conditions. Each of the Put Conditions shall be true, or waived by Buyer in writing, as of the Closing Date.

      4. Failure of Conditions to Close of Escrow. If any of the conditions set forth in Sections 2 or 3 are not timely satisfied or waived (by the party entitled to waive such condition), for a reason other than the default of Buyer or Seller under this Agreement, then (i) this Agreement, the Escrow and the rights and obligations of Buyer and Seller shall terminate, and the parties shall have no further obligations hereunder except for Buyer's surviving obligations and Seller's surviving obligations, except as otherwise provided herein; and (ii) Escrow Holder is hereby instructed to promptly return to Seller and Buyer all funds and documents deposited by them, respectively, into Escrow which are held by Escrow Holder on the date of said termination; and (iii) the cancellation charges required to be paid by and to Escrow Holder and the Title Company shall be borne one-half (1/2) by Seller and one-half (1/2) by Buyer and all other charges shall be borne by the party incurring same. Notwithstanding anything to the contrary contained in this Agreement, if this Agreement terminates for failure of a Put Condition or for any other reason, within ten
(10) days after such termination Buyer shall deliver to Seller a copy of all materials, tests, audits, surveys, reports, studies and the results of any and all investigations and inspections conducted by Buyer (excluding any proprietary materials) (collectively, the "Buyer's Documents") and Buyer shall also return to Seller any and all documents, leases, agreements, reports and other materials given to Buyer by or on behalf of Seller (collectively, the "Seller's Documents"). The foregoing covenants of Buyer shall survive any such termination of this Agreement.

                                       III

                            CLOSING, ESCROW AND TITLE

      5.    Closing; Deliveries to Escrow Holder.

            5.1 Closing. The Closing shall occur through Escrow on the Closing Date.

            5.2 Seller's Deliveries to Escrow Holder. By the Closing Date, Seller shall deliver to Escrow Holder:

                  5.2.1 A grant deed ("Deed"), duly executed by Seller and acknowledged in the form contained in Exhibit "E" attached hereto;

                  5.2.2 A Tenant Lease Assignment ("Tenant Lease Assignment"), duly executed by Seller in the form of, and upon terms substantially similar to those contained in, Exhibit "F" attached hereto;

                  5.2.3 An assignment and bill of sale ("General Assignment"), duly executed by Seller in the form of, and upon the terms contained in, Exhibit "G" attached hereto;

                  5.2.4 A transferor's certification of non-foreign status ("FIRPTA Certificate") duly executed by Seller in the form of, and upon the terms contained in, Exhibit "H" attached hereto, provided if Seller is unable to deliver such statement, Seller shall authorize Escrow Holder to withhold all appropriate amounts as required by law;

                  5.2.5 A letter to each of the Tenants ("Tenant Notification Letter"), duly executed by Seller and dated as of the Closing Date, in the form of, and upon terms substantially similar to those contained in, Exhibit "I" attached hereto;

                  5.2.6 Such proof of Seller's authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company;

                  5.2.7 A California Form 597-W duly completed and executed by Seller, stating that Seller is not an out-of-state resident, provided if Seller is unable to deliver such statement, Seller shall authorize Escrow Holder to withhold all appropriate amounts as required by law.

                  5.2.8 A lease (the "Lease-Back Lease") in the form of Exhibit C to the Participation Agreement, duly executed by Seller, which (i) notwithstanding anything to the contrary in the Lease-Back Lease, incorporates into the Seller's premises thereunder all of the rentable area of the Improvements which is not then subject to the Leases (with appropriate adjustments to the terms and conditions of the Lease-Back Lease as necessary to change the rentable square footage of the "Premises" currently set forth in the Lease), and (ii) which shall have a "Commencement Date" (to be inserted into the Lease-Back Lease) which is the same date as the Closing.

                  5.2.9 A letter of credit (the "Letter of Credit") in favor of Buyer, in the form and amount required by the terms of the Lease Back Lease.

                  5.2.10 Such other documents and instruments as may be reasonably required by Title Company to consummate the transactions contemplated herein.

            5.3 Buyer's Deliveries to Escrow Holder. By the Closing Date, Buyer shall deliver to Escrow Holder the following instruments and documents:

                  5.3.1 The Purchase Price in accordance with Section 1;

                  5.3.2 The Tenant Lease Assignment duly executed by Buyer;

                  5.3.3 The General Assignment duly executed by Buyer;

                  5.3.4 The amount due to Seller, if any, after the prorations are computed in accordance with Section 7; and

                  5.3.5 A completed Preliminary Change of Ownership Report ("PCOR") duly executed by Buyer.

                  5.3.6 Such proof of Buyer's authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company;

                  5.3.7 The Lease-Back Lease duly executed by Buyer.

                  5.3.8 Such other documents and instruments as may be reasonably required by the Title Company to consummate the transaction contemplated herein.

      6.    Costs and Expenses. If all conditions set forth in Sections 3.1 and
3.2 hereof have been satisfied or waived, the transaction contemplated by this Agreement shall be closed and consummated. At Closing, Buyer shall obtain from the Title Company a CLTA Owner's Policy of Title Insurance in the amount of the Purchase Price insuring fee simple title to the Property in Buyer (the "CLTA Title Policy"). Buyer may elect to cause the Title Company to issue an ALTA Owner's Policy of Title Insurance (Form 1992) and if Buyer so elects in writing, Buyer shall timely provide the Title Company with an insurable ALTA Survey of the Property (and as is reasonably acceptable to the Title Company), at Buyer's sole cost and expense (the "ALTA Policy"). At Closing, Buyer shall pay the premium charged by the Title Company for the CLTA Title Policy, and if Buyer so elects, any and all costs and incremental premiums or other charges related to the ALTA Policy (including all endorsements thereto). In addition, at Closing:
(i) Seller shall pay (A) all documentary transfer taxes, (B) one-half (1/2) of all escrow fees and costs, and (C) Seller's share of prorations, (ii) Buyer shall pay (A) any document recording charges, (B) one-half (1/2) of all escrow fees and costs, (C) Buyer's share of prorations; and (iii) Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by them, respectively. All other costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice in San Mateo County.

      7. Prorations. Except as otherwise indicated, rentals, revenues, and other income, if any, from the Property, and real property taxes and operating expenses, if any, affecting the Property shall be prorated on an accrual basis as of 11:59 p.m. on the day preceding the Closing Date, on the basis of a 365-day year, and in accordance with the following provisions.

            7.1 Rentals. At Closing, all rents actually paid and collected, and any other charges owing and which have been collected by Seller for or in respect of the month in which the Closing occurs shall be prorated as of and through the Closing Date on the basis of a 365-day year, and the prorated amount attributable to the period following the Closing shall either be paid to Buyer at the Closing or credited against the Purchase Price, at Seller's option. Any common area maintenance expenses or other operating cost pass throughs payable by the Tenants under the Leases on an estimated basis (collectively, the "Tenant Charges") shall be reconciled against actual charges and expenses as of and at the Closing, to the extent then possible, and Seller shall provide a proposed reconciliation for Buyer's approval. Seller shall have a period of sixty (60) days following the actual Closing Date to provide Buyer with a final reconciliation of Tenant Charges. If the final reconciliation, as approved by Buyer, shows that Seller owes Buyer additional sums, Seller shall deliver such amount to Buyer together with the delivery of the final reconciliation of the Tenant Charges. If the final reconciliation, as approved by Buyer, shows that Buyer owes Seller additional sums, Buyer shall pay such amount to Seller within ten (10) days after Buyer's receipt of the final reconciliation.

Other than as set forth above, there shall not be any further reconciliation of such Tenant Charges after the final reconciliation thereof, the proration of such Tenant Charges pursuant to the final reconciliation being conclusively presumed to be accurate. After the final reconciliation of the Tenant Charges is made by and between the parties, Buyer shall be solely liable and responsible to the tenants for such reconciliation of Tenant Charges under the Leases. The foregoing covenants made by the parties with respect to the final reconciliation of the Tenant Charges shall survive the Closing.

            7.2 Rent Arrearages. Delinquent rent and Tenant Charges shall be prorated between Buyer and Seller as of and through the Closing Date upon receipt by Buyer. Buyer shall have the right, but not the obligation, to collect any delinquent or other rental and reimbursable Tenant Charges and other expense arrearages attributable to the period prior to the Closing, provided that Buyer agrees to send invoices to Tenants for delinquent rent on a monthly basis for three (3) months following the Closing Date. With respect to any rent or Tenant Charges arrears arising under any of the Leases, Seller shall have the right to attempt to collect such pre-closing delinquent rental obligations (including without limitation, all Tenant Charges) and Buyer will cooperate with Seller in such regard, at no cost to Buyer, provided that Buyer shall not be required to declare a default against such tenants under such Leases for such pre-closing delinquent rental obligations (including without limitation, all taxes and Tenant Charges). Notwithstanding the foregoing, after the Closing Seller shall not bring an action against any tenant under any of the Leases while such tenants are tenants of any portion of the Property. After deduction of Buyer's actual out-of-pocket costs of collection (including reasonable attorneys' fees) Buyer shall promptly account to Seller and shall immediately reimburse Seller for all delinquent rent and Tenant Charges received by Buyer and attributable to the period prior to the Closing Date. Buyer shall remit any amounts to which Seller is entitled in accordance with this Section 7.2 to Seller immediately upon receipt. If either Buyer or Seller receives any revenues attributable to the period during which it is not the owner of the Property, said party shall promptly forward such amounts to the other party (if such revenues are only partially attributable to the period during which said party is not the owner of the Property, the amount paid to the other party shall be based upon proration as of the Closing Date as set forth above). The provisions of this Section 7.2 shall survive the Closing.

            7.3 Property Taxes. To the extent not paid directly by any Tenants of the Property or reimbursed by Tenants as part of Tenant Charges, all real property taxes on the Property shall be prorated on an accrual basis so that Seller pays all amounts that relate to the period prior to the Closing Date, regardless of when such sums are billed, due or payable, and Buyer pays all amounts relating to the period after the Closing Date.

            7.4 Utilities. Except to the extent payable by Tenants as part of Tenant Charges, all utility charges and other expenses incurred in the ordinary course of managing and operating the Property disclosed in the Operating Statements and not covered elsewhere in this Section 7 shall be prorated on an accrual basis as of the Closing Date.

            7.5 Leasing Commissions and Monetary Concessions. Seller shall pay and perform all leasing commissions and other monetary and other concessions, including improvement allowances and improvement work which relate to any Tenant Leases, including any renewals, extensions or expansions related thereto, executed or exercised, as applicable, before the Agreement Date, and Buyer shall pay all leasing commissions and other monetary and other concessions, including improvement allowances and improvement work, which relate to any Tenant Leases, including any renewals, extensions or expansions related thereto, executed or exercised, as applicable, from and after the Agreement Date, and, if applicable, approved by Buyer pursuant to Section 11.5 below.

            7.6 Tenant Deposits. Buyer shall be credited with an amount equal to all security deposits, prepaid rentals, cleaning fees and other deposits which have not been previously applied by

Seller in accordance with any Lease, plus any interest accrued thereon, paid by Tenants and received by Seller ("Tenant Deposits"). In addition, Seller shall, at Seller's sole cost, take all actions required in order to transfer to Buyer as of the Closing any letters of credit or other non-cash security held by Seller under any Lease.

            7.7 Service Contracts. Amounts payable under Approved Contracts shall be prorated on an accrual basis as of the Closing Date.

      Except as set forth above, all prorations shall be made in accordance with customary practice in San Mateo County. If and to the extent known and agreed upon as of the Closing Date, prorations shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer), by increasing or reducing the cash to be paid by Buyer at the Closing Date. Any such prorations not determined or not agreed upon as of the Closing Date shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable following the Closing Date.

      8.    Disbursements and Other Actions by Escrow Holder and Seller.

            8.1 Escrow Holder's Disbursements and Other Actions. Upon the Closing Date, Escrow Holder shall (A) deliver a completed PCOR to the "County Recorder" and cause the Deed (with documentary transfer tax information to be affixed after recording) and any other documents which the parties hereto may mutually direct to be recorded in the Official Records of the County and obtain conformed copies thereof for distribution to Buyer and Seller, (B) direct the Title Company to issue the Title Policy to Buyer, (C) disburse the Purchase Price, after adjustment pursuant to the terms of this Agreement for expenses and prorations, to Seller and deliver the balance of the funds placed in escrow by Buyer, if any, to Buyer, (D) disburse to Buyer a conformed copy of the Deed and executed originals of the Tenant Lease Assignment, Assignment of Contracts, the General Assignment, the FIRPTA Certificate, the Form 590, the Tenant Notification Letters and change of address notices duly executed by Seller and any other documents (or copies thereof) deposited into Escrow by Seller pursuant hereto, and (E) disburse to Seller a conformed copy of the Deed and executed originals of the Tenant Lease Assignment and the General Assignment.

                                       IV

                         REPRESENTATIONS AND WARRANTIES

      9. Seller's Representations and Warranties. Seller represents to Buyer the following matters which shall be true and correct as of the date hereof and as of the Closing Date. Buyer and Seller each specifically acknowledge and agree that all references in this Agreement, in any of the exhibits attached hereto and in any document, certificate or statement to be delivered by Seller to Buyer hereunder to the phrases "to Seller's actual knowledge," or "known to Seller" (whether used in the phrase "to the actual knowledge of Seller," "actually known to Seller," "Seller's knowledge," or in similar or other contexts) (1) shall mean the actual (not constructive or imputed) personal knowledge of Tom Masles and Joseph Eandi (collectively, the "Seller's Personnel"); (2) shall in no case mean or refer to the actual or constructive knowledge of any other employee, partner, member, officer, director, agent, trustee or member, partner, representative or employee of a partner, member, officer, director, agent or other representative of Seller or any investment advisor, attorney, management company, contractor or representative of Seller (together with Seller's Personnel, the "Seller Representatives"); and (3) shall in no event or circumstance impose upon Seller or any of the Seller Representatives any duty or obligation to verify, inquire or make any independent inquiry or investigation of any such representation, warranty or statement, or to otherwise investigate the facts or circumstances relating or otherwise pertinent thereto. Buyer further acknowledges and agrees that none of the Seller Representatives shall be personally liable, or otherwise have any personal liability, under or in connection with this Agreement, including without limitation, in connection with any of the representations, warranties or statements made in connection with, or pursuant to, this Agreement. All of Seller's representations and warranties set forth in this Agreement shall survive the Closing for a period of twelve (12) months, and, if Buyer shall have made a claim against Seller with respect to any such representation or warranty during such twelve (12) month period, shall survive thereafter until the resolution of such claim.

            9.1 Authority. Seller is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware and authorized to do business in the State of California. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby. All requisite corporate action has been taken by Seller in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, Authority or other party is required. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof. This Agreement and all documents required hereby to be executed by Seller are and shall be valid and legally binding obligations of Seller.

            9.2 Adverse Claims; Bankruptcy. Seller has not received written notice of, and to the best of Seller's actual knowledge without inquiry, there are no pending or threatened (as evidenced in a writing delivered to Seller) actions, suits, arbitrations, claims or proceedings, at law or in equity, materially affecting the Property except as otherwise disclosed in writing by Seller to Buyer following the date hereof. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened in writing against Seller or, to the best of Seller's knowledge, any general partners of Seller, nor are any of such proceedings contemplated by Seller or, to the best of Seller's knowledge, any general partner of Seller.

            9.3 Default Notices and Governmental Regulations. Seller has received no notice of any violations of laws, ordinances, rules, requirements, resolutions, policy statements and regulations of the Authorities relating to the Project (the "Governmental Regulations"), which violations, if proven, would materially impair the value, utility or operation of the Property. Seller has received no notice of any proceeding by any Authority with respect to the presence of any Hazardous Materials, which, as used herein shall mean any toxic, hazardous or radioactive substances, materials, or waste, including but not limited to, any radioactive, hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, any material or substance which is defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" or "hazardous substance" under any state or federal law, asbestos, lead, and/or petroleum (the "Hazardous Materials").

            9.4 Service Contracts. To Seller's actual knowledge, there are no service or maintenance contracts, warranties, guarantees, listing agreements, parking agreements or bonds (whether oral or written) which will be obligations of the Buyer after Closing, other than the Approved Contracts.

            9.5 Tenant Leases. To the best of Seller's knowledge, there are no leases, occupancies or tenancies in effect pertaining to the Property, to which Seller is a party or to which Seller has consented in writing, except the Leases delivered to Buyer by Seller pursuant to this Agreement. Seller has not received any written notice of, and to the best of Seller's knowledge, there are no uncured defaults under the Leases, and to the best of Seller's knowledge, no Tenant has any defense to, offsets or claims against rents payable or any other obligations under its Lease. There are no leases, occupancies or tenancies in effect pertaining to the Project, to which Seller is a party or to which Seller has consented in writing, except the Leases delivered to Buyer by Seller pursuant to this Agreement, and Seller has no knowledge of any oral agreements made by Seller with anyone, including Tenants, with respect to the occupancy of the Project.

      10. Buyer's Representations and Warranties. Buyer represents to Seller the following matters which shall be true and correct as of the date hereof and, except as otherwise disclosed in writing by Buyer to Seller, shall be true and correct as of the Closing Date. Buyer hereby represents and warrants to Seller as follows: Buyer is a __________, duly formed, validly existing, and in good standing under the laws of the State of __________ (and qualified to do business in the State of California), has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, Authority or other party is required. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of the Buyer. Buyer hereby further represents and warrants to Seller that (i) Buyer is not presently the subject of a bankruptcy, insolvency or probate proceedings and Buyer does not anticipate nor intend to file or cause to be filed any bankruptcy or insolvency proceeding involving Buyer or Buyer's assets during the pendency of this Agreement, (ii) Buyer is a sophisticated investor with substantial experience in investing in assets of the same type as the Property and has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of an investment in the Property, (iii) Buyer is represented by competent counsel, and (iv) Buyer shall furnish all of the funds for the purchase of the Property (other than funds supplied by institutional lenders which will hold valid mortgage liens against the Property) and such funds will not be from sources of funds or properties derived from any unlawful activity. The foregoing representations and warranties of Buyer shall survive the Closing and shall not be merged with the Deed.

            10.1 Sale "As Is". Except with respect to the representations and warranties of Seller set forth in Paragraph 9, Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller, nor any member partner, officer, employee, attorney, property manager, agent or broker of Seller, and acknowledges that no such representations have been made. Except as set forth in Paragraph 9, or as otherwise expressly set forth in this Agreement, Buyer further acknowledges and agrees that Seller is not under any duty to make any inquiry regarding any matter that may or may not be known to the Seller or any member, partner, officer, employee, attorney, property manager, agent or broker of Seller. Except with respect to the representations and warranties of Seller set forth in Paragraph 9, or as otherwise expressly set forth in this Agreement, Buyer is relying solely upon Buyer's own, independent inspection, investigation and analysis of the Property as Buyer deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, or whether the Real Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone, (ii) except with respect to the Space Certificate, the dimensions or lot size of the Real Property or the square footage of the Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, the Real Property or its use, habitability, merchantability, or fitness, or the suitability, value or adequacy of such Real Property for any particular purpose, (iv) the zoning or other legal status of the Real

Property or any other public or private restrictions on the use of the Real Property, (v) the compliance of the Real Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or regulatory agency or authority or of any other person or entity (including, without limitation, the American with Disabilities Act), (vi) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer's intended use or development of the Real Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about the Real Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements, (ix) the condition of title to the Real Property, (x) the Leases, Contracts or any other agreements affecting the Real Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to the Real Property, (xi) Seller's ownership of the Property or any portion thereof, or (xii) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of the Real Property. Except with respect to the representations and warranties of Seller set forth in Paragraph 9, or as otherwise expressly set forth in this Agreement, Buyer shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Except with respect to the representations and warranties of Seller set forth in Paragraph 9, or as otherwise expressly set forth in this Agreement, Buyer acknowledges and agrees that upon Closing, Seller shall sell and convey to Buyer and Buyer shall accept the Property "AS IS, WHERE IS," "WITH ALL FAULTS," and Buyer shall have no right to rely on, and Seller shall have no liability with respect to any representation or warranty (including any future certification or statement, actually or deemed made, as to representations or warranties which Buyer actually knows to be inaccurate or untrue at the time such representation or warranty is given, or deemed given or made. Seller is not liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person. Without limiting the foregoing, Seller shall have no liability to Buyer with respect to (A) the potential for further development of the Property, (B) the existence of vested land use, zoning or building entitlements affecting the Property, (C) the merchantability of the Property or fitness of the Property for any particular purpose (Buyer affirming that Buyer has not relied on Seller's skill or judgment to select or furnish the Property for any particular purpose, and that Seller makes no warranty that the Property is fit for any particular purpose), (D) tax consequences, (E) the content or accuracy of any report, study, opinion or conclusion of any soils, environmental or other engineer or other person or entity who has examined the Property or any aspect thereof, (F) the content or accuracy of any information released to Buyer by an engineer or planner in connection with the development of the Property, or
(G) the content or accuracy of the Diligence Documents and materials and any other information given to Buyer by Seller with respect to the Property. The terms and conditions of this Paragraph 10.1 shall expressly survive the Closing and shall not be merged with the Deed. Buyer has fully reviewed the disclaimers and waivers set forth in this Agreement with its counsel and understands the significance and effect thereof. Buyer acknowledges and agrees that the disclaimers and other agreements set forth in this Agreement are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Buyer for the Purchase Price without this disclaimer and other agreements set forth in this Agreement.

      Buyer's Initials: _

            10.2 Limited Liability. Buyer on its own behalf and on behalf of its agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns (collectively, the "Buyer Parties") hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Seller have any personal liability under this Agreement, or to any of Buyer's creditors, or to any other party in connection with the Property.

                                        V

                            OPERATIONS DURING ESCROW

      11. Seller's Covenants Regarding Operation of the Property Through the Closing Date. From and after the Execution Date, through and including the Closing Date, Seller, at its sole cost and expense, shall:

            11.1 Keep all existing insurance policies affecting the Property in full force and effect;

            11.2 Maintain the Property in such condition so that the Property shall be in substantially the same condition on the Closing Date as on the Agreement Date, reasonable wear and tear and the occurrence of any damage or destruction to the Property by casualty or other causes or events beyond the control of Seller excepted;

            11.3 Not extend, renew, modify or replace any of the Approved Contracts without the prior written consent of Buyer, which consent (A) may not be unreasonably withheld, conditioned or delayed by Buyer prior to the expiration of the Contingency Period, (B) may be withheld in Buyer's sole discretion following the expiration of the Contingency Period, and Seller shall cancel all Disapproved Contracts as of the Closing Date;

            11.4 Not, without the prior written consent of Buyer, subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way after the date of this Agreement;

            11.5 Not make any alterations to the Property, except (a) to the extent required under existing Leases, or (b) if commenced prior to the opening of Escrow;

            11.6 Not modify, extend, terminate or otherwise change any material terms, covenants or conditions of the Tenant Leases or enter into new leases affecting the Property without the prior written consent of Buyer, which consent
(A) may not be unreasonably withheld, conditioned or delayed by Buyer prior to the expiration of the Contingency Period, (B) may be withheld in Buyer's sole discretion following the expiration of the Contingency Period. In the event Buyer has not responded to Seller's written request for consent within five (5) business days after Seller's delivery to Buyer of all pertinent information concerning such lease, obligation or agreement, Buyer shall be deemed to have consented thereto;

            11.7 Not accept from any of the Tenants payment of rent more than one month in advance (Seller shall be permitted to apply any security deposit to rent or any other sum due from, or on account of any default by, any Tenant subject to and in accordance with the terms of the applicable Tenant Lease); and

            11.8 Promptly notify Buyer of any material change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller under this Agreement untrue or misleading in any material respect.

      12.   Condemnation, Damage and Destruction.

            12.1 Condemnation. If, prior to the Closing Date, any material portion of the Real Property or any of the rentable square footage of the Improvements is taken, by eminent domain or otherwise (or is the subject of a pending, threatened or contemplated taking which has not been consummated), or if the access thereto or available parking area therefor is reduced or restricted so that in all cases (i) more than twenty-five percent (25%) the Property as it is currently used is no longer usable or is not in compliance with zoning requirements or (ii) Tenants occupying not less than twenty-five percent (25%) can terminate their Tenant Leases, Seller shall immediately notify Buyer, in writing, of such fact. In such event, Buyer shall have the option, in its sole discretion, to terminate this Agreement upon written notice to Seller given not later than ten (10) days after receipt of Seller's notice. If Buyer does not exercise this option to terminate this Agreement, neither party shall have the right to terminate this Agreement, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller for periods after the Closing Date less the costs incurred by Seller to repair and restore the Property and to make it into an architectural whole, if Seller completes such repair or restoration prior to Closing, and the parties shall proceed to consummate the transaction contemplated by this Agreement pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price. Unless this Agreement is terminated, Seller shall take no action with respect to any eminent domain proceeding without obtaining Buyer's prior written consent.

            12.2 Damage or Destruction. Prior to the Closing Date, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section. If, prior to the Closing Date, any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer, in writing, of such fact. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller's notice. For purposes hereof, "material" shall be deemed to be (i) any uninsured damage or destruction to the Property in excess of One Million and No/100 Dollars ($1,000,000.00) or (ii) any insured damage or destruction (A) where the cost of repair or replacement is estimated to be Two Million and No/100 Dollars ($2,000,000.00) or more, or shall take more than one hundred twenty (120) days to repair, in Buyer's good faith judgment, or (B) which would allow any Tenant to terminate its Lease. If Buyer does not exercise this option to terminate this Agreement, neither party shall have the right to terminate this Agreement and Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction (which shall then be repaired or not at Buyer's option and cost), including any rent loss insurance applicable to periods after the Closing Date, plus the Purchase Price shall be reduced by an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to consummate the transaction contemplated by this Agreement pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

                                       VI

                               RIGHTS AND REMEDIES

      13.   Legal and Equitable Enforcement of this Agreement.

            13.1 Default by Seller. If the Close of Escrow and the consummation of the transactions herein contemplated do not occur by reason of any default by Seller, Buyer shall be entitled to terminate this Agreement and receive the return of the Deposit, and/or to pursue any other remedy available to it at law or in equity, including the specific performance of this Agreement, provided, however, as a condition precedent to Buyer's right under this Section 13.1 to obtain specific performance by Seller and to commence an action therefor and to record a notice of lis pendens or other notice or filing in the county records, Buyer shall have performed, or be in a position, ready, willing and able, as required by law, to fully perform, all of its obligations under this Agreement, including, without limitation, delivery to Escrow Holder of the balance of the Purchase Price (as adjusted) pursuant to Section 7. In no event may Buyer seek, and Buyer hereby waives and releases Seller from any claim for any consequential damages, if either the transfer of the Property does not occur or if the transfer of the Property does occur pursuant to an action for specific performance.

            13.2 DEFAULT BY BUYER. IF THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR ON OR BEFORE THE CLOSING DATE AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, BUYER AND SELLER HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER'S EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE DEPOSIT AND ALL INTEREST THEREON. SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. BUYER AND SELLER HEREBY WAIVE THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. UPON DEFAULT BY BUYER, THIS AGREEMENT SHALL TERMINATE AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND/OR ESCROW HOLDER. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 13.2 SHALL NOT LIMIT BUYER'S OBLIGATIONS UNDER SECTION 14.2 BELOW OR SELLER'S RIGHTS UNDER SECTION 14.8 BELOW.

            ________________              _________________
            BUYER'S INITIALS              SELLER'S INITIALS

      14.   Miscellaneous.

            14.1 Notices. Unless otherwise expressly provided herein, all notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered (including by means of professional messenger service) or sent by facsimile (followed by delivery through any other manner provided herein), registered or nationally recognized overnight courier service, messenger service, or registered or certified mail, postage prepaid, return receipt requested. All written communications in accordance with the foregoing shall be deemed given (i) three (3) days after the date it is posted if sent by mail, (ii) the date the telecopy is transmitted if transmitted by 3:00 p.m. Los Angeles time on a business day, or the next business day if transmitted after 3:00 p.m. of a business day or on a non-business day, (iii) the date the overnight courier delivery is made, or refused by the addressee, or
(iv) the date personal delivery is made, or refused by the addressee, at the address set forth below the signature of the appropriate party. Notices of change of address shall be given by written notice as described in this Section.

            14.2 Broker. Upon the Closing Date, Seller shall pay from funds accruing to Seller through Escrow, any brokerage commission and fees owed to the Broker(s) in connection with the transactions contemplated by this Agreement. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no other broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. If any such claims for additional brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement, representation or agreement made by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

            14.3 Assignment. Buyer shall have the right to assign this Agreement at any time at Buyer's sole discretion to any entity which controls, is controlled by, or is under common control with Buyer (an "Affiliate") and Buyer may designate the Grantee of the Deed by notice in writing to Seller not later than five (5) business days prior to the Closing Date provided any such Assignee or Grantee assumes all of Buyer's obligations under this Agreement.

            14.4 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

            14.5 Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

            14.6 Survival. Except as otherwise expressly provided herein, the covenants, agreements, representations and warranties made herein shall not survive the Closing Date for and shall merge into the Deed upon the recordation thereof in the Official Records.

            14.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

            14.8 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom.

            14.9 Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

            14.10 Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable default under this Agreement by the party so failing to perform.

            14.11 Construction. Headings at the beginning of each Section and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Sections and subparagraphs are to this Agreement. All exhibits referred to in this Agreement and the Glossary of Terms are attached and incorporated by this reference. If the date on which Buyer or Seller is required to take any action under the terms of this Agreement occurs on a Saturday, Sunday or Federal or State Holiday, then, the action shall be taken on the next succeeding business day.

            14.12 Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

            14.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

            14.14 No Joint Venture. This Agreement shall not create a partnership or joint venture relationship between Buyer and Seller.

            14.15 Intentionally Omitted.

            14.16 Required Actions of Buyer and Seller. Buyer and Seller agree to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated and shall use their commercially reasonable best efforts to consummate the transaction contemplated by this Agreement in accordance with the provisions hereof.

            14.17 Indemnification.

                  14.17.1 Seller agrees to indemnify, protect, defend and hold harmless Buyer and its respective nominees, successors, assigns, parent company (if any), officers, directors, partners, agents, employees and beneficiaries from any and all third-party liabilities, claims, causes of action, penalties, demands and expenses, of any kind or nature whatsoever (including attorney's fees and costs) arising out of, resulting from, or relating to, any breach by Seller of the representations and warranties as set forth in Section 9 of this Agreement.

                  14.17.2 Buyer agrees to indemnify and protect, defend and hold harmless Seller and its respective nominees, successors, assigns, officers, directors, partners, agents, employees and beneficiaries harmless from any and all third-party liabilities, claims, causes of action, penalties, demands, and expenses of any kind or nature whatsoever (including attorney's fees and costs) arising out of, resulting from, or relating to, any breach by Buyer of the representations and warranties set forth in Section 10 of this Agreement.

            14.18 WAIVER OF JURY TRIAL. SELLER AND BUYER, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, SELLER AND BUYER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

            14.19 ARBITRATION OF DISPUTES. THE PARTIES HEREBY AGREE TO SUBMIT ALL CONTROVERSIES, CLAIMS AND MATTERS OF DIFFERENCE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY TO BINDING ARBITRATION IN THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, IN ACCORDANCE WITH THE RULES AND PRACTICES OF THE AMERICAN ARBITRATION ASSOCIATION FROM TIME TO TIME IN EFFECT (THE "RULES"). THIS SUBMISSION AND AGREEMENT TO ARBITRATE SHALL BE MANDATORY, EXCLUSIVE AND SPECIFICALLY ENFORCEABLE. ALL REFERENCES IN THIS AGREEMENT TO LITIGATION BETWEEN PURCHASER AND SELLER, SHALL BE GOVERNED BY THE PROVISION OF THIS SECTION 14.20. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE FOLLOWING SHALL BE CONSIDERED CONTROVERSIES FOR THIS PURPOSE:

                  (i) ALL QUESTIONS RELATING TO THE BREACH OF ANY OBLIGATION, WARRANTY, REPRESENTATION, COVENANT OR AGREEMENT HEREUNDER OR UNDER ANY EXHIBIT HERETO AND ALL QUESTIONS RELATING TO THE CONSTRUCTION AND INTERPRETATION THEREOF;

                  (ii) ALL QUESTIONS RELATING TO REPRESENTATIONS, NEGOTIATIONS AND OTHER PROCEEDINGS LEADING TO THE EXECUTION HEREOF AND ALL MODIFICATIONS OF THIS AGREEMENT OF EVERY NATURE AND DESCRIPTION;

                  (iii) FAILURE OF ANY PARTY TO DENY OR REJECT A CLAIM OR DEMAND OF ANOTHER PARTY;

                  (iv)  ALL QUESTIONS AS TO WHETHER THE RIGHT TO ARBITRATE
ANY QUESTIONS EXISTS OR AS TO THE EXISTENCE OF ANY AGREEMENT TO ARBITRATE; AND

                  (v) ALL ISSUES RAISED BY ANY SUBSEQUENT ALLEGED AMENDMENT HERETO, WHETHER WRITTEN OR ORAL, UNLESS SUCH AMENDMENT EXPRESSLY CANCELS THIS ARBITRATION PROVISION IN WRITING SIGNED BY ALL AFFECTED PARTIES HERETO.

      THE PARTIES MAY AGREE ON A RETIRED JUDGE AS SOLE ARBITRATOR. IN THE ABSENCE OF SUCH AGREEMENT, THERE SHALL BE THREE (3) ARBITRATORS, SELECTED IN ACCORDANCE WITH THE RULES: ONE (1) ATTORNEY AND/OR RETIRED JUDGE, ONE (1)

EXPERT IN COMMERCIAL MORTGAGE AND REAL ESTATE TRANSACTIONS, AND ONE (1) CERTIFIED PUBLIC ACCOUNTANT. A DECISION AGREED ON BY TWO (2) OF THE ARBITRATORS SHALL BE THE DECISION OF THE ARBITRATION PANEL; PROVIDED, HOWEVER, THAT IN THE CASE OF MONETARY DAMAGES, IF THERE IS NO AGREEMENT OF TWO ARBITRATORS AS TO THE AMOUNT OF THE AWARD, THEN THE FINAL AWARD OF THE ARBITRATION PANEL FOR THE PURPOSE OF THIS AGREEMENT SHALL BE THE AMOUNT LEFT AFTER EXCLUDING THE HIGHEST AND LOWEST AMOUNTS. THE PARTIES AGREE TO ABIDE BY ALL AWARDS RENDERED IN SUCH PROCEEDINGS. ANY AWARD SHALL INCLUDE COSTS AND REASONABLE ATTORNEYS' FEES TO THE SUCCESSFUL PARTY. SUCH AWARDS SHALL BE FINAL AND BINDING ON ALL PARTIES. THERE SHALL BE NO APPEAL THEREFROM OTHER THAN FOR FRAUD OR MISCONDUCT. ALL AWARDS MAY BE FILED WITH THE CLERK OF ONE OR MORE COURTS, STATE OR FEDERAL, HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH AN AWARD IS RENDERED OR ITS PROPERTY AS A BASIS OF JUDGMENT AND OF THE ISSUANCE OF AN ORDER AUTHORIZING EXECUTION FOR COLLECTION. NOTHING IN THIS AGREEMENT AND/OR THE EXHIBITS HERETO SHALL BE DEEMED TO PREVENT THE ARBITRATION PANEL FROM EXERCISING AUTHORITY TO PERMIT EXERCISE BY A PARTY OF ITS LEGAL AND/OR EQUITABLE REMEDIES INCLUDING THE RIGHT OF OFFSET. IT IS UNDERSTOOD BY THE PARITIES THAT THERE IS NOT INTENDED IN THIS AGREEMENT OR ANY EXHIBIT HERETO THAT THERE BE A WAIVER OF A PARTY'S RIGHT TO ANY REMEDY WHICH MAY BE ENFORCED THROUGH ARBITRATION, SPECIFICALLY INCLUDING, WITHOUT LIMITATION, THE RIGHT OF SETOFF AND INJUNCTIVE RELIEF.

      NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

      _________________________           _________________________
          SELLER'S INITIALS                    BUYER'S INITIALS

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.

"BUYER"                                   "SELLER"

_________________________________,        INKTOMI CORPORATION,
a _______________________________         a Delaware corporation

By:______________________________         By:___________________________________

Its:_____________________________             Its:______________________________

                                          By:___________________________________

                                              Its:______________________________


Address for notices:                      Address for notices:

c/o EOP Operating Limited Partnership     Inktomi Corporation
2 North Riverside Plaza                   4100 East Third Avenue
Suite 2100                                Foster City, California  94404
Chicago, IL 60606-2703                    Attention  Randy Gottfried, with
Attention:  Mr. Robert Winter             copies, at the same address, to
Facsimile:  (312) 466-3403                Joseph Eandi, Esq.

with copies, at the same address, to:     With copies to:
Chief Legal Counsel
Facsimile:  (312) 559-5021                Crosby, Heafey, Roach & May
                                          Two Embarcadero Center
With copies to:                           San Francisco, California  94111
                                          Attention:  Charles H. Seaman, Esq.
Allen, Matkins, Leck, Gamble & Mallory    Facsimile No.:  (415) 391-8269
1901 Avenue of the Stars
Suite 1800
Los Angeles, California 90067
Attention:  Anton N. Natsis, Esq.
Facsimile No.:  (310) 788-2410

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                  Real property in the City of Foster City, County of San Mateo, State of California, described as follows:

                  PARCEL ONE:

                  Parcel I as created by that certain Lot Line Adjustment No. RS-98-002, recorded October 19, 1998 as Document No. 98169031, Official Records, and further described as follows:

                  COMMENCING at a point on the Northwesterly line of State Highway Route 92 (200 feet wide) being the Southwesterly corner of parcel designated "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967, in Book 5306 of Official Records at page 220, Records of San Mateo County; thence along said Northwesterly line, North 42 degrees 11' 46" East, 1024.01 feet to the true point of beginning;

                  Thence North 47 degrees 48' 14" West, 47.50 feet;

                  Thence North 42 degrees 11' 46" East, 55.87 feet;

                  Thence North 19 degrees 14' 15" West, 225.61 feet to a point on a non-tangent curve having a radius of 671.00 feet, from which point a radial line bears North 10 degrees 21' 52" West;

                  Thence Northeasterly, along said curve to the left through a central angle of 8 degrees 52' 23", an arc distance of 103.91 feet;

                  Thence radial to last said curve, North 19 degrees 14' 15", West 353.53 feet to a point on the Northerly line of Parcel 2 of Parcel Map No. 39-80, filed for recorded in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

                  Thence along said Northerly line the following seven (7) courses:

                  1. North 66 degrees 27' 38" East, 74.77 feet;
                  2. North 62 degrees 34' 48" East, 130.91 feet;
                  3. North 53 degrees 22' 49" East, 50.09 feet;
                  4. North 47 degrees 11' 51" East, 125.14 feet;
                  5. North 32 degrees 12' 03" East, 26.25 feet;
                  6. North 44 degrees 54' 58" East, 50.19 feet; and
                  7. North 55 degrees 44' 31" East, 9.79 feet;

                  Thence leaving said Northerly line, South 25 degrees 09' 20" East 136.05 feet;

                  Thence North 64 degrees 50' 40" East, 22.71 feet;

                  Thence North 42 degrees 27' 02" East, 270.86 feet;



                                    EXHIBIT A

                  Thence North 04 degrees 11' 44" East, 52.00 feet to a point on the Northerly line of said Parcel 2 of Parcel Map No. 39-80;

                  Thence along said Northerly line the following four (4) courses:

                  1. South 64 degrees 21' 32" East, 27.73 feet;
                  2. South 85 degrees 48' 16" East, 129.85 feet;
                  3. North 61 degrees 26' 03" East 51.24 feet; and
                  4. North 68 degrees 58' 30" East, 127.02 feet to the most Easterly corner of said Parcel 2 and a point in said Northwesterly line of State Highway Route 92;

                  Thence Southwesterly along said Northwesterly line and the Southeasterly line of said Parcel 2 the following three (3) courses:

                  1. South 42 degrees 27' 02" West, 897.25 feet;
                  2. South 12 degrees 32' 05" West, 202.07 feet; and
                  3. South 42 degrees 11' 16" West, 327.25 feet to the True Point of Beginning.

                  PARCEL TWO:

                  Parcel II as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:

                  COMMENCING at a point in the Northwesterly right of way line of State Highway Route 92 (200 feet wide) being also the most Easterly corner of Parcel 2 of Parcel Map No. 39-80, filed for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County; thence Westerly along the Northerly line of said Parcel 2, the following four courses:

                  South 68 degrees 58' 30" West, 127.02 feet; South 61 degrees 26' 03" 51.24 feet; North 85 degrees 48' 16" West 129.85 feet;
                  and North 64 degrees 21' 32" West 27.73 feet to the True Point of Beginning; thence South 04 degrees 11' 44" West 52.00 feet; thence South 42 degrees 27' 02" West 270.86 feet; thence South 64 degrees 50' 40" West 22.71 feet; thence North 25 degrees 09" 20" West 136.05 feet, to the Northerly line of Parcel 2 of Parcel Map No. 39-80; thence along said Northerly line North 55 degrees 44' 31" East 242.00 feet and North 88 degrees 14' 15" East 65.03 feet to the True Point of Beginning.

                  PARCEL THREE:

                  Parcel III as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:



                                    EXHIBIT A

                  BEGINNING at a point in the Southerly line of East Third Avenue (80 feet wide), being also the Northeasterly corner of Parcel 1 of Parcel Map No. 39-80, file for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

                  Thence along said Southerly line, North 70 degrees 45' 45" East, 5.97 feet to a point on a non-tangent curve, from which point a radial line bears North 46 degrees 20' 02" East;

                  Thence Easterly, Northerly and Westerly along the right of way line of East Third Avenue, along said non-tangent curve to the left, having a radius of 44.50 feet, through a central angle of 264 degrees 20' 35", an arc distance of 205.31 feet to a point of reverse curvature;

                  Thence Westerly, along a reverse curve to the right, having a radius of 49.50 feet, through a central angle 18 degrees 46' 18", an arc distance of 16.22 feet;

                  Thence, tangent to last said curve, South 70 degrees 45' 45" West 16.24 feet to a point on the Northerly extension of the Easterly line of said Parcel 1 of Parcel Map No. 39-80;

                  Thence along said extension, North 19 degrees 14' 15" West,
                  22.10 feet to the intersection of the Northerly line of Third Avenue with said extension of said Easterly line;

                  Thence along said Northerly line, South 70 degrees 45' 45" West, 1,017.61 feet, to the most Westerly corner of said Parcel 2 of said Parcel Map No. 39-80;

                  Thence along the Northerly line of said Parcel 2, the following thirteen (13) courses:

                  1. North 49 degrees 55' 43" East, 12.25 feet;
                  2. North 61 degrees 13' 12" East, 271.98 feet;
                  3. North 65 degrees 58' 42" East, 49.80 feet;
                  4. South 86 degrees 22' 18" East, 41.20 feet;
                  5. North 55 degrees 34' 52" East, 64.36 feet;
                  6. North 67 degrees 59' 17" East, 50.00 feet;
                  7. North 59 degrees 27' 28" East, 101.12 feet;
                  8. North 68 degrees 22' 12" East, 300.01 feet;
                  9. North 67 degrees 59' 17" East, 50.00 feet;
                  10. North 73 degrees 41' 53" East, 50.25 feet;
                  11. North 69 degrees 08' 02" East, 450.09 feet;
                  12. North 60 degrees 01' 10" East, 50.49 feet; and
                  13. North 66 degrees 27' 38" East, 0.26 feet;

                  Thence leaving said Northerly line of Parcel 2, along a radial line South 19 degrees 14' 15" East 353.53 feet to a point on a radial curve having a radius of 671.00 feet;

                  Thence Westerly along said curve, through a central angle of 8 degrees



                                    EXHIBIT A

                  52' 23", an arc distance of 103.91 feet to a point on said curve from which point a radial line bears North 10 degrees 21' 52" West;

                  Thence South 19 degrees 14' 15" East, 225.61 feet;

                  Thence South 42 degrees 11' 46" West, 55.87 feet;

                  Thence South 47 degrees 48' 14" East 47.50 feet to a point in the Northwesterly line of State Highway Route 92 (200 feet wide);

                  Thence along said Northwesterly line South 42 degrees 11' 46" West, 1024.01 feet to the most Southwesterly corner of said parcel of land designated, "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967 in Book 5306 of Official at page 220, Records of San Mateo County, being also a point in the Southeasterly line of Parcel 1 of Parcel Map No. 44-81, filed for record in Volume 52 of Parcel Maps at pages 47 and 48, Records of San Mateo County;

                  Thence along said Southeasterly line, North 39 degrees 54' 19" East, 662.49 feet to the Southeasterly corner of Parcel 1 of Parcel Map No. 46-82, filed for record in Volume 53 of Parcel Maps at pages 8 and 9, Records of San Mateo County;

                  Thence along the Easterly line of said Parcel 1 of Parcel Map No. 46-82, North 19 degrees 14' 15" West, 598.13 feet to the Point of Beginning.

                  PARCEL FOUR:

                  A non-exclusive perpetual easement for the purposes of construction, placing, installing, using, maintaining, operating, reconstructing, replacing, repairing, renewing and removing an

                  (A) underground eight (8) inch sanitary sewer line, together with any and all improvements appurtenant to such sewer line and/or any other improvements required or necessary, to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said sewer line and its appurtenances, and

                  (B) an underground thirty-six (36) inch storm drain line, together with any and all improvements appurtenant to such storm drain line and/or any other improvements required or necessary to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said storm drain line and its appurtenances, in, through, over, along, across and under the "Easement Area", more particularly described as follows:

                  A strip of land, 15 feet in width, situate in Foster City, County of San Mateo, State of California, being a portion of Parcel 1, as said Parcel is shown on Parcel Map No. 46-82, filed for record November 30, 1982 in Book 53 of Parcel Maps at pages 8 and 9,



                                    EXHIBIT A

                  San Mateo County Records, the Southwesterly line of said strip being described as follows:

                  BEGINNING at the Southwesterly corner of said Parcel 1, said corner being on the Northeasterly line of Lincoln Centre Drive (60' wide) as shown on said map;

                  Thence along the Southerly line of said Parcel 1, and the Northeasterly prolongation thereof, North 73 degrees 11' 08" East, 530.47 feet to the Northwesterly line of said Parcel 1 and the terminus of said strip.

                  The Northwesterly line of said strip shall be lengthened or shortened to begin on the Southwesterly line of said Parcel 1 and terminate on said Northeasterly line of said Parcel I.

                  The above easement is appurtenant to Parcels I and II above and was created by that certain Easement Agreement recorded July 15, 1998 as Document No. 98111669, Official Records.

                  APN: 094-532-060, -300, -320 & -340



                                    EXHIBIT A

                                    EXHIBIT B

                                TITLE EXCEPTIONS

1. General and special taxes and assessments for the fiscal year 2002-2003, a lien not yet due or payable.

2. The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

3. An easement for poles, wires and incidental purposes in the document recorded December 7, 1928 as instrument no. 23859-B, in Book 382 at page 452 of Official Records.

4. An easement for 2 independent lines of towers with wires, cables and incidental purposes in the document recorded September 17, 1952 as instrument no. 29466-K, in Book 2295 at page 719 of Official Records.

5. A waiver of any claims for damages by reason of the location, construction, landscaping or maintenance of a contiguous freeway, highway or roadway, as contained in the document recorded June 18, 1954 as instrument no. 64810-L, in Book 2642 at page 328 of Official Records.

6. An easement for sanitary force main, sanitary outfall sewer, cathodic protection and Lagoon Water level signal circuits, maintenance roadway, drainage channel and incidental purpose in the document recorded August 24,1966 as instrument no. 91192-Z, in Book 5207 at page 237 of Official Records.

7. Abutter's rights of ingress and egress to or from State Route 92 have been relinquished in the document recorded May 12, 1967 as 48569-AA, in Book 5306 at page 220 of Official Records.

8. An easement for outfall sewer line and incidental purposes in the document recorded July 27, 1972 as instrument no. 41769-AF, in Book 6197 at page 691 of Official Records.

9. An easement for sewer, roadway and drainage and incidental purposes in the document recorded December 11, 1972 as instrument no. 85687-AF, in Book 6287 at page 413 of Official Records.

10. Abutter's rights of ingress and egress to or from State Route 92 have been relinquished in the document recorded December 11, 1972 as instrument no. 85687-AF, in Book 6287 at page 413 of Official Records.

11. Abutter's rights of ingress and egress to or from State Route 92 have been relinquished in the document recorded February 26, 1974 as instrument no. 18554-AH, in Book 6559 at page 183 of Official Records.



                                    EXHIBIT B

12. An easement shown or dedicated on the map filed or recorded Parcel Map as No. 41-80 in Book 51 of Parcel Maps at pages 24 and 25

      For:                water easement and incidental purposes.

13. The fact that the land lies within the boundaries of the Foster City Community Development Project Area Redevelopment Project Area, as disclosed by the document recorded December 23, 1981 as instrument no. 20308-AT of Official Records.

14. EASEMENTS as shown on the Parcel Map No. 39-80 recorded in Book 52 of Parcel Maps at pages 42 and 43, over Parcel I herein, such strips to be kept open and free from buildings and structures of any kind, for:

      (a)   5 foot public utility easements

      (b)   proposed 10' x 10' sanitary sewer
            Easement to City of San Mateo

      (c)   proposed ingress and egress

      (d)   proposed temporary roadway easement to the City of Foster City

15. An easement for view and incidental purposes in the document recorded June 10, 1982 as instrument no. 82048611 of Official Records.

16. Covenants, conditions, restrictions and easements in the document recorded June 10, 1982 as instrument no. 82048611 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes or Section 12955 of the California Government Code. Lawful restrictions under state and federal law on the. age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

17. An easement for sanitary sewer force main and incidental purposes in the document recorded June 15,1998 as instrument no. 98090737 of Official Records.

18. The terms and provisions contained in the document entitled "EASEMENT AGREEMENT" recorded July 15,1998 as instrument no. 98111669 of Official Records.

19. An easement for communication facilities and incidental purposes in the document recorded September 21,1998 as instrument no. 98152031 of Official Records.

20. An easement for sanitary sewer force main and incidental purposes in the document recorded September 29,1998 as instrument no. 98157615 of Official Records.



                                    EXHIBIT B

21. Covenants, conditions, restrictions and easements in the document recorded October 19,1998 as instrument no. 98169032 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes or Section 12955 of the California Government Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

22.   AN EASEMENT as contained in the above document.
      For:  ingress, egress and incidental purposes.

23. Covenants, conditions, restrictions and easements in the document recorded October 19, 1998 as instrument no. 98169033 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes or Section 12955 of the California Government Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

24.   AN EASEMENT as contained in the above document:
      For:  parking access and incidental purposes.

25. The terms and provisions contained in the document entitled "IMPROVEMENT AGREEMENT BAYSIDE TOWERS (UP 96-011)" recorded November 2, 1998 as instrument no. 98179260 of Official Records.

26. An easement for underground gas and electric facilities and incidental purposes in the document recorded December 29, 1999 as instrument no. 1999-210897 of Official Records.

27.   The Lease-Back Lease.

28.   The Leases.

29. Any facts, rights, interests or claims that may exist or arise by reason of the following matters , disclosed by an ALTA/ACSM survey made by Kier & Wright Civil Engineers & Surveyors, Inc. on August 17, 2000, designated Job Number 96260-8:

      (e) Encroachment of buildings located on Parcels One and Three onto a sewer easement (98090737).



                                    EXHIBIT B

      (b) Walkway between Parcel Three and land adjacent to the west of Parcel Three.

      (c) Encroachment of bridge stradeling Parcels One and Three onto land adjacent to the northwest.

      (d) Encroachment of high voltage vault and two transformers over the southeast line of Parcel One onto State highway 92.

      (e) 4 electrical boxes and 1 transformer serving the land located outside of Parcel One within the State highway 92 right of way.

Parcels One, Two and Three lie within the 100 feet of the shore of San Francisco Bay and are within the jurisdiction of the Bay Conservation and Development Commission.



                                    EXHIBIT B

                                    EXHIBIT C

                              INTENTIONALLY OMITTED



                                    EXHIBIT C

                                    EXHIBIT D

                              INTENTIONALLY OMITTED



                                    EXHIBIT D

                                    EXHIBIT E

                                   GRANT DEED

RECORDING REQUESTED BY:

______________________________,

a ____________________________

WHEN RECORDED MAIL TO:

Allen, Matkins, Leck, Gamble & Mallory
1901 Avenue Of The Stars, Suite 1800
Los Angeles, California  90067-6050
Attn:  Anton N. Natsis, Esq.

MAIL TAX STATEMENTS TO:

______________________________
______________________________
______________________________
______________________________

================================================================================
                  (Space above this line is for recorder's use)

                                   GRANT DEED

The undersigned grantor declares:

Documentary Transfer Tax not shown pursuant to Section 11932 of the Revenue and Taxation Code, as amended

County of ____________

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, __________, a ____________ hereby GRANTS to ____________, a ____________, that certain real property in the County of _________, State of ____________, which is more particularly described on Schedule "1" ("Property") which is attached hereto.



                                    EXHIBIT E

      IN WITNESS WHEREOF, the Grantor has caused this Grant Deed to be executed as of the ___ day of ___________, 2002.

                                          _____________________________________,
                                          a ___________________________________

                                          By: _________________________________,
                                              a _______________________________

                                              By: _____________________________
                                                  Its: ________________________

                                              By: _____________________________
                                                  Its: ________________________



                                    EXHIBIT E

STATE OF _____________________)
                              )  ss.
COUNTY OF ____________________)

      On ________________________, before me, ________________________, a Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

                                          ______________________________________
                                            Notary Public in and for said State



STATE OF _____________________)
                              )  ss.
COUNTY OF ____________________)

      On ________________________, before me, ________________________, a Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

                                          ______________________________________
                                            Notary Public in and for said State



                                    EXHIBIT E

                                  SCHEDULE "1"

                          LEGAL DESCRIPTION OF PROPERTY

                  Real property in the City of Foster City, County of San Mateo, State of California, described as follows:

                  PARCEL ONE:

                  Parcel I as created by that certain Lot Line Adjustment No. RS-98-002, recorded October 19, 1998 as Document No. 98169031, Official Records, and further described as follows:

                  COMMENCING at a point on the Northwesterly line of State Highway Route 92 (200 feet wide) being the Southwesterly corner of parcel designated "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967, in Book 5306 of Official Records at page 220, Records of San Mateo County; thence along said Northwesterly line, North 42 degrees 11' 46" East, 1024.01 feet to the true point of beginning;

                  Thence North 47 degrees 48' 14" West, 47.50 feet;

                  Thence North 42 degrees 11' 46" East, 55.87 feet;

                  Thence North 19 degrees 14' 15" West, 225.61 feet to a point on a non-tangent curve having a radius of 671.00 feet, from which point a radial line bears North 10 degrees 21' 52" West;

                  Thence Northeasterly, along said curve to the left through a central angle of 8 degrees 52' 23", an arc distance of 103.91 feet;

                  Thence radial to last said curve, North 19 degrees 14' 15", West 353.53 feet to a point on the Northerly line of Parcel 2 of Parcel Map No. 39-80, filed for recorded in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

                  Thence along said Northerly line the following seven (7) courses:

                  1. North 66 degrees 27' 38" East, 74.77 feet;
                  2. North 62 degrees 34' 48" East, 130.91 feet;
                  3. North 53 degrees 22' 49" East, 50.09 feet;
                  4. North 47 degrees 11' 51" East, 125.14 feet;
                  5. North 32 degrees 12' 03" East, 26.25 feet;
                  6. North 44 degrees 54' 58" East, 50.19 feet; and
                  7. North 55 degrees 44' 31" East, 9.79 feet;

                  Thence leaving said Northerly line, South 25 degrees 09' 20" East 136.05 feet;



                                  SCHEDULE "1"

                  Thence North 64 degrees 50' 40" East, 22.71 feet;

                  Thence North 42 degrees 27' 02" East, 270.86 feet;

                  Thence North 04 degrees 11' 44" East, 52.00 feet to a point on the Northerly line of said Parcel 2 of Parcel Map No. 39-80;

                  Thence along said Northerly line the following four (4) courses:

                  1. South 64 degrees 21' 32" East, 27.73 feet;
                  2. South 85 degrees 48' 16" East, 129.85 feet;
                  3. North 61 degrees 26' 03" East 51.24 feet; and
                  4. North 68 degrees 58' 30" East, 127.02 feet to the most Easterly corner of said Parcel 2 and a point in said Northwesterly line of State Highway Route 92;

                  Thence Southwesterly along said Northwesterly line and the Southeasterly line of said Parcel 2 the following three (3) courses:

                  1. South 42 degrees 27' 02" West, 897.25 feet;
                  2. South 12 degrees 32' 05" West, 202.07 feet; and
                  3. South 42 degrees 11' 16" West, 327.25 feet to the True Point of Beginning.

                  PARCEL TWO:

                  Parcel II as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:

                  COMMENCING at a point in the Northwesterly right of way line of State Highway Route 92 (200 feet wide) being also the most Easterly corner of Parcel 2 of Parcel Map No. 39-80, filed for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County; thence Westerly along the Northerly line of said Parcel 2, the following four courses:

                  South 68 degrees 58' 30" West, 127.02 feet; South 61 degrees 26' 03" 51.24 feet; North 85 degrees 48' 16" West 129.85 feet;
                  and North 64 degrees 21' 32" West 27.73 feet to the True Point of Beginning; thence South 04 degrees 11' 44" West 52.00 feet; thence South 42 degrees 27' 02" West 270.86 feet; thence South 64 degrees 50' 40" West 22.71 feet; thence North 25 degrees 09" 20" West 136.05 feet, to the Northerly line of Parcel 2 of Parcel Map No. 39-80; thence along said Northerly line North 55 degrees 44' 31" East 242.00 feet and North 88 degrees 14' 15" East 65.03 feet to the True Point of Beginning.

                  PARCEL THREE:

                  Parcel III as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No.



                                  SCHEDULE "1"

                  98169031, Official Records of San Mateo County and further described as follows:

                  BEGINNING at a point in the Southerly line of East Third Avenue (80 feet wide), being also the Northeasterly corner of Parcel 1 of Parcel Map No. 39-80, file for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

                  Thence along said Southerly line, North 70 degrees 45' 45" East, 5.97 feet to a point on a non-tangent curve, from which point a radial line bears North 46 degrees 20' 02" East;

                  Thence Easterly, Northerly and Westerly along the right of way line of East Third Avenue, along said non-tangent curve to the left, having a radius of 44.50 feet, through a central angle of 264 degrees 20' 35", an arc distance of 205.31 feet to a point of reverse curvature;

                  Thence Westerly, along a reverse curve to the right, having a radius of 49.50 feet, through a central angle 18 degrees 46' 18", an arc distance of 16.22 feet;

                  Thence, tangent to last said curve, South 70 degrees 45' 45" West 16.24 feet to a point on the Northerly extension of the Easterly line of said Parcel 1 of Parcel Map No. 39-80;

                  Thence along said extension, North 19 degrees 14' 15" West,
                  22.10 feet to the intersection of the Northerly line of Third Avenue with said extension of said Easterly line;

                  Thence along said Northerly line, South 70 degrees 45' 45" West, 1,017.61 feet, to the most Westerly corner of said Parcel 2 of said Parcel Map No. 39-80;

                  Thence along the Northerly line of said Parcel 2, the following thirteen (13) courses:

                  1. North 49 degrees 55' 43" East, 12.25 feet;
                  2. North 61 degrees 13' 12" East, 271.98 feet;
                  3. North 65 degrees 58' 42" East, 49.80 feet;
                  4. South 86 degrees 22' 18" East, 41.20 feet;
                  5. North 55 degrees 34' 52" East, 64.36 feet;
                  6. North 67 degrees 59' 17" East, 50.00 feet;
                  7. North 59 degrees 27' 28" East, 101.12 feet;
                  8. North 68 degrees 22' 12" East, 300.01 feet;
                  9. North 67 degrees 59' 17" East, 50.00 feet;
                  10. North 73 degrees 41' 53" East, 50.25 feet;
                  11. North 69 degrees 08' 02" East, 450.09 feet;
                  12. North 60 degrees 01' 10" East, 50.49 feet; and
                  13. North 66 degrees 27' 38" East, 0.26 feet;

                  Thence leaving said Northerly line of Parcel 2, along a radial line South 19 degrees 14' 15" East 353.53 feet to a point on a radial curve



                                  SCHEDULE "1"
                  having a radius of 671.00 feet;

                  Thence Westerly along said curve, through a central angle of 8 degrees 52' 23", an arc distance of 103.91 feet to a point on said curve from which point a radial line bears North 10 degrees 21' 52" West;

                  Thence South 19 degrees 14' 15" East, 225.61 feet;

                  Thence South 42 degrees 11' 46" West, 55.87 feet;

                  Thence South 47 degrees 48' 14" East 47.50 feet to a point in the Northwesterly line of State Highway Route 92 (200 feet wide);

                  Thence along said Northwesterly line South 42 degrees 11' 46" West, 1024.01 feet to the most Southwesterly corner of said parcel of land designated, "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967 in Book 5306 of Official at page 220, Records of San Mateo County, being also a point in the Southeasterly line of Parcel 1 of Parcel Map No. 44-81, filed for record in Volume 52 of Parcel Maps at pages 47 and 48, Records of San Mateo County;

                  Thence along said Southeasterly line, North 39 degrees 54' 19" East, 662.49 feet to the Southeasterly corner of Parcel 1 of Parcel Map No. 46-82, filed for record in Volume 53 of Parcel Maps at pages 8 and 9, Records of San Mateo County;

                  Thence along the Easterly line of said Parcel 1 of Parcel Map No. 46-82, North 19 degrees 14' 15" West, 598.13 feet to the Point of Beginning.

                  PARCEL FOUR:

                  A non-exclusive perpetual easement for the purposes of construction, placing, installing, using, maintaining, operating, reconstructing, replacing, repairing, renewing and removing an

                  (A) underground eight (8) inch sanitary sewer line, together with any and all improvements appurtenant to such sewer line and/or any other improvements required or necessary, to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said sewer line and its appurtenances, and

                  (B) an underground thirty-six (36) inch storm drain line, together with any and all improvements appurtenant to such storm drain line and/or any other improvements required or necessary to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said storm drain line and its appurtenances, in, through, over, along, across and under the "Easement Area", more particularly described as follows:

                  A strip of land, 15 feet in width, situate in Foster City, County of



                                  SCHEDULE "1"

                  San Mateo, State of California, being a portion of Parcel 1, as said Parcel is shown on Parcel Map No. 46-82, filed for record November 30, 1982 in Book 53 of Parcel Maps at pages 8 and 9, San Mateo County Records, the Southwesterly line of said strip being described as follows:

                  BEGINNING at the Southwesterly corner of said Parcel 1, said corner being on the Northeasterly line of Lincoln Centre Drive (60' wide) as shown on said map;

                  Thence along the Southerly line of said Parcel 1, and the Northeasterly prolongation thereof, North 73 degrees 11' 08" East, 530.47 feet to the Northwesterly line of said Parcel 1 and the terminus of said strip.

                  The Northwesterly line of said strip shall be lengthened or shortened to begin on the Southwesterly line of said Parcel 1 and terminate on said Northeasterly line of said Parcel I.

                  The above easement is appurtenant to Parcels I and II above and was created by that certain Easement Agreement recorded July 15, 1998 as Document No. 98111669, Official Records.

                  APN: 094-532-060, -300, -320 & -340



                                  SCHEDULE "1"

                                    EXHIBIT F

                             TENANT LEASE ASSIGNMENT

      THIS TENANT LEASE ASSIGNMENT ("Assignment") is made this _____ day of __________, ____ by and between ___________________________, a ________________
("Assignor"), and ______________________________, a ______________, ("Assignee")
with respect to the following matters.

                                   WITNESSETH:

      Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of _______, ____ ("Purchase Agreement"), respecting the sale of certain "Property" (as defined in the Purchase Agreement). Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Purchase Agreement.

      Under the Purchase Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to all Tenant Leases and Tenant Deposits, which Tenant Leases and Tenant Deposits are set forth on Exhibit "A" attached hereto.

      NOW, THEREFORE, incorporating the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Tenant Leases (excluding the "Retained Rights") and Tenant Deposits and Assignee hereby accepts such assignment. "Retained Rights" means Assignor's rights to unpaid rents or other fees and amounts allocable to the period prior to the date hereof.

      Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee such documents as Assignee may reasonably request to fully assign and transfer to and vest in Assignee and protect Assignee's or their right, title and interest in and to the Tenant Leases and the Tenant Deposits and the rights of Assignor intended to be transferred and assigned hereby.

      Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Leases accruing or arising on or after the date of this Assignment.

      Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee's officers, directors, partners, members, employees, attorneys, property managers and agents and their respective successors and assigns, from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of: (i) any breach by Assignor prior to the date hereof, of any Assignor's obligations under the Tenant Leases or with respect to the Tenant Deposits, or (ii) any leasing commissions, broker's commissions or finder's fees which accrue after the date hereof with respect to (A) any Tenant Leases, executed prior to the date of the Agreement and (B) any renewals or expansions of any Tenant Leases exercised prior to the date of Agreement.

      Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's officers, directors, partners, members, employees, attorneys, property managers and agents and their respective successors and assigns, from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after



                                    EXHIBIT F
the date hereof, of any of Assignee's obligations under the Tenant Leases or with respect to the Tenant Deposits.

      This Assignment is made without recourse and without any express or implied representation or warranty of any kind, except as expressly set forth in the Purchase Agreement.

      In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees and costs.

      This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

      This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

      This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

"Assignor"                                _____________________________________,
                                          a ___________________________________

                                              By: _____________________________
                                                  Its: ________________________

                                              By: _____________________________
                                                  Its: ________________________

"Assignee"                                _____________________________________,
                                          a ___________________________________

                                              By: _____________________________
                                                  Its: ________________________

                                              By: _____________________________
                                                  Its: ________________________



                                    EXHIBIT F

                             EXHIBIT A TO EXHIBIT F

                        TENANT LEASES AND TENANT DEPOSITS

                                [TO BE PROVIDED]



                                  EXHIBIT A TO
                                    EXHIBIT F

                                    EXHIBIT G

                       GENERAL ASSIGNMENT AND BILL OF SALE

      THIS GENERAL ASSIGNMENT AND BILL OF SALE ("Assignment") is made this ____ day of _______, ____ by and between _____________________________, a
_______________________ ("Assignor"), and _________________________, a
_________________, ("Assignee"), with respect to the following matters.

                                   WITNESSETH

      Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of __________, ____ ("Purchase Agreement"), respecting the sale of certain "Property", including the "Real Property" described in Exhibit "A" attached hereto and the "Improvements" located thereon (all as defined in the Purchase Agreement). Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Purchase Agreement.

      Under the Purchase Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to: (i) the Records and Plans, if any, (ii) the Licenses and Permits, if any, (iii) the Approved Contracts, and (iv) the Personal Property.

      NOW, THEREFORE incorporating the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to, and Assignee hereby accepts such assignment, with respect to:

            (i)   the Records and Plans listed on Schedule 1 hereto;

            (ii)  the Licenses and Permits listed on Schedule 1 hereto;

            (iii) the Approved Contracts;

            (iv)  the Personal Property listed on Schedule 2 hereto;

            (v) all assignable warranties, indemnities, guarantees and bonds (express or implied) issued in connection with or arising out of the purchase and repair of the Personal Property;

            (vi) any other tangible personal property and all intangible rights in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Property, except that owned by any Tenant of the Property; and

            (vii) any entitlements or rights with respect to the future development of the Real Property.

      Assignor hereby covenants that Assignor will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee any new or confirmatory instruments which Assignee may reasonably request in order to fully assign and transfer to and vest in Assignee, and to protect Assignee's right, title and interest in and to the Records and Plans, Licenses and Permits, Service Contracts, Personal Property and all related warranties, indemnities and guarantees, and all other tangible



                                    EXHIBIT G
property and intangible rights in connection with the Property, or to otherwise realize upon or enjoy such rights in such assigned rights and properties.

      Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Approved Contracts and Licenses and Permits accruing or arising on or after the date of this Purchase Agreement.

      Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's officers, directors, partners, members, employees, attorneys, property managers and agents and Assignor's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof of any of Assignee's obligations under the Approved Contracts.

      Assignor hereby agrees to indemnify and hold harmless Assignee's officers, directors, partners, members, employees, attorneys, property managers and agents and Assignee's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof of any of Assignor's obligations under the Approved Contracts or under the Licenses and Permits.

      This Assignment is made without recourse and without any express or implied representation or warranty of any kind, except as expressly set forth in the Purchase Agreement.

      In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees and costs.

      This Assignment maybe executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

      This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

      This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

      IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

"Assignor"                                _____________________________________,
                                          a ___________________________________

                                              By: _____________________________
                                                  Its: ________________________

                                              By: _____________________________
                                                  Its: ________________________



                                    EXHIBIT G

"Assignee"                                _____________________________________,
                                          a ___________________________________

                                              By: _____________________________
                                                  Its: ________________________

                                              By: _____________________________
                                                  Its: ________________________



                                    EXHIBIT G

                             EXHIBIT A TO EXHIBIT G

                                LEGAL DESCRIPTION

                  Real property in the City of Foster City, County of San Mateo, State of California, described as follows:

                  PARCEL ONE:

                  Parcel I as created by that certain Lot Line Adjustment No. RS-98-002, recorded October 19, 1998 as Document No. 98169031, Official Records, and further described as follows:

                  COMMENCING at a point on the Northwesterly line of State Highway Route 92 (200 feet wide) being the Southwesterly corner of parcel designated "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967, in Book 5306 of Official Records at page 220, Records of San Mateo County; thence along said Northwesterly line, North 42 degrees 11' 46" East, 1024.01 feet to the true point of beginning;

                  Thence North 47 degrees 48' 14" West, 47.50 feet;

                  Thence North 42 degrees 11' 46" East, 55.87 feet;

                  Thence North 19 degrees 14' 15" West, 225.61 feet to a point on a non-tangent curve having a radius of 671.00 feet, from which point a radial line bears North 10 degrees 21' 52" West;

                  Thence Northeasterly, along said curve to the left through a central angle of 8 degrees 52' 23", an arc distance of 103.91 feet;

                  Thence radial to last said curve, North 19 degrees 14' 15", West 353.53 feet to a point on the Northerly line of Parcel 2 of Parcel Map No. 39-80, filed for recorded in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

                  Thence along said Northerly line the following seven (7) courses:

                  1. North 66 degrees 27' 38" East, 74.77 feet;
                  2. North 62 degrees 34' 48" East, 130.91 feet;
                  3. North 53 degrees 22' 49" East, 50.09 feet;
                  4. North 47 degrees 11' 51" East, 125.14 feet;
                  5. North 32 degrees 12' 03" East, 26.25 feet;
                  6. North 44 degrees 54' 58" East, 50.19 feet; and
                  7. North 55 degrees 44' 31" East, 9.79 feet;

                  Thence leaving said Northerly line, South 25 degrees 09' 20" East 136.05 feet;



                                  EXHIBIT A TO
                                    EXHIBIT G

                  Thence North 64 degrees 50' 40" East, 22.71 feet;

                  Thence North 42 degrees 27' 02" East, 270.86 feet;

                  Thence North 04 degrees 11' 44" East, 52.00 feet to a point on the Northerly line of said Parcel 2 of Parcel Map No. 39-80;

                  Thence along said Northerly line the following four (4) courses:

                  1. South 64 degrees 21' 32" East, 27.73 feet;
                  2. South 85 degrees 48' 16" East, 129.85 feet;
                  3. North 61 degrees 26' 03" East 51.24 feet; and
                  4. North 68 degrees 58' 30" East, 127.02 feet to the most Easterly corner of said Parcel 2 and a point in said Northwesterly line of State Highway Route 92;

                  Thence Southwesterly along said Northwesterly line and the Southeasterly line of said Parcel 2 the following three (3) courses:

                  1. South 42 degrees 27' 02" West, 897.25 feet;
                  2. South 12 degrees 32' 05" West, 202.07 feet; and
                  3. South 42 degrees 11' 16" West, 327.25 feet to the True Point of Beginning.

                  PARCEL TWO:

                  Parcel II as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:

                  COMMENCING at a point in the Northwesterly right of way line of State Highway Route 92 (200 feet wide) being also the most Easterly corner of Parcel 2 of Parcel Map No. 39-80, filed for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County; thence Westerly along the Northerly line of said Parcel 2, the following four courses:

                  South 68 degrees 58' 30" West, 127.02 feet; South 61 degrees 26' 03" 51.24 feet; North 85 degrees 48' 16" West 129.85 feet;
                  and North 64 degrees 21' 32" West 27.73 feet to the True Point of Beginning; thence South 04 degrees 11' 44" West 52.00 feet; thence South 42 degrees 27' 02" West 270.86 feet; thence South 64 degrees 50' 40" West 22.71 feet; thence North 25 degrees 09" 20" West 136.05 feet, to the Northerly line of Parcel 2 of Parcel Map No. 39-80; thence along said Northerly line North 55 degrees 44' 31" East 242.00 feet and North 88 degrees 14' 15" East 65.03 feet to the True Point of Beginning.

                  PARCEL THREE:

                  Parcel III as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No.



                                  EXHIBIT A TO
                                    EXHIBIT G

                  98169031, Official Records of San Mateo County and further described as follows:

                  BEGINNING at a point in the Southerly line of East Third Avenue (80 feet wide), being also the Northeasterly corner of Parcel 1 of Parcel Map No. 39-80, file for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

                  Thence along said Southerly line, North 70 degrees 45' 45" East, 5.97 feet to a point on a non-tangent curve, from which point a radial line bears North 46 degrees 20' 02" East;

                  Thence Easterly, Northerly and Westerly along the right of way line of East Third Avenue, along said non-tangent curve to the left, having a radius of 44.50 feet, through a central angle of 264 degrees 20' 35", an arc distance of 205.31 feet to a point of reverse curvature;

                  Thence Westerly, along a reverse curve to the right, having a radius of 49.50 feet, through a central angle 18 degrees 46' 18", an arc distance of 16.22 feet;

                  Thence, tangent to last said curve, South 70 degrees 45' 45" West 16.24 feet to a point on the Northerly extension of the Easterly line of said Parcel 1 of Parcel Map No. 39-80;

                  Thence along said extension, North 19 degrees 14' 15" West,
                  22.10 feet to the intersection of the Northerly line of Third Avenue with said extension of said Easterly line;

                  Thence along said Northerly line, South 70 degrees 45' 45" West, 1,017.61 feet, to the most Westerly corner of said Parcel 2 of said Parcel Map No. 39-80;

                  Thence along the Northerly line of said Parcel 2, the following thirteen (3) courses:

                  1. North 49 degrees 55' 43" East, 12.25 feet;
                  2. North 61 degrees 13' 12" East, 271.98 feet;
                  3. North 65 degrees 58' 42" East, 49.80 feet;
                  4. South 86 degrees 22' 18" East, 41.20 feet;
                  5. North 55 degrees 34' 52" East, 64.36 feet;
                  6. North 67 degrees 59' 17" East, 50.00 feet;
                  7. North 59 degrees 27' 28" East, 101.12 feet;
                  8. North 68 degrees 22' 12" East, 300.01 feet;
                  9. North 67 degrees 59' 17" East, 50.00 feet;
                  10. North 73 degrees 41' 53" East, 50.25 feet;
                  11. North 69 degrees 08' 02" East, 450.09 feet;
                  12. North 60 degrees 01' 10" East, 50.49 feet; and
                  13. North 66 degrees 27' 38" East, 0.26 feet;

                  Thence leaving said Northerly line of Parcel 2, along a radial line South 19 degrees 14' 15" East 353.53 feet to a point on a radial curve



                                  EXHIBIT A TO
                                    EXHIBIT G
                  having a radius of 671.00 feet;

                  Thence Westerly along said curve, through a central angle of 8 degrees 52' 23", an arc distance of 103.91 feet to a point on said curve from which point a radial line bears North 10 degrees 21' 52" West;

                  Thence South 19 degrees 14' 15" East, 225.61 feet;

                  Thence South 42 degrees 11' 46" West, 55.87 feet;

                  Thence South 47 degrees 48' 14" East 47.50 feet to a point in the Northwesterly line of State Highway Route 92 (200 feet wide);

                  Thence along said Northwesterly line South 42 degrees 11' 46" West, 1024.01 feet to the most Southwesterly corner of said parcel of land designated, "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967 in Book 5306 of Official at page 220, Records of San Mateo County, being also a point in the Southeasterly line of Parcel 1 of Parcel Map No. 44-81, filed for record in Volume 52 of Parcel Maps at pages 47 and 48, Records of San Mateo County;

                  Thence along said Southeasterly line, North 39 degrees 54' 19" East, 662.49 feet to the Southeasterly corner of Parcel 1 of Parcel Map No. 46-82, filed for record in Volume 53 of Parcel Maps at pages 8 and 9, Records of San Mateo County;

                  Thence along the Easterly line of said Parcel 1 of Parcel Map No. 46-82, North 19 degrees 14' 15" West, 598.13 feet to the Point of Beginning.

                  PARCEL FOUR:

                  A non-exclusive perpetual easement for the purposes of construction, placing, installing, using, maintaining, operating, reconstructing, replacing, repairing, renewing and removing an

                  (A) underground eight (8) inch sanitary sewer line, together with any and all improvements appurtenant to such sewer line and/or any other improvements required or necessary, to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said sewer line and its appurtenances, and

                  (B) an underground thirty-six (36) inch storm drain line, together with any and all improvements appurtenant to such storm drain line and/or any other improvements required or necessary to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said storm drain line and its appurtenances, in, through, over, along, across and under the "Easement Area", more particularly described as follows:

                  A strip of land, 15 feet in width, situate in Foster City, County of



                                  EXHIBIT A TO
                                    EXHIBIT G

                  San Mateo, State of California, being a portion of Parcel 1, as said Parcel is shown on Parcel Map No. 46-82, filed for record November 30, 1982 in Book 53 of Parcel Maps at pages 8 and 9, San Mateo County Records, the Southwesterly line of said strip being described as follows:

                  BEGINNING at the Southwesterly corner of said Parcel 1, said corner being on the Northeasterly line of Lincoln Centre Drive (60' wide) as shown on said map;

                  Thence along the Southerly line of said Parcel 1, and the Northeasterly prolongation thereof, North 73 degrees 11' 08" East, 530.47 feet to the Northwesterly line of said Parcel 1 and the terminus of said strip.

                  The Northwesterly line of said strip shall be lengthened or shortened to begin on the Southwesterly line of said Parcel 1 and terminate on said Northeasterly line of said Parcel I.

                  The above easement is appurtenant to Parcels I and II above and was created by that certain Easement Agreement recorded July 15, 1998 as Document No. 98111669, Official Records.

                  APN: 094-532-060, -300, -320 & -340



                                  EXHIBIT A TO
                                    EXHIBIT G

                             SCHEDULE 1 TO EXHIBIT G


                                RECORDS AND PLANS


                              LICENSES AND PERMITS



                                  EXHIBIT A TO
                                    EXHIBIT G

                             SCHEDULE 2 TO EXHIBIT G


                                PERSONAL PROPERTY



                                  EXHIBIT A TO
                                    EXHIBIT G

                                    EXHIBIT H

               TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

      To inform _________________________________, a _____________________,
("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") will not be required upon the transfer of certain real property to the Transferee by __________________, a ________________________ ("Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

      1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

      2. The Transferor's U.S. employer identification/social security number is _______________________________________________; and

      3.    The Transferor's office/personal residence address is ______________
_________________________________________________________.

      The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      The Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

      Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Date:  ____________, 2002                 _____________________________________,
                                          a ___________________________________

                                          By: _________________________________,
                                              Its: ____________________________



                                    EXHIBIT H

                                    EXHIBIT I

                           TENANT NOTIFICATION LETTER

______________________, 2002

____________________________
____________________________
____________________________
____________________________

            Re: Your lease (the "Lease") of space in the project known as "_______________" located in _______________, California
                  (the "Project")

Ladies and Gentlemen:

      You are hereby notified that ___________________, (the "Owner"), as owner of the Project and the current owner of the landlord's interest under the Lease, has sold the Project to ______________________-, ("Buyer") as of the date of this Tenant Notice Letter set forth above, and in connection with such sale the Owner has assigned and transferred its interest in the Lease and any and all security deposits thereunder or relating thereto to Buyer, and Buyer has assumed and agreed to perform all of the landlord's obligations under the Lease (including any obligations set forth in the Lease to repay or account for any security deposits thereunder) from and after such date. Accordingly, (i) all of your obligations under the Lease from and after the date of this Tenant Notice Letter (including your obligations to pay rent and fulfill your insurance requirements) shall be performable to and for the benefit of Buyer, its successors and assigns and (ii) all of the obligations of the landlord under the Lease (including any obligations to repay or account for any security deposits thereunder) from and after the date of this Tenant Notice Letter shall be the binding obligations of Buyer and its successors and assigns.

      The address of Buyer for all purposes under the Lease (including the payments of rentals, the recoupment of and security deposits and the giving of any notices provided for in the Lease) is:


                     ______________________________________
                     ______________________________________
                     ______________________________________
                     ______________________________________

                                          Very truly yours,

                                          ______________________________________


                                          By: __________________________________
                                              Its: _____________________________



                                    EXHIBIT I

                                    EXHIBIT D

                                LEASE BACK LEASE

                                    EXHIBIT D



                                 BAYSIDE TOWERS
                             FOSTER CITY, CALIFORNIA







                             OFFICE LEASE AGREEMENT


                                     BETWEEN


       [[LANDLORD'S NAME AND ENTITY TYPE TO BE PROVIDED: EOP-XXX, L.L.C.,
                     A DELAWARE LIMITED LIABILITY COMPANY]]
                                  ("LANDLORD")


                                       AND


                   INKTOMI CORPORATION, A DELAWARE CORPORATION
                                   ("TENANT")

                                TABLE OF CONTENTS

I.      BASIC LEASE INFORMATION.........................................     1
II.     LEASE GRANT.....................................................     4
III.    POSSESSION......................................................     4
IV.     RENT............................................................     4
V.      COMPLIANCE WITH LAWS; USE.......................................    10
VI.     SECURITY DEPOSIT; LETTER OF CREDIT..............................    11
VII.    SERVICES TO BE FURNISHED BY LANDLORD............................    12
VIII.   LEASEHOLD IMPROVEMENTS..........................................    13
IX.     REPAIRS AND ALTERATIONS.........................................    14
X.      USE OF ELECTRICAL SERVICES BY TENANT............................    16
XI.     ENTRY BY LANDLORD...............................................    17
XII.    ASSIGNMENT AND SUBLETTING.......................................    17
XIII.   LIENS...........................................................    21
XIV.    INDEMNITY AND WAIVER OF CLAIMS..................................    21
XV.     INSURANCE.......................................................    22
XVI.    SUBROGATION.....................................................    23
XVII.   CASUALTY DAMAGE.................................................    23
XVIII.  CONDEMNATION....................................................    25
XIX.    EVENTS OF DEFAULT...............................................    25
XX.     REMEDIES........................................................    26
XXI.    LIMITATION OF LIABILITY.........................................    28
XXII.   NO WAIVER.......................................................    29
XXIII.  QUIET ENJOYMENT.................................................    29
XXIV.   INTENTIONALLY OMITTED...........................................    29
XXV.    HOLDING OVER....................................................    29
XXVI.   SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE................    30
XXVII.  ATTORNEYS' FEES.................................................    31
XXVIII. NOTICE..........................................................    31
XXIX.   EXCEPTED RIGHTS.................................................    31
XXX.    SURRENDER OF PREMISES...........................................    32
XXXI.   MISCELLANEOUS...................................................    32
XXXII.  ENTIRE AGREEMENT................................................    35

                             OFFICE LEASE AGREEMENT

      THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the ____ day of ___________, 2002, by and between [[LANDLORD'S NAME AND ENTITY TYPE TO BE PROVIDED EOP-XXX, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY]] ("Landlord") and INKTOMI CORPORATION, A DELAWARE CORPORATION ("Tenant").

I.    BASIC LEASE INFORMATION.

      A. "Building" shall mean the two buildings located at 4000 East 3rd Avenue, Foster City, California (the "4000 Building") and 4100 East 3rd Avenue, Foster City, California (the "4100 Building") which buildings are commonly known as Bayside Towers.

      B. "Rentable Square Footage of the Building" is deemed to be 261,394 rentable square feet.

      C. "Premises" shall mean the area shown on EXHIBIT A to this Lease. The Premises are located on the 4th floor of the 4000 Building and known as suite number 4000, and in the entire 4100 Building. The "Rentable Square Footage of the Premises" is deemed to be 153,712 rentable square feet, in the aggregate, which is comprised of 23,155 rentable square feet in the 4000 Building and 130,557 rentable square feet in the 4100 Building. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

      D.    "Base Rent":

                         ANNUAL RATE PER           ANNUAL             MONTHLY
     YEAR OF TERM      RENTABLE SQUARE FOOT       BASE RENT          BASE RENT
   ----------------    --------------------    ----------------    -------------

           1                  $18.00             $2,766,816.00       $230,568.00

           2                  $18.00             $2,766,816.00       $230,568.00

           3                  $18.00             $2,766,816.00       $230,568.00

           4                  $18.00             $2,766,816.00       $230,568.00

           5                  $18.00             $2,766,816.00       $230,568.00

         6-10          $18.00, as adjusted pursuant to Section IV.F below

      E.    "Tenant's Pro Rata Share": 58.8047%.

            "Tenant's Monthly Expense and Tax Payment": $153,712.00 (which is equal to the product of the Rentable Square Footage of the Premises and $1.00 per rentable square foot per month), which is Tenant's Pro Rata Share of the monthly estimated Expenses and monthly estimated Taxes (as more fully described in, and subject to adjustment as described in Article IV below).

      F. "Term": A period of 120 months. The Term shall commence on [TO BE PROVIDED] (the "Commencement Date") and, unless terminated early in accordance with this Lease, end on [TO BE PROVIDED] (the "Termination Date"). Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as EXHIBIT C.

      G.    Tenant allowance(s): None.

      H. "Security Deposit": $2,305,680.00 (which is equal to the product of (i) 6, (ii) the Rentable Square Footage of the Premises, and (iii) the sum of the monthly Base Rent rate per rentable square foot and the estimate of Tenant's Monthly Expense and Tax Payment per rentable square foot), in the form of a Letter of Credit, as further set forth in Article VI, below.

      I.    "Guarantor(s)": None.

      J.    "Broker(s)": None.

      K. "Permitted Use": General office use and administrative purposes and ancillary office uses reasonably related thereto (including, without limitation, electronic commerce research and development and product support) and other legally permitted uses consistent with the character of a first class office building.

      L.    "Notice Addresses":

             Tenant:                         With a copy to:
             Inktomi Corporation             Inktomi Corporation
             4100 East 3rd Avenue            4100 East 3rd Avenue
             Foster City, California 94404   Foster City, California 94404
             Phone:  (650) 653-3139          Phone:  (650) 653-3395
             Fax:  (650) 653-3088            Fax:  (650) 653-2801
             Attention:  Director of         Attention:  Real Estate
                         Real Estate                     Legal Counsel

            Landlord:                        With a copy to:
            [INSERT NAME OF LANDLORD]        c/o EOP Operating Limited
            c/o Equity Office Properties     Partnership
            Trust                            Two North Riverside Plaza
            4100 East 3rd Avenue             Suite 2100
            Foster City, California 94404    Chicago, Illinois 60606-2703
            Attention:  Property Manager     Attention: Mr. Robert Winter

                                             and to:

                                             Equity Office Properties Trust
                                             Two North Riverside Plaza
                                             Suite 2100
                                             Chicago, Illinois 60606
                                             Attention: Regional Counsel --
                                             San Francisco Region

                                             and to:

                                             Allen Matkins Leck Gamble &
                                             Mallory LLP
                                             1901 Avenue of the Stars
                                             Suite 1800
                                             Los Angeles, California 90067
                                             Attention: Anton N. Natsis, Esq.

            Rent (defined in Section IV.A) is payable to the order of EQUITY OFFICE PROPERTIES. Landlord shall notify Tenant in writing of the address to be used for the payment of Rent following the execution of this Lease.

      M. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by the Comparable Buildings (defined in Exhibit E, Section I.E).

      N.    Intentionally Omitted.

      O. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

      P. "Normal Business Hours" for the Building are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

      Q. "Property" means the Building and the parcel(s) of land on which it is located, and the landscaping, the parking facilities (which shall include only the existing surface parking lots serving the Building as of September 1, 2002) and all other improvements owned by Landlord and serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

II.   LEASE GRANT.

      Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas").

III.  POSSESSION.

      Landlord and Tenant acknowledge that Tenant is currently is possession of the Premises and subject to Landlord's obligations under Section IX.B., Tenant shall continue to accept the Premises in its "as is" condition and configuration. Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building, except as may be expressly set forth in this Lease.

IV.   RENT.

      A. Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction (other than as expressly provided in this Lease), the Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) reasonably acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 4% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 Business Days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of Expenses (defined in Section IV.C.) and Taxes (defined in
            Section IV.D.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Except as expressly set forth in this Lease, Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

      B. Payment of Tenant's Pro Rata Share of Expenses and Taxes. Tenant shall pay Tenant's Pro Rata Share of the total amount of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D) for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses and Taxes, which initial monthly sum is defined in Section I.E. above as the "Tenant's Monthly Expense and Tax Payment". If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's Monthly Expense and Tax Payment shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent, provided, however, if the Term has expired, then any overpayment shall be refunded to Tenant within 30 days after receipt of the new estimate.

            As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant's Pro Rata Share of the actual amount of Expenses and Taxes for the prior calendar year. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

      C. Expenses Defined. "Expenses" means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property, including, but not limited to:

            1. Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans, for all persons at or below the level of Portfolio Manager or Portfolio Engineer who are engaged in the operation, management, maintenance or security of the Building and/or the Property; provided that if any employees of Landlord provide services for the Building and other buildings of Landlord, then a prorated portion of such employee's wages, benefits and taxes shall be included in Expenses based on the portion of their working time devoted to the Building.

            2. Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

            3. The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment, provided that costs of rentals and other related expenses incurred in leasing HVAC, elevators or other equipment ordinarily considered to be of a capital nature may only be included in Expenses in the event that (i) such equipment is used in providing janitorial or similar services, or normal repairs and maintenance, and is not affixed to the Building or the Property, or (ii) such equipment is used in the event of an emergency.

            4. Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

            5. Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. "Electrical Costs" means:
                  (a) charges paid by Landlord for electricity; (b) costs incurred in connection with an energy management program for the Property; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

            6. The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Property which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property; or
                  (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over lesser of the Payback Period (defined below) or 10 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement, and shall only apply to capital expenditures under item (a) above. Notwithstanding the foregoing, the portion of the annual amortized costs to be included in Expenses in any calendar year with respect to a capital improvement which is intended to reduce expenses or improve the operating efficiency of the Property or Building shall equal the lesser of: (a) such annual amortized costs; and (b) the projected annual amortized reduction in expenses for that portion of the amortization period of the capital improvement which falls within the Term (based on the total cost savings for such period, as reasonably estimated by Landlord).

            7. All fees, costs, expenses or other amounts payable by Landlord to any association established for the benefit of the Property and/or other properties.

            If Landlord incurs Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Property and the other buildings or properties. Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; the cost of providing any service directly to and paid directly by Tenant; sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section IV.C.2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; attorney's fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building; the cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant; any expenses for which Landlord has received actual reimbursement (other than through Expenses); costs incurred to comply with Laws relating to the removal of hazardous material (as defined under applicable Law) which was in existence in the Building prior to the Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building after the date hereof by Landlord or any other tenant of the Building and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and any costs expressly excluded from Expenses elsewhere in this Lease.

            If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, then the Expenses which vary in amount based upon the occupancy levels of the Building shall, at Landlord's option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. If Tenant pays for Tenant's Pro Rata Share of Expenses based on increases over a "Base Year" and Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building. Landlord shall
            (i) not make a profit by charging items to Expenses that are otherwise also charged separately to others and (ii) Landlord shall not collect Expenses from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in Expenses.

      D. Taxes Defined. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Building and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees reasonably incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs reasonably incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.

      E. Audit Rights. Tenant may, within 180 days after receiving Landlord's statement of Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 180 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

      F. Increase in Base Rent. On the fifth anniversary of the Commencement Date, the monthly Base Rent per rentable square foot of the Premises shall be increased by the greater of (i) the cumulative percentage increase in the "Consumer Index" during the five year period ending on such anniversary or (ii) $0.156 per rentable square foot of the Premises per month. The "Consumer Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers (1982-1984=100) U.S. City Average for All Items, as published by the United States Department of Labor, Bureau of Labor Statistics. If the Consumer Index is discontinued or revised during the Term, then such other index or computation with which it is replaced or other reasonable replacement as determined by Landlord shall be used. Landlord shall submit a statement to Tenant reflecting the increase, if any, as provided in this Section. If such statement is delayed, Tenant shall continue to pay the Base Rent in effect and shall immediately pay to Landlord any deficiency in Base Rent due upon submission of such statement. The Base Rent, as adjusted pursuant to this Section, shall remain in effect for the balance of the initial Term.

V.    COMPLIANCE WITH LAWS; USE.

      The Premises shall be used only for the Permitted Use and for no other use whatsoever except with Landlord's prior written consent (which may be withheld in Landlord's sole discretion). Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations.

VI.   SECURITY DEPOSIT; LETTER OF CREDIT.

      The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of Expenses and Taxes for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

      The Security Deposit may be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of six (6) months of Base Rent due hereunder (at the rate payable for the first 5 years of the Term) and the estimate of Tenant's Monthly Expense and Tax Payment as set forth in Section I.E above; (b) be issued on the form attached hereto as EXHIBIT G; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least 60 days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article VI. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank satisfactory to Landlord at the time of the issuance thereof.

      If Landlord draws on the Letter of Credit as permitted in this Lease or the Letter of Credit, then, upon demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Article VI, equal to the restoration amount required under the Letter of Credit.

VII.  SERVICES TO BE FURNISHED BY LANDLORD.

      A. Landlord agrees to furnish Tenant with the following services in a manner materially consistent with that of the Current Condition (defined hereinbelow): (1) Water service for use in the lavatories on each floor on which the Premises are located, water for drinking fountains and food preparation areas within the Premises, and chilled water for cooling of Tenant's computer equipment; (2) Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are consistent with the Current Condition or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time; (3) Maintenance and repair of the Property as described in Section IX.B.; (4) Janitor service on Business Days. If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services;
            (5) Elevator service; (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; and (7) such other services as are consistent with the Current Condition. The term "Current Condition" for purposes of this Lease shall mean the condition of the Building and the level and quality of utilities and services, as applicable, provided at the Building immediately prior to the Commencement Date. The water usage within the Premises, the chilled water usage for the cooling of Tenant's computer equipment, and Tenant's HVAC usage shall be separately metered. Landlord shall install such meters, and the cost thereof, including the cost of installation, operation and maintenance thereof, as reasonably determined by Landlord, shall be paid by Tenant. Tenant shall pay the cost of its consumption of chilled water, and if Tenant uses water or HVAC in excess of the Current Condition, then Tenant shall also pay for such excess consumption (but without charge, in any event, for depreciation, profit, overhead or administration), including the cost of the installation, operation, and maintenance of equipment which is installed in order to supply the chilled water or the excess consumption of water and/or HVAC, and the cost of increased wear and tear on existing equipment caused by the chilled water usage or such excess consumption, as reasonably determined by Landlord.

      B. Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord, or Landlord's failure to provide access to the Premises (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder retroactive to the beginning of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article
            XV), arising out of or in connection with the failure of any security services, personnel or equipment. Furthermore, if any Service Failure is not due to the intentional acts or negligence of Tenant and shall continue for more than 180 consecutive days, then Tenant shall have the right to terminate this Lease during the first 10 Business Days of each calendar month following the end of such 180-day period until such time as Landlord has cured the Service Failure, which right may be exercised only by delivery of 30 days' notice to Landlord (the "Service Failure Termination Notice") during such 10 Business Day period, and shall be effective as of a date set forth in the Service Failure Termination Notice (the "Service Failure Termination Date"), which Service Failure Termination Date shall not be less than 30 days, and not more than 90 days, following the delivery of the Service Failure Termination Notice. Notwithstanding anything contained in this Section VII.B to the contrary, Tenant's Service Failure Termination Notice shall be null and void if Landlord cures such Service Failure within such 30 day period following receipt of the Service Failure Termination Notice. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease pursuant to the terms of this Section VII.B, if, as of the date of delivery by Tenant of the Service Failure Termination Notice, (A) the first trust deed holder of the Building, if any (the "Bank") has recorded a notice of default on the Building or filed a notice evidencing a legal action by the Bank against Landlord on the Building, and (B) the Bank diligently proceeds to gain possession of the Premises and, to the extent Bank does gain possession of the Premises, the Bank diligently proceeds to cure such Service Failure within 15 Business Days following the 60th consecutive Business Day or 90th non-consecutive Business day in the one year period upon written notice to Landlord without any liability whatsoever to Landlord.


VIII. LEASEHOLD IMPROVEMENTS.

      All improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant given at least 60 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed after the Commencement Date by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant after the Commencement Date and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type, but Required Removables shall not include any such items installed before the Commencement Date. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice (which shall be accompanied by reasonable supporting documentation of the amounts set forth in such invoice), shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables.

IX.   REPAIRS AND ALTERATIONS.

      A. Tenant's Repair Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear and damage due to casualty (subject to Section XVII below) or condemnation excepted. Tenant's obligations shall consist of repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 7% of the cost of the repairs. Notwithstanding the foregoing, if more than 15 days is reasonably required to complete such repairs, then Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to complete such repairs so long as: (i) Tenant commences the work within 15 days, and (ii) Tenant diligently pursues a course of action to complete the work. However, if Tenant's failure to complete the work within 15 days creates a hazardous condition, then the failure may be cured immediately by Landlord.

      B. Landlord's Repair Obligations. Landlord shall use commercially reasonable efforts to keep and maintain in the Current Condition and make repairs to and perform maintenance upon (in order to maintain the Current Condition): (1) structural elements of the Building; (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (3) Common Areas;
            (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

      C. Alterations. Tenant shall not make alterations, additions or improvements to the conditioned Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; and (4) does not require work to be performed inside the demising walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this
            Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems provided the work of such contractors is competitively priced); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums reasonably paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. IN addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 7% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien in recordable form, and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use.

X.    USE OF ELECTRICAL SERVICES BY TENANT.

      A. Electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge payable by Tenant to Landlord within 30 days after billing by Landlord; provided, however, that for so long as the Premises include the entire 4100 Building, Tenant shall have the option to arrange and pay for electricity consumed in the 4100 Building through a direct agreement with the utility supplier. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Notwithstanding the foregoing, Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity, provided that the electrical service provided to the Premises: (1) shall be priced at or below the price Tenant could reasonably expect to attain in a direct agreement with the utility supplier; (2) shall be available and deliverable to the Premises without interruption to the same extent as reasonably could be expected if such service was supplied directly by the same utility supplier as is supplying service on the Commencement Date; and (3) Tenant is not required to bear any cost or expense (whether directly or as a component of Expenses) or suffer any disruption in supply in connection with the change-over in the electrical service supplier. Tenant's electrical usage in the 4100 Building is separately metered. If Landlord reasonably determines that Tenant's electrical usage exceeds what is standard in the 4000 Building, in which case the cost thereof, including the cost of installation, operation and maintenance, as reasonably determined by Landlord, shall be paid by Tenant. Landlord shall be entitled to receive a profit (if permitted by Law) in connection with Landlord's selection of utility companies and the negotiation and administration of contracts for electricity provided the aggregate cost of electricity supplied to the Property (including charges for services such as generation, distribution and stranded costs) does not exceed the cost Landlord could reasonably expect to attain in a direct agreement with the utility supplier.

      B. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity or overall load, the Current Condition. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, additional meters or submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), and installation and maintenance costs shall be paid by Tenant. If Tenant uses electricity in excess of the Current Condition, then Tenant shall pay for such excess consumption (but without charge, in any event, for depreciation, profit, overhead of administration), including the cost of increased wear and tear on existing equipment caused by such excess consumption, as reasonably determined by Landlord.

XI.   ENTRY BY LANDLORD.

      Landlord, its agents, contractors and representatives may enter the Premises to inspect or during the last 12 months of the Term show the Premises, to clean and make reasonable repairs, alterations or additions to the Premises, and to conduct or facilitate reasonable repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction, or entitle Tenant to an abatement or reduction of Rent (except as expressly set forth in this Lease). Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts not to unreasonably interfere with the conduct of the business of Tenant in the Premises. However, the foregoing shall not require Landlord to perform work after Normal Business Hours unless Tenant agrees to reimburse Landlord for the extra cost incurred in connection with such work which exceeds the cost for such work which would have been incurred had it been performed during Normal Business Hours. Notwithstanding anything to the contrary set forth in this Article XI, Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such Secured Areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building structure and/or the Building systems and equipment; (ii) as required by Law, or
(iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord's reasonable approval.

XII.  ASSIGNMENT AND SUBLETTING.

      A. Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if:
            (1) the proposed transferee's financial condition is not reasonably adequate to meet the obligations imposed on Tenant by this Lease (or in the event of a sublease, the obligations imposed by the sublease); (2) the proposed transferee's use is not a Permitted use and either is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is an occupant of the Building or Property, or a governmental agency (unless Landlord, with respect to the Building, has leased space to, or approved subleases with governmental agencies or instrumentalities thereof which are comparable (in terms of use, security issues, express or implied power of eminent domain, reputation, character and size of space in the Building); (4) Tenant is in Monetary Default (defined in Section XIX.A below) or material non-Monetary Default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Building or Premises would become subject to additional or different Laws as a consequence of the proposed Transfer. Tenant shall not be entitled to receive any consequential, special or indirect damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer. Instead, any such claim of Tenant shall be limited to the foreseeable, direct and actual damages incurred by Tenant. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

      B. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 20 days of its receipt of the required information and documentation, either consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing. If Landlord refuses to give such consent, its notice to Landlord shall specify the grounds for such refusal. Tenant shall pay Landlord a review fee equal to the actual out-of-pocket costs, expenses, and attorney fees incurred for Landlord's review of any Permitted Transfer or requested Transfer, including the preparation and negotiation of any consent required of Landlord related to a Transfer. Notwithstanding the foregoing, provided that neither the Tenant nor the proposed transferee requests any changes to this Lease or Landlord's standard form of consent in connection with the proposed Transfer, such costs and expenses shall not exceed $1,500.00.

      C. Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer (the "Transfer Premium"). Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees and construction costs, and any other reasonable and customary costs directly incurred by Tenant in connection with the subject Transfer. In the event that Tenant does not receive a profit and is at a loss for a Transfer, such loss shall be carried forward into the following calendar year for purposes of calculating amounts hereunder to be paid to Landlord.

      D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

      E. So long as Tenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Article XII, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an "Affiliated Party"), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such Transfer a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) the Permitted Use does not allow the Premises to be used for retail purposes; (3) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed Permitted Transfer; (4) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant's net worth at the date of this Lease; and (5) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant's successor shall own all or substantially all of the assets of Tenant, and (b) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) "parent" shall mean a company which owns a majority of Tenant's voting equity; (B) "subsidiary" shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (C) "affiliate" shall mean an entity controlled by, controlling or under common control with Tenant. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Lease other than to another parent, subsidiary or affiliate of the original Tenant named hereunder, such sale or transfer shall be deemed to be a Transfer requiring the consent of Landlord hereunder.

      F. Notwithstanding anything to the contrary contained in this Article XII (but not with respect to transactions occurring under Sections XII.E), in the event Tenant contemplates a Transfer of all or a portion of the Premises, Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section XII.F in order to allow Landlord to elect to recapture and terminate Tenant's Lease of the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within 20 days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date, provided that Landlord shall separately demise the Contemplated Transfer Space, at Landlord's cost, if Tenant would have entered into the Transfer without separately demising the Contemplated Transfer Space. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section XII.F, then, subject to the other terms of this Article XII, for a period of 1 year (the "One Year Period") commencing on the last day of such 20 day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the One Year Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice; provided however, that any such Transfer shall be subject to the remaining terms of this Article XII. If such a Transfer is not so consummated within the One Year Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such One Year Period), Tenant shall again be required to submit a new Intention to Transfer

            Notice to Landlord with respect any contemplated Transfer, as provided above in this Article XII.

XIII. LIENS.

      Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord, together with reasonable supporting documentation.

XIV.  INDEMNITY AND WAIVER OF CLAIMS.

      A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises during the Term or any period during which Tenant holds over in the Premises after the expiration of the Term, or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees, or any breach by Tenant hereunder.

      B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors, or any breach by Landlord hereunder.

      C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under
            Article XV below. Notwithstanding the foregoing, except as provided in Article XVI to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

XV.   INSURANCE.

      Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (2) All Risk Property/Business Interruption Insurance, with Broad form water damage including an Earthquake Sprinkler Leakage endorsement, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, Equity Office Properties Management Corp., a Delaware corporation, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease.

XVI.  SUBROGATION.

      Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII. CASUALTY DAMAGE.

      A. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building lasting more than 180 days shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty;
            (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord (plus the applicable deductible amount, provided that Landlord shall in no event be required to spend the deductible amount in the event of damage by earthquake or acts of terrorism), provided that if Landlord does not have sufficient insurance proceeds (taking into account the applicable deductible amount, provided that Landlord shall in no event be required to spend the deductible amount in the event of damage by earthquake or acts of terrorism) to substantially complete the restoration of the Leasehold Improvements in the Premises and Landlord elects not to fund any shortfall, Landlord shall so notify Tenant and Tenant, within 10 days thereafter, shall have the right to terminate this Lease by the giving of written notice to Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

      B. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness but in all events within 90 days from the date of such occurrence, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 270 days from the date of the damage, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 20 days after receipt of the Completion Estimate. The Premises shall not be considered tenantable until all necessary repairs and reconstruction work has been substantially completed therein and substantially all necessary parking and access to the Premises is available to Tenant. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's contractors or licensees. In addition, Tenant shall have the right to terminate this Lease if: (1) a substantial portion of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired within 60 days after receipt of the Completion Estimate; (2) there is less than 1 year of the Term remaining on the date of such casualty; (3) the casualty was not caused by the negligence or intentional misconduct of Tenant or its agents, employees or contractors; and (4) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of the fire or other casualty. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate this Lease and Landlord does not substantially complete the repair and restoration of the Premises within 2 months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended, but prior to substantial completion of the Premises. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by Tenant; and (ii) any delays caused by events of Force Majeure (defined in Section XXXI.D below).

      C. The provisions of this Lease, including this Article XVII, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

XVIII. CONDEMNATION.

      Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the claim is payable separately to Tenant or is otherwise separately identifiable. Notwithstanding any contrary provision of this Article XVIII, Landlord and Tenant shall each be entitled to receive 50% of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation. Tenant hereby waive any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

XIX.  EVENTS OF DEFAULT.

      Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

      A. Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 5 days after written notice to Tenant ("Monetary Default").

      B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.

      C. A petition is filed by or against Tenant under the United States Bankruptcy Code or any other federal or state laws governing insolvency (and, in the case of a petition filed against Tenant, the same is not discharged within 30 days), or Tenant makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

      D. The leasehold estate is taken by process or operation of Law, and such taking is not stayed or dismissed within 30 days.

XX.   REMEDIES.

      A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XIX or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Article XIX or this Article XX, and waives any and all other notices or demand requirements imposed by applicable law):

            1. Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

                  (a) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

                  (b) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

                  (c) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

                  (d) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                  (e) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

                  The "Worth at the Time of Award" of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 4%. For purposes hereof and of Section XX.D below, the "Prime Rate" shall be the Prime Rate from time to time published in the Money Rates column of The Wall Street Journal; provided, however, if The Wall Street Journal ceases to publish the Prime Rate in its Money Rates column or similar section of The Wall Street Journal, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. The "Worth at the Time of Award" of the amount referred to in part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

            2. Employ the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

            3. Notwithstanding Landlord's exercise of the remedy described in California Civil Code Section 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph XX.A.1.

      B. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

      C. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRAIL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

      D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

      E. If Tenant is in default, then, to the extent permitted by Law, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the lesser of the maximum rate permitted by Law or the Prime Rate plus 3% per annum.

      F. This Article XX shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXI.  LIMITATION OF LIABILITY.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, "INTEREST OF LANDLORD IN

THE PROPERTY" SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

XXII. NO WAIVER.

      Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII. QUIET ENJOYMENT.

      Tenant shall, and may quietly and peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV. INTENTIONALLY OMITTED.

XXV.  HOLDING OVER.

      Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. During the first 15 days of any such holdover, Tenant shall pay an amount equal to 125% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover, calculated and payable on a per day basis for each day in such initial 15 day period that Tenant holds over in the Premises. Thereafter, commencing on the 16th day of any such holdover, Tenant shall pay an amount (on a per calendar month basis without reduction for partial calendar months during the remainder of the holdover) equal to 125% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or
(2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

      A. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Notwithstanding the foregoing in this Section to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord to provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by
            (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for
            (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

      B. Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

XXVII. ATTORNEYS' FEES.

      If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII. NOTICE.

      If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by nationally recognized overnight or same day courier service at the party's respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address in the manner described in this Article.

XXIX. EXCEPTED RIGHTS.

      This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Landlord has the right to change the Building's name or address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to the employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent, provided, however, Tenant shall be entitled to an abatement of

Rent in accordance with Section VIII.B if the Building is closed, other than as required by Law or by order of proper governmental authority, and Tenant is unable to use the Premises as a result of such closure, for a period of at least 3 consecutive Business Days.

XXX.  SURRENDER OF PREMISES.

      At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables in accordance with
Article VIII. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI. MISCELLANEOUS.

      A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

      B. Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

      C. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

      D. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

      E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

      F. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

            Equity Office Properties Management Corp. ("EOPMC") is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

      G. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California. Landlord covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Lease is binding upon Landlord; and
            (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

      H. Time is of the essence with respect to each provision of this Lease in which time is an element. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

      I. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Articles IV, VIII, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

      J. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

      K. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

      L. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant. However, nothing in this Lease shall be construed to obligate Tenant to share with Landlord or any actual or prospective Mortgagee any non-public information concerning Tenant or Tenant's financial condition or business affairs. The parties agree that this Section XXXI.L shall not apply so long as Tenant is a public company and in material compliance with the financial reporting requirements imposed by the Securities and Exchange Commission. This Lease shall be subject and subordinate to, and Tenant agrees to perform and comply with, the terms, conditions and provisions of all documents of record now or hereafter entered into affecting the Building and the Property.

      M. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) matters which could have an adverse effect on the Building structure or the systems and equipment of the Building, or which could affect the exterior appearance of the Building, or which affect signage, or which relate to costs of removal, or (iii) matters covered by
            Article IV (Rent), Article XV (Insurance), Article XIX (Events of Default), or Article XX (Remedies) of this Lease (collectively, the "Excepted Matters"), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

      N. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within 30 days after the receipt of notice from Tenant specifying in detail

            Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than 30 days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such 30 day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. No right or remedy herein conferred upon or reserved to Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Tenant at law or in equity. Forbearance by Tenant to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

XXXII. ENTIRE AGREEMENT.

      This Lease, including the following exhibits and attachments which are hereby incorporated into and made a part of this Lease, constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: EXHIBIT A (Outline and Location of Premises), EXHIBIT B (Building Rules and Regulations), EXHIBIT C (Commencement Letter), EXHIBIT D (Intentionally Omitted), EXHIBIT E (Additional Provisions), EXHIBIT F (Parking Agreement) and EXHIBIT G (Form of Letter of Credit).

[The rest of this page intentionally left blank. Signatures on the next page.]

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                  LANDLORD:

                                  [[SIGNATURE BLOCK OF LANDLORD TO BE PROVIDED]]


                                  TENANT:

                                  INKTOMI CORPORATION, A DELAWARE CORPORATION

                                  By:
                                          -------------------------------

                                  Name:
                                          -------------------------------

                                  Title:
                                          -------------------------------

                                  By:
                                          -------------------------------

                                  Name:
                                          -------------------------------

                                  Title:
                                          -------------------------------

                                    EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES

      This Exhibit is attached to and made a part of the Lease by and between [[LANDLORD'S NAME AND ENTITY TYPE TO BE PROVIDED: EOP-XXX, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY]] ("Landlord") and INKTOMI CORPORATION, A DELAWARE CORPORATION ("Tenant") for space in the Building located at Bayside Towers.

                    [TO BE PROVIDED PRIOR TO LEASE EXECUTION]



                                    EXHIBIT A

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facility (as defined in Section I.Q of the Lease), the Property and the appurtenances. Capitalized terms have the same meaning as defined in the Lease. In the event of any conflict between the terms of this Exhibit B and the Lease, the terms of the Lease shall control.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures, white boards, note boards and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises, except for Secured Areas designated by Tenant. Five keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Landlord's cost and the balance required by Tenant shall be made by Landlord at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be reasonably revised from time to time.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby



                                    EXHIBIT B
areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord at no cost and expense to Tenant, unless Landlord requires extra security for the time of the activity, and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably delayed. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9. Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's reasonable opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances (except as set forth below) shall be used or kept by Tenant in the Premises, Building or about the Property. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect, provided that Tenant may use (in compliance with applicable Law) and/or store in the Premises reasonable quantities of office products which are incidental to the operation of its offices, which products may be considered, or may contain, "hazardous materials" (e.g., photocopier toner and cleaning solutions). Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person



                                    EXHIBIT B
lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees, and then only if the operation does ot violate the lease of any other tenant in the Building.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's non-discriminatory systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

21. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as non-smoking buildings.

22. Landlord shall have the right to designate and approve standard exterior window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that exterior window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.



                                    EXHIBIT B

23. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might unreasonably interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors, and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.



                                    EXHIBIT B

                                    EXHIBIT C

                               COMMENCEMENT LETTER
                                    (EXAMPLE)


Date
               ----------------------
Tenant
               ----------------------
Address
               ----------------------

               ----------------------

               ----------------------

Re: Commencement Letter with respect to that certain Lease dated as of the _____ day of __________, _____, by and between [[LANDLORD'S NAME AND ENTITY TYPE TO BE PROVIDED: EOP-XXX, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY]], as Landlord, and ___________________________, as Tenant, for
      ________ rentable square feet on the ________ floor of the Building located at _____________________________________.

Dear  __________________:

      In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

      1. The Commencement Date of the Lease is ________________________;

      2. The Termination Date of the Lease is ____________________________.

      Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

AGREED AND ACCEPTED:

LANDLORD:                                         TENANT:

[[LANDLORD'S SIGNATURE BLOCK TO BE PROVIDED]]     INKTOMI CORPORATION,
                                                  A DELAWARE CORPORATION

                                                  By:
                                                          ----------------------
                                                  Name:
                                                          ----------------------

                                                  Title:
                                                          ----------------------

                                                  Date:
                                                          ----------------------



                                    EXHIBIT C

                                    EXHIBIT D

                              INTENTIONALLY OMITTED



                                    EXHIBIT D

                                    EXHIBIT E

                              ADDITIONAL PROVISIONS

      This Exhibit is attached to and made a part of the Lease by and between [[LANDLORD'S NAME AND ENTITY TYPE TO BE PROVIDED: EOP-XXX, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY]] ("Landlord") and INKTOMI CORPORATION, A DELAWARE CORPORATION ("Tenant") for space in the Building located at Bayside Towers.

I.    RENEWAL OPTIONS.

      A. Grant of Options; Conditions. Tenant shall have the right to extend the Term (the first option exercisable by Tenant shall be referred to as the "First Option" and the second option exercisable by Tenant shall be referred to as the "Second Option," and collectively the First Option and the Section Option are the "Options") for two additional periods of 5 years each (the "First Option Term" and the "Second Option Term," respectively, and each an "Option Term") commencing on the day following the Termination Date of the initial Term or the end of the First Option term, as applicable, and ending on the 5th anniversary of the Termination Date of the First Option Term or the Second Option Term, as applicable, if:

            1. Landlord receives notice of exercise ("Initial Renewal Notice") not less than 12 full calendar months prior to the expiration of the initial Term or the expiration of the First Option Term, as applicable; and

            2. Tenant is not in Monetary Default or material non-Monetary Default under the Lease beyond any applicable cure periods at the time that Tenant delivers the applicable Initial Renewal Notice or at the time Tenant delivers the applicable Binding Notice (as defined below); and

            3. No more than 25% of the Rentable Square Footage of the Premises in the aggregate is sublet (other than pursuant to a Permitted Transfer, as defined in Article XII of the lease) at the time that Tenant delivers the applicable Initial Renewal Notice or at the time Tenant delivers the applicable Binding Notice.

      B. Terms Applicable to Premises During the First Option Term and the Second Option Term.

            1. The initial Base Rent rate per rentable square foot for the Premises during the First Option Term and the Second Option Term, as applicable, shall equal ninety-five percent (95%) of the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the First Option Term or the Second Option Term, as the case may be, shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the



                                    EXHIBIT E

                  Premises shall be payable in monthly installments in accordance with the terms and conditions of Article IV of the Lease.

            2. Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the First Option Term and the Second Option Term in accordance with Article IV of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the First Option Term or the Second Option Term, as the case may be.

            3.    The parking rate for Tenant's Parking Rights (defined in
                  Section III.A of this Exhibit E) during the First Option Term and the Second Option Term, as applicable, shall equal the Prevailing Market for Parking (hereinafter defined) rate.

            4. Landlord shall not be obligated to pay any brokerage commission in connection with any broker representing, or claiming to represent, Tenant in connection with either of the Options.

      C. Procedure for Determining Prevailing Market and Prevailing Market for Parking. Within 30 days after receipt of Tenant's Initial Renewal Notice (but no sooner than the first day of the 14th full calendar month prior to the expiration of the initial Term or the expiration of the First Option Term, as applicable, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises and the parking rate for the applicable Option Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate and parking rate for the applicable Option Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant shall be deemed to have delivered a Rejection Notice. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides (or is deemed to have provided) Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises and the Prevailing Market for Parking rate during the applicable Option Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises and/or the Prevailing Market for Parking rate within 30 days after the date on which Tenant provides (or is deemed to have provided) Landlord with a Rejection Notice, either party, by written notice to the other (the "Arbitration Notice") within 5 Business Days after the



                                    EXHIBIT E
            expiration of such 30 day period, shall have the right to have the Prevailing Market rate and/or the Prevailing Market for Parking rate determined in accordance with the following procedures. If neither party exercises its right to arbitrate, the Option and any subsequent Options shall be deemed to be null and void and of no further force and effect. If either party timely provides the other with an Arbitration Notice, Landlord and Tenant, within 10 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, the Prevailing Market rate shall be the average of the two Estimates. The foregoing procedure shall also be used with respect to the determination of the Prevailing Market for Parking rate. If the Prevailing Market rate and/or the Prevailing Market for Parking rate is not resolved by the exchange of Estimates, Landlord and Tenant, within 10 days after the exchange of Estimates, shall each select an appraiser to determine which of the two applicable Estimates most closely reflects the Prevailing Market rate for the Premises and/or the Prevailing Market for Parking rate. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the vicinity with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises and/or the Prevailing Market for Parking rate, as applicable. The applicable Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Prevailing Market rate and/or the Prevailing Market for Parking rate for the Option Term, as applicable. If either Landlord or Tenant fails to appoint an appraiser within the 10 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two applicable Estimates most closely reflects the Prevailing Market and/or the Prevailing Market for Parking rate, as applicable, within the 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the 2 appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the third appraiser shall make his determination of which of the two applicable Estimates most closely reflects the Prevailing Market rate and/or the Prevailing Market for Parking rate, as applicable, and such Estimate shall be binding on both



                                    EXHIBIT E

            Landlord and Tenant as the Prevailing Market rate and/or the Prevailing Market for Parking rate, as applicable, for the Option Term. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons, provided they have had no dealings with Landlord or Tenant within the immediately preceding 12 month period, to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts reasonably retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Prevailing Market rate and/or the Prevailing Market for Parking rate has not been determined by the commencement date of the applicable Option Term, Tenant shall pay Base Rent and the parking rate upon the terms and conditions in effect for the Premises until such time as the Prevailing Market rate and/or the Prevailing Market for parking rate, as applicable, has been determined. Upon such determination, the Base Rent for the Premises and the parking rate for Tenant's Parking Rights shall be retroactively adjusted, if necessary, to the commencement of the applicable Option Term. If such adjustment results in an underpayment of Base Rent and/or parking charges by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent and/or parking charges by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent or parking charges, as applicable, due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent or parking charges, as applicable, or at Tenant's election, reimburse Tenant within 30 days.

      D. Renewal Amendment. If Tenant is entitled to and properly exercises its applicable Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date, parking charges, and other appropriate terms. The Renewal Amendment shall be sent to Tenant (and thereafter executed and returned by Tenant) within a reasonable time after final determination of the Prevailing Market rate applicable during the First Option Term or the Second Option Term, as applicable. An otherwise valid exercise of the applicable Option shall be fully effective whether or not the Renewal Amendment is executed.

      E. Definition of Prevailing Market. For purposes of the Options, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Foster City, California area (the "Comparable Buildings"). The determination of Prevailing Market shall take into account all relevant factors in determining the current fair market rental rate for premises comparable to the Premises located in the Building and the Comparable Buildings, fully recognizing any material economic differences (but in any event disregarding the presence or



                                    EXHIBIT E
            absence of brokerage commissions) between the terms of this Lease and any comparison lease or amendment, including, without limitation: (1) the creditworthiness of the tenant, (2) the size, configuration and location of the leased premises (including rights to expand or contract), (3) the presence or absence of parking, views and other amenities serving the leased premises, (4) the term of the letting (including options to extend or shorten the term),
            (5) the condition of the leased premises and any improvement allowances or construction obligations of the landlord pertaining thereto, (5) the manner, if any, in which the landlord is reimbursed or otherwise compensated for operating expenses and taxes, (6) any periods of free or abated rent, and (7) any other material concessions, inducements or consideration to be paid to or received by either the landlord or the tenant in connection with the lease in question. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

      F. Definition of Prevailing Market for Parking. For purposes of the Options, "Prevailing Market for Parking" shall mean the arms length fair market parking rate under renewal leases and amendments entered into on or about the date on which the Prevailing Market for Parking is being determined hereunder for space comparable to the Premises in the Building and the Comparable Buildings. The determination of Prevailing Market for Parking shall take into account all relevant factors in determining the current fair market parking rate for premises comparable to the Premises located in the Building and in Comparable Buildings, such as: (1) the creditworthiness of the tenant, (2) the size of the leased premises (including rights to expand or contract), and (3) the term of the letting (including options to extend or shorten the term). The determination of Prevailing Market for Parking shall also take into consideration any reasonably anticipated changes in the Prevailing Market for Parking rate from the time such Prevailing Market for Parking rate is being determined and the time such Prevailing Market for Parking rate will become effective under this Lease.

II.   RIGHT OF FIRST OFFER.

      A. Grant of Right of First Offer. During the initial Term and the Option Terms, Tenant shall have, subject to the provisions of this
            Section II, a right of first offer to lease any space in the 4000 Building (other than the 4th floor thereof) (the "First Offer Space") if such space becomes available for lease as provided hereinbelow. Tenant's right of first offer shall be upon the terms and conditions set forth in this Section II and shall be a one-time right of first offer with respect to every portion, and all of the square footage, of the First Offer Space which is offered to Tenant for lease as set forth in this Section II. In the event that Tenant elects not to lease, as set forth in Section II.C, below, the particular First Offer Space offered to Tenant by Landlord, Tenant's right of first offer with respect to that particular First Offer Space shall terminate and Tenant will no longer have a right of first



                                    EXHIBIT E
            offer to lease that particular First Offer Space. Notwithstanding anything to the contrary contained in this Section II, Tenant's right of first offer contained in this Section II shall be subject and subordinate to any rights of any existing tenant of the Building as of the Commencement Date to lease the First Offer Space, or any portion thereof (whether pursuant to must-take rights, expansion rights, rights of first refusal, first offer rights, or other similar rights), and irrespective of whether the exercise of any such right is consummated pursuant to a lease amendment or a new lease (the "Superior Rights"), and Tenant shall not have any such first offer right to lease any First Offer Space until after such First Offer Space becomes available for lease following the expiration or earlier termination of the lease of the tenant in existence as of the Commencement Date as to such First Offer Space, including renewals thereof (whether or not such renewal is pursuant to an express written provision in such lease and regardless of whether any such renewal is consummated pursuant to a new lease or lease amendment) and the tenant thereunder has vacated such First Offer Space. Notwithstanding any contrary provision of this Section II, Landlord shall not be obligated to pay any brokerage commission in connection with any broker representing, or claiming to represent, Tenant in connection with Tenant's right of first offer hereunder.

      B. Procedure for Offer. Landlord shall give Tenant written notice (the "First Offer Notice") that the First Offer Space shall or has become available for lease by Tenant pursuant to the terms of Tenant's right of first offer, as set forth in this Section II, provided that no holder of the Superior Rights desires to lease all or any portion of such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space for a term coterminous with the Term. The First Offer Notice shall describe the space so offered to Tenant, including, without limitation, Landlord's determination of the rentable square footage thereof, and shall also set forth Landlord's determination of the First Offer Rent, (defined in Section II.D below), and the other terms upon which Landlord is willing to lease such space to Tenant. After Landlord delivers the First Offer Notice to Tenant, Tenant may submit a written request to Landlord for access to the First Offer Space to view the First Offer Space. After receiving any such written notice from Tenant, Landlord shall use commercially reasonable efforts to arrange a mutually convenient time for Tenant and a representative of Landlord to walk through the First Offer Space.

      C. Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within 10 days of Tenant's receipt of the First Offer Notice, Tenant shall deliver written notice to Landlord ("Tenant's Election Notice") pursuant to which Tenant shall elect either to: (i) lease the entire First Offer Space described in the First Offer Notice at the First Offer Rent and upon the terms contained in such notice; or (ii) refuse to lease the First Offer Space, specifying that Tenant is not interested in exercising its right of first offer for the First Offer Space, in which event Tenant's right of first offer with respect to the First Offer Space described in the First Offer Notice shall terminate and be of no further force or effect and Landlord shall be



                                    EXHIBIT E
            free to lease such First Offer Space or any portion thereof to anyone to whom Landlord desires on any terms Landlord desires. If Tenant does not timely notify Landlord of its election of either of the options in clauses (i) or (ii) hereinabove, Tenant shall be deemed to have elected the option in clause (ii).

      D. First Offer Rent. The Base Rent payable by Tenant for the First Offer Space (the "First Offer Rent") shall be equal to the greater of (i) the Base Rent rate per rentable square foot payable by Tenant for the initial Premises, subject to adjustment at the same time as and pursuant to the same schedule for the initial Premises as set forth in Section I.D of the Lease and Section I of this Exhibit E, or (ii) the Prevailing Market for First Offer Space (defined in
            Section II.H below). If Landlord determines in the First Offer Notice that the First Offer Rent shall be the Prevailing Market for First Offer Space, then concurrent with Tenant's delivery of Tenant's Election Notice exercising such right of first offer, Tenant may object in writing to Landlord's determination of the Prevailing Market for First Offer Space set forth in the First Offer Notice, in which case the Prevailing Market for First Offer Space shall be determined in accordance with the procedures set forth in
            Section II.I below. If Tenant does not timely object in writing to Landlord's determination of the Prevailing Market for First Offer Space, then Tenant shall be deemed to have accepted such determination and the procedures in Section II.I below shall not apply.

      E. Construction In First Offer Space. If Tenant leases the First Offer Space pursuant to the terms of this Section II, Tenant shall take the First Offer Space in its "as is" condition as of the date of delivery of such space by Landlord to Tenant, and Tenant may construct, at Tenant's sole cost and expense, improvements in the First Offer Space pursuant to the terms of Section IX.C of the Lease; provided, however, Tenant may receive a tenant improvement allowance to construct tenant improvements in the First Offer Space to the extent, if any, included in the definition of "First Offer Rent", as set forth in Section II.D above.

      F. Amendment to Lease. If Tenant timely exercises its right of first offer, Landlord shall prepare an amendment (the "Right of First Offer Amendment") adding the applicable First Offer Space to the Premises on the terms set forth in this Section II. A copy of the Right of First Offer Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of Tenant's Election Notice, and Tenant shall execute and return the Right of First Offer Amendment to Landlord within a reasonable time period thereafter, but an otherwise valid exercise of the right of first offer shall be fully effective whether or not the Right of First Offer Amendment is executed. Tenant shall commence payment of Rent for the First Office Space, and the term of Tenant's lease of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the "First Offer Commencement Date") and terminate coterminously with the termination of the Term, as the same may be extended pursuant to Section I of this Exhibit E, above.



                                    EXHIBIT E

      G. Suspension of Right of First Offer. At Landlord's option, in addition to its other remedies under the Lease, Tenant shall not have the right to lease the First Offer Space, as provided in this
            Section II, if, as of the date of the attempted exercise of such right of first offer by Tenant, or as of the scheduled date of delivery of the First Offer Space to Tenant, (i) there is less than three (3) years left in the Term, or (ii) Tenant is in default under the Lease beyond any applicable notice and cure periods. In addition, and notwithstanding anything to the contrary contained in this Section II, the rights to lease the First Offer Space contained in this Section II shall be personal to the Tenant originally named in the Lease (the "Original Tenant") and the assignee under a Permitted Transfer by the Original Tenant (the "Permitted Assignee"), and may only be exercised by the Original Tenant or such Permitted Assignee, as the case may be (but not by any other assignee, sublessee or transferee of Tenant's interest in the Lease or the Premises, or any part thereof) if, at the time of the attempted exercise of such right of first offer, the Original Tenant and/or the Permitted Assignee is in physical occupancy and possession of at least 75% of the then existing Premises.

      H. Definition of Prevailing Market for First Office Space. For purposes of this Section II, "Prevailing Market for First Offer Space" shall mean the annual rental rate per rentable square foot for space comparable to the First Offer Space in the Building and the Comparable Buildings under leases and renewal and expansion amendments being entered into at or about the time that the Prevailing Market for First Office Space is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the applicable First Offer Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

      I. Procedure for Determining Prevailing Market for First Offer Space. If Tenant timely objects to Landlord's determination of the Prevailing Market for First Offer Space in Tenant's Election Notice, then Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market for First Offer Space. Upon agreement Tenant shall provide Landlord with a written notice and Landlord and Tenant shall enter into the Right of First Offer Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market for First Offer Space within 30 days after the date on which Tenant provides Landlord with Tenant's Election Notice, either party, by written notice to the other (the "First Offer Arbitration Notice") within 5 Business Days after the expiration of such 30 day period, shall have the right to have the Prevailing Market for First Offer Space determined in accordance with the following procedures. If neither party



                                    EXHIBIT E
            exercises its right to arbitrate, Tenant's exercise of such right of first offer shall be deemed to be null and void and of no further force and effect. If either party timely provides the other with a First Offer Arbitration Notice, Landlord and Tenant, within 10 days after the date of the First Offer Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market for First Offer Space (collectively referred to as the "First Offer Estimates"). If the higher of such First Offer Estimates is not more than 105% of the lower of such First Offer Estimates, the Prevailing Market for First Offer Space shall be the average of the two First Offer Estimates. If the Prevailing Market for First Offer Space is not resolved by the exchange of First Offer Estimates, Landlord and Tenant, within 10 days after the exchange of First Offer Estimates, shall each select an appraiser to determine which of the two applicable First Offer Estimates most closely reflects the Prevailing Market for First Offer Space. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the vicinity with working knowledge of current rental rates and practices. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two First Offer Estimates most closely reflects the Prevailing Market for First Offer Space. The applicable First Offer Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Prevailing Market for First Offer Space. If either Landlord or Tenant fails to appoint an appraiser within the 10 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two applicable First Offer Estimates most closely reflects the Prevailing Market for First Offer Space, within the 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the 2 appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the third appraiser shall make his determination of which of the two applicable First Offer Estimates most closely reflects the Prevailing Market for First Offer Space and such First Offer Estimate shall be binding on both Landlord and Tenant as the Prevailing Market for First Offer Space. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons, provided they have had no dealings with Landlord or Tenant within the immediately preceding 12 month period, to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts reasonably retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Prevailing Market for First Offer Space has not been determined by the commencement date of Tenant's lease of the applicable First Offer Space, Tenant shall pay Rent upon the terms and conditions in effect for the initial Premises until such time as the Prevailing Market for First Offer Space has been determined. Upon such determination, the Base Rent for the First Offer Space shall be retroactively adjusted, if necessary, to the commencement of



                                    EXHIBIT E

            Tenant's lease of the applicable First Offer Space, using the formula set forth in the first sentence of Section II.D above. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent, or at Tenant's election, reimburse Tenant within 30 days.



                                    EXHIBIT E

                                    EXHIBIT F

                                PARKING AGREEMENT

      This Exhibit (the "Parking Agreement") is attached to and made a part of the Lease by and between [[LANDLORD'S NAME AND ENTITY TYPE TO BE PROVIDED]] ("Landlord") and INKTOMI CORPORATION, A DELAWARE CORPORATION ("Tenant") for space in the Building located at Bayside Towers.


1. The capitalized terms used in this Parking Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Parking Agreement. In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.

2. Landlord hereby grants to Tenant and persons designated by Tenant a right to use up to four (4) non-reserved parking spaces per each 1,000 rentable square feet of the Premises (the "Parking Rights") in the surface parking areas in existence as of September 1, 2002 which service the Building ("Parking Facility") during the Term. The use of such spaces shall be provided free of charge during the initial term, provided that during the Option Terms Tenant shall pay the parking rate, if any, determined during the Prevailing Market determination of the Base Rent for the Premises for the Option Term, as set forth in Section I of Exhibit E.

3. In exercising the Parking Rights, Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable rules ("Rules") governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The Rules set forth herein are currently in effect. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

4. The Parking Rights shall be provided on a non-designated "first-come, first-served" basis. Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any independent operator of the Parking Facility. Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant



                                    EXHIBIT F
      hereunder shall not park in any location designated for such assigned or reserved parking spaces. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator's reasonable control. In such event, Landlord shall refund any prepaid parking fee hereunder, prorated on a per diem basis.

5. If Tenant shall default under this Parking Agreement, the operator shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on 10 days' written notice, unless within such 10 day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than 3 times during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord's election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Parking Agreement, and any default under this Parking Agreement shall be a default under the Lease.

                                      RULES

      (i) The Parking Facility hours shall be [TO BE REASONABLY PROVIDED BY LANDLORD] A.M. to [TO BE REASONABLY PROVIDED BY LANDLORD] P.M. on Business Days and [TO BE REASONABLY PROVIDED BY LANDLORD] A.M. to [TO BE REASONABLY PROVIDED BY LANDLORD] P.M. on Saturday, however, subject to the provisions set forth herein, Tenant shall have access to the Parking Facility on a 24 hour basis, 7 days a week. Notwithstanding the foregoing, Landlord reserves the right to establish and change Parking Facility hours from time to time. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

      (ii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

      (iii) All directional signs and arrows must be observed.



                                    EXHIBIT F

      (iv)  The speed limit shall be 5 miles per hour.

      (v) Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

      (vi) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

            (a)   Areas not striped for parking

            (b)   aisles

            (c)   where "no parking" signs are posted

            (d)   ramps

            (e)   loading zones

      (vii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

      (viii) Monthly fees shall be payable in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. No deductions or allowances from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees.

      (ix) Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

      (x)    Every parker is required to park and lock his/her own car.

      (xi) Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the Parking Facility immediately.

      (xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

      (xiii) Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.



                                    EXHIBIT F

6. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT'S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT'S USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD'S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD'S WILLFUL MISCONDUCT.

7. Without limiting the provisions of Paragraph 6 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

8. The provisions of Article XXI of the Lease are hereby incorporated by reference as if fully recited.

      Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of agreeing to this instrument.



                                    EXHIBIT F

                                    EXHIBIT G

                            FORM OF LETTER OF CREDIT

                            ------------------------
                         [Name of Financial Institution]

                                               Irrevocable Standby
                                               Letter of Credit
                                               No.
                                                   ------------------------
                                               Issuance Date:
                                                              -------------
                                               Expiration Date:
                                                               ------------
                                               Applicant:
                                                         ------------------

Beneficiary
[Insert Name of Landlord]
[Insert Building management office address]

-----------------------------

-----------------------------

-----------------------------

Ladies/Gentlemen:

      We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.    An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by an authorized signatory or agent reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable
      Standby Letter of Credit No. ____________________ represents funds due and owing to us pursuant to the terms of that certain lease by and between ______________________, as landlord, and _____________, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease."

      It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to:
Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. Any such notice shall be delivered by hand or by recognized overnight courier service and shall be deemed given upon delivery if by hand or one business day after deposit with such overnight courier service. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that:
(a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

      This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

      We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

      All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ______________________________________________ to the attention of
__________________________________, and must be delivered by hand or by a recognized overnight courier service. Such notice shall be deemed given upon delivery if delivered by hand or one business day after deposit with such overnight courier service.

                                                   Very truly yours,

                                                   -----------------------

                                                          [name]
                                                   -----------------------

                                                          [title]
                                                   -----------------------



                                    EXHIBIT G
                                       -2-